[GRAPHIC]                                                        Exhibit (17)(i)

FUNDS

ANNUAL REPORT

DECEMBER 31, 2004

CLASSES I AND S

ING VARIABLE PRODUCT FUNDS

DOMESTIC EQUITY AND INCOME PORTFOLIOS

-  ING VP BALANCED PORTFOLIO
-  ING VP GROWTH AND INCOME PORTFOLIO

DOMESTIC EQUITY GROWTH PORTFOLIOS

-  ING VP GROWTH PORTFOLIO
-  ING VP SMALL COMPANY PORTFOLIO

DOMESTIC EQUITY VALUE PORTFOLIO

-  ING VP VALUE OPPORTUNITY PORTFOLIO

FIXED INCOME PORTFOLIOS

-  ING VP INTERMEDIATE BOND PORTFOLIO
   (FORMERLY, ING VP BOND PORTFOLIO)
-  ING VP MONEY MARKET PORTFOLIO

GLOBAL AND INTERNATIONAL EQUITY PORTFOLIOS

-  ING VP GLOBAL SCIENCE AND TECHNOLOGY PORTFOLIO
-  ING VP INTERNATIONAL EQUITY PORTFOLIO

THIS REPORT IS SUBMITTED FOR GENERAL INFORMATION TO SHAREHOLDERS OF THE ING FUNDS. IT IS NOT AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE SHAREHOLDERS UNLESS ACCOMPANIED OR PRECEDED BY A PROSPECTUS WHICH INCLUDES DETAILS REGARDING THE FUNDS' INVESTMENT OBJECTIVES, RISKS, CHARGES, EXPENSES AND OTHER INFORMATION. THIS INFORMATION SHOULD BE READ CAREFULLY.

[ING LOGO]

                                TABLE OF CONTENTS

               President's Letter                                         1

               Market Perspective                                         2

               Portfolio Managers' Reports                                4

               Shareholder Expense Examples                              22

               Report of Independent Registered Public Accounting Firm   25

               Statements of Assets and Liabilities                      26

               Statements of Operations                                  28

               Statements of Changes in Net Assets                       30

               Financial Highlights                                      35

               Notes to Financial Statements                             44

               Portfolios of Investments                                 56

               Tax Information                                           93

               Director and Officer Information                          94

PROXY VOTING INFORMATION

A description of the policies and procedures that the Registrants use to determine how to vote proxies related to portfolio securities is available (1) without charge, upon request, by calling Shareholder Services toll-free at 800-992-0180; (2) on the Registrants' website at www.ingfunds.com and (3) on the SEC's website at www.sec.gov. Information regarding how the Registrants voted proxies related to portfolio securities during the most recent 12-month period ended June 30 is available without charge on the Registrants' website at www.ingfunds.com and on the SEC's website at www.sec.gov.

QUARTERLY PORTFOLIO HOLDINGS

The Registrants file their complete schedule of portfolio holdings with the Commission for the first and third quarters of each fiscal year on Form N-Q. The Registrants' Forms N-Q are available on the SEC's website at www.sec.gov. The Registrants' Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC, and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330; and is available upon request from the Registrants by calling Shareholder Services toll-free at 800-992-0180.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                               PRESIDENT'S LETTER

[PHOTO OF JAMES M. HENNESSY]

Dear Shareholder:

The past year has brought about numerous changes in the mutual funds industry, including requests for additional disclosures. I would like to draw your attention to some additional information you will now see in the reports due, in part, to these new requirements:

- You will see a new section entitled "Shareholder Expense Examples". These examples are intended to illustrate for you the ongoing costs of investing in a mutual fund and to provide a method to compare those costs with the ongoing costs of investing in other mutual funds.

- In addition to the normal performance tables included in the Portfolio Managers' Reports, there are now additional graphical or tabular presentations, which illustrate the current holdings of the funds as of the period-end.

- Each fund now also files its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. These Forms are available for shareholders to view on the SEC's website at www.sec.gov.

We welcome these changes and believe that they will provide valuable information to our shareholders. We hope you will find these additional disclosures beneficial and easy to understand.

On behalf of ING Funds, I thank you for your continued support and confidence and look forward to serving you in 2005 and beyond.

Sincerely,


/s/ James M. Hennessy


James M. Hennessy
President
ING Funds
January 25, 2005

MARKET PERSPECTIVE: YEAR ENDED DECEMBER 31, 2004

In our semi-annual report, we referred to sharp swings in sentiment as investors took stock after the handsome gains of 2003. By the middle of the year, the markets had not done much of anything; however, over the next six months sentiment would change twice more and in the end major asset classes posted respectable returns for the year, if not better.

GLOBAL EQUITIES gained 10.8% in the six months ended December 31, 2004, according to the Morgan Stanley Capital International ("MSCI") World Index(1), including net reinvested dividends, and 14.7% for entire year. Nearly one quarter of the annual gain was due to dollar weakness, the main story in the CURRENCY markets. The dollar was ahead for most of the year, but by mid October had succumbed to continuing concern over the United States twin budget and trade deficits and whether overseas investors would continue to finance them, raising the nightmare of a disorderly slide in the dollar. In 2004, the euro gained 7.6%, a new record. The yen rose 4.5% to a level not seen since early 2000, while the pound stood 7.4% higher, at a remarkable 12-year peak.

Perhaps the most notable feature in investment grade U.S. FIXED INCOME markets in the second six months was the curious "curve flattening" trend. Short-term interest rates drifted up as the Federal Open Market Committee ("FOMC") raised the Federal Funds rate four times, by 1% in all, while bond yields ignored this and fell in the face of weak economic data and continued foreign central bank purchases. Contrary to earlier fears, tame inflation was a backdrop throughout, while the influential employment reports were weak in July, August, October and December. On December 15, the spread between the yields on the 10-year Note and the 90-day Treasury Bill fell to a three-year low. For the six months, the yield on 10-year Treasury Notes fell by 40 basis points to 4.22%, but the yield on 13-week Treasury Bills soared 88 basis points to 2.18%. More broadly, the Lehman Brothers Aggregate Bond Index(2) gained 4.18% for the six months. For the whole year, the Index returned 4.34%, underscoring the dominance of the second half in driving market movement, and implying not much underlying price change over the year.

Prices rose on riskier asset classes, however, as investors chased more attractive returns than investment grade bonds were offering. The Lehman Brothers U.S. Corporate High Yield Bond Index(3) for example, returned a robust 9.64% in the six months through December and 11.13% for the year.

U.S. EQUITIES in the form of the Standard & Poor's ("S&P") 500 Index(4), rose 7.2% including dividends for the six months ended December 31, 2004, breaching and holding levels not seen since before September 11, 2001. By year end, the market was trading at a price to earnings level of just under 16 1/2 times 2005 estimated earnings. For the entire year, the Index returned 10.88%. From the middle of the year, equity investors were disappointed by the weak employment reports referred to above and distracted by surging oil prices as well as bad news affecting individual stocks. The market reached its lowest point in mid-August. But after oil prices climbed over $56 per barrel on October 22, and then slumped, equities squeezed out a narrow gain for the month in the last few days. In November, oil prices continued their retreat and the market powered ahead, cheered by this, the clear presidential election result, perceived as business and shareholder friendly, and at last a powerful employment report. By month end, sentiment was further bolstered by an upward revision to third quarter gross domestic product ("GDP") growth to 4%, which was doubtless encouraging. But the data released also showed that the engine of growth, the U.S. consumer, was only saving at the rate of 0.5% per annum, which many regard as unsustainable. In addition, the rate of corporate profits growth was already falling and in 2005 may not reach double digits. It is hard to see then what dynamic propelled the S&P 500 Index to another 3.5% gain in December. And while many commentators celebrated this break out and the fact that smaller-cap indices had by then scaled all-time high levels, others feared a reversal before 2005 was very old.

INTERNATIONAL MARKETS had mixed returns in the second half, but all were inflated in dollar terms by the weakness of that currency. Nonetheless even in LOCAL CURRENCY terms, Europe's markets regained mid-2002 levels. JAPAN EQUITIES rose 4.6% in dollar terms during the period, based on the MSCI Japan Index(5) plus net dividends, but fell 1.7% in yen. For the year, Japan returned 15.9% in dollars. First half optimism about

GDP growth was dashed as growth collapsed or was revised down as the year wore on.

EUROPEAN EXCLUDING ("EX") UK MARKETS advanced 18.2% in the second half of 2004, according to the MSCI Europe ex UK Index(6) (in dollars including net dividends), about one third due to currency. For all of 2004, the region returned 21.6% in dollars. Profits did grow strongly and markets remain cheap, but given all the issues surrounding low domestic demand, unemployment at 8.9% for the last 20 months and inflexible labor markets, arguably they deserve to be.

The UK market returned 15.7% in the six months through December, based on the MSCI UK Index(7) including net dividends, about 40% due to currency. For the whole year, the UK rose 19.6% in dollars. Contrary to the rest of Europe, the Bank of England has been trying to cool consumer demand and a property boom with five interest rate increases in 12 months. They seem to be succeeding for the most part.

----------
(1) The MSCI WORLD INDEX measures the performance of over 1,400 securities listed on exchanges in the United States, Europe, Canada, Australia, New Zealand and the Far East.

(2) The LEHMAN BROTHERS AGGREGATE BOND INDEX is composed of securities from the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index, and the Asset-Backed Securities Index. Total return comprises price appreciation/depreciation and income as a percentage of the original investment.

(3) The LEHMAN BROTHERS U.S. CORPORATE HIGH YIELD BOND INDEX is generally representative of corporate bonds rated below investment-grade.

(4) The STANDARD & POOR'S 500 INDEX is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

(5) The MSCI JAPAN INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Japan.

(6) The MSCI EUROPE EX UK INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, excluding the UK.

(7) The MSCI UK INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in the UK.

ALL INDICES ARE UNMANAGED AND INVESTORS CANNOT INVEST DIRECTLY IN AN INDEX.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE QUOTED REPRESENTS PAST PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE OF AN INVESTMENT WILL FLUCTUATE, AND SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. THE PORTFOLIO'S PERFORMANCE IS SUBJECT TO CHANGE SINCE THE PERIOD'S END AND MAY BE LOWER OR HIGHER THAN THE PERFORMANCE DATA SHOWN. PLEASE CALL (800) 366-0066 OR LOG ON TO www.ingfunds.com TO OBTAIN PERFORMANCE DATA CURRENT TO THE MOST RECENT MONTH END.

MARKET PERSPECTIVE REFLECTS THE VIEWS OF THE CHIEF INVESTMENT RISK OFFICER ONLY THROUGH THE END OF THE PERIOD, AND IS SUBJECT TO CHANGE BASED ON MARKET AND OTHER CONDITIONS.

ING VP BALANCED PORTFOLIO                             PORTFOLIO MANAGERS' REPORT

[CHART]

                                INVESTMENT TYPES*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Common Stock                              59.4%
Preferred Stock                            0.2%
Corporate Bonds/Notes                     10.3%
U.S. Government Agency Obligations        11.5%
U.S. Treasury Obligations                  6.0%
Asset-Backed Securities                    2.8%
Collaterized Mortgage Obligations         10.0%
Municipal Bonds                            0.1%
Other Bonds                                0.5%
Commercial Paper                           3.0%
Repurchase Agreement                       1.3%

* Excludes other assets and liabilities of -16.3% of net assets and 11.2% of net assets for short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP Balanced Portfolio (the "Portfolio") seeks to maximize investment return consistent with reasonable safety of principal, by investing in a diversified portfolio of one or more of the following asset classes: stocks, bonds and cash equivalents. The Portfolio is managed by a team of equity investment specialists led by Hugh T.M. Whelan, Portfolio Manager, and James B. Kauffmann, Portfolio Manager, ING Investment Management Co.-- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio's Class I shares provided a total return of 9.42% compared to 10.88% for the Standard & Poor's ("S&P") 500 Index(1), 4.34% for the Lehman Brothers Aggregate Bond ("LBAB") Index(2) and 8.30% for the Composite Index (60% S&P 500/40% LBAB).

PORTFOLIO SPECIFICS: The equity component of the Portfolio outperformed the S&P 500 Index due to security selection as well as our usual, modest exposure to small- and mid-cap stocks, which outperformed large-cap stocks as a group. Stock selection was strongest in the health care and technology sectors but was weaker in consumer staples and industrials. Sector allocation had a positive impact, with gains from overweights in energy and industrials and an underweight in consumer staples only partially offset by losses from an overweight in technology and an underweight in financials. The Portfolio benefited in particular from overweight positions in TXU Corp., Apple Computer, Inc. and Aetna, Inc., which returned 178%, 201%, and 85%, respectively, for the year. Securities that detracted from results were AT&T Wireless, which we did not own, rose 87%, and Walgreen Co. and Paychex, Inc., two stocks we overweighted and previously held that turned in disappointing results of 6% and -7%, respectively.

The fixed income component of the Portfolio outperformed its benchmark, the Lehman Brothers Aggregate Bond Index during the period as a short duration posture and yield curve exposure proved beneficial. For most of the year, we were well positioned for a rising rate environment in which the yields on shorter maturities rise more than those of longer maturities. Our underweight in five-year maturities was particularly helpful. Nevertheless, we brought the fixed income component back to a neutral duration stance as the year came to a close. Overweights in the outperforming securitized sectors -- mortgage-backed securities, asset-backed securities, and commercial mortgage-backed securities -- also enhanced performance. We maintained our increased allocation to credit, and this sector posted the highest excess returns during the period. Exposure to high yield and emerging markets debt were also significant sources of outperformance.

CURRENT STRATEGY AND OUTLOOK: Our outlook for 2005 is positive for equities. We believe inflation should continue to be benign and oil prices should continue to moderate early in 2005. The Federal Reserve ("Fed") is likely to continue to raise short-term interest rates, while leaving itself latitude to pause. Earnings are still rising, although at a slower pace in 2005. We expect to see job creation pick up after the impacts of higher oil prices percolate through the economy. Given all these economic factors, gross domestic product is likely to decelerate over the next few months to a trend-like growth rate in 2005. Despite increases to the Fed funds rate, longer-term fixed income issues have shown resilience through this period. Looking to 2005, however, we do project rising longer-term rates for the bond market.

The equity portfolio is overweight in the consumer discretionary and energy sectors and underweight in the information technology and financials sectors. However, our overall sector exposures are by design quite close to the S&P 500 Index so that nearly all of our relative performance is driven by individual stock selection.

Tactically, the fixed income portfolio was neutral duration as the year came to a close; however, we continue to believe that the improving domestic economy, signs of increasing inflation, and enduring dollar weakness point to higher rates in the near future. We are neutral home mortgages, overweight asset-backed and commercial mortgage-backed securities, and underweight the intermediate and front ends of the yield curve, which appear most vulnerable in a tightening cycle. We are also underweight agencies, which had witnessed intense regulatory criticism. While stretched valuations in investment-grade credit still warrant caution, credit continues to post positive excess returns, and we have moved closer to neutral credit on a contribution-to-duration basis. Exposures to emerging markets debt and crossover high yield remain intact.

                               TOP TEN INDUSTRIES*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Federal National Mortgage Association                        8.4%
Whole Loan Collaterized Mortgage Obligation                  7.3%
Banks                                                        6.3%
Diversified Financial Services                               5.7%
Oil and Gas                                                  5.5%
Retail                                                       4.8%
Insurance                                                    4.4%
U.S. Treasury Bonds                                          4.1%
Computers                                                    3.4%
Electric                                                     3.1%

* Excludes short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                                         LEHMAN BROTHERS
                                         AGGREGATE BOND      COMPOSITE
                CLASS I   S&P 500 INDEX      INDEX             INDEX
12/31/1994      $10,000      $10,000        $10,000           $10,000
12/31/1995      $12,722      $13,758        $11,847           $12,996
12/31/1996      $14,653      $16,917        $12,278           $14,908
12/31/1997      $17,947      $22,560        $13,463           $18,429
12/31/1998      $20,987      $29,008        $14,632           $22,296
12/31/1999      $23,842      $35,112        $14,512           $24,972
12/31/2000      $23,708      $31,915        $16,199           $24,723
12/31/2001      $22,710      $28,122        $17,567           $23,805
12/31/2002      $20,369      $21,907        $19,369           $21,468
12/31/2003      $24,212      $28,190        $20,164           $25,435
12/30/2004      $26,493      $31,258        $21,039           $27,546

                                                                                                          SINCE INCEPTION
                                                                                                            OF CLASS S
                                                           1 YEAR        5 YEAR         10 YEAR            MAY 29, 2003
                                                        ------------- -------------  ---------------   ----------------------
Class I                                                         9.42%         2.13%           10.22%                      --
Class S                                                         9.06%           --               --                    12.42%
S&P 500 Index(1)                                               10.88%        (2.30)%          12.07%                   17.61%(3)
Lehman Brothers Aggregate Bond Index(2)                         4.34%         7.71%            7.72%                    2.70%(3)
Composite Index (60% S&P 500 Index/40% Lehman
   Brothers Aggregate Bond Index)                               8.30%         1.98%           10.66%                   11.54%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING VP Balanced Portfolio against the S&P 500 Index, the Lehman Brothers Aggregate Bond Index and the Composite Index (60% S&P 500 Index, 40% Lehman Brothers Aggregate Bond Index). The Indices have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on portfolio distributions or the redemption of portfolio shares.

Total returns reflect that the Investment Manager may have waived or recouped fees and expenses otherwise payable by the Portfolio.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGERS, ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGERS' VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The S&P 500 Index is an unmanaged index that measures the performance of securities of approximately 500 large-capitalization companies whose securities are traded on major U.S. stock markets.

(2) The Lehman Brothers Aggregate Bond Index is an unmanaged index composed of securities from the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index and the Asset-Backed Securities Index.

(3)  Since inception performance for the index is shown from June 1, 2003.

ING VP GROWTH AND INCOME PORTFOLIO                    PORTFOLIO MANAGERS' REPORT

[CHART]

                              INDUSTRY ALLOCATION*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Diversified Financial Services            11.9%
Miscellaneous Manufacturing                8.0%
Telecommunications                         6.7%
Oil and Gas                                6.6%
Software                                   5.6%
Semiconductor                              5.4%
Banks                                      5.2%
Healthcare-Products                        4.7%
Pharmaceuticals                            3.9%
Retail                                     3.9%
Agriculture                                3.2%
Media                                      3.2%
Repurchase Agreement                       3.2%
Investment Companies                       2.6%
Electric                                   2.5%
Electronics                                2.5%
Oil and Gas Services                       2.3%
Other                                     18.9%

* Excludes other assets and liabilities of -6.5% of net assets and 6.2% of net assets for short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP Growth and Income Portfolio (the "Portfolio") seeks to maximize total return through investments in a diversified portfolio of common stocks and securities convertible into common stock. The Portfolio is managed by a team of equity investment specialists led by Christopher F. Corapi, Portfolio Manager and Director of Fundamental Equity Research, and Scott Lewis, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio's Class I shares provided a total return of 8.39% compared to the Standard & Poor's ("S&P") 500 Index(1), which returned 10.88% for the same period.

PORTFOLIO SPECIFICS: The Portfolio modestly underperformed the S&P 500 Index benchmark during 2004, but it should be noted that a new investment team took over the management of the Portfolio in May of 2004. While there were areas of both strength and weakness with respect to sector allocation and stock selection, poor stock selection in the technology sector was by far the most negative factor impacting full year performance. The Portfolio was slightly overweighted in the poorly performing technology sector during most of the year and relatively poor stock selection caused further negative impact. The stock positions that detracted from performance included Cisco Systems, Inc., Intel Corp., as well as previously held Hewlett Packard Co., Siebel Systems, Inc. and JDS Uniphase Corp. On the other hand, many stocks contributed to performance across many different sectors such as Aetna, Inc. and Countrywide Financial Corp. in the financial sector, Altria Group, Inc. in consumer staples, Exxon Mobil Corp. in energy and Motorola, Inc. in technology.

Entering 2005, the technology sector remains the most relatively overweighted sector while consumer staples remains the most relatively underweighted versus the benchmark. Overall, the Portfolio is positioned to benefit from those areas where we believe that valuation is attractive, above average earnings growth is forecast and our investment team has a high level of conviction with respect to future price performance. Presently, the three largest sector weightings in the Portfolio are the consumer discretionary, health care and technology sectors.

CURRENT STRATEGY AND OUTLOOK: Despite the strong market advance during the final quarter of 2004, we continue to believe that the markets are moderately attractive. While we expect that interest rates and inflation will rise gradually as 2005 progresses, improving corporate profits, lower energy prices, and reasonable equity valuations all suggest that positive stock market returns are likely this year. During the past several years, value stocks have generally provided better returns than growth stocks, while small capitalization stocks have consistently outperformed their larger cap brethren. Looking ahead, we continue to believe that these areas should generate positive returns; however, we think that portfolios should be gradually tilted toward larger cap and growth oriented names.

                                TOP TEN HOLDINGS*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

General Electric Co.                                         4.1%
Altria Group, Inc.                                           3.2%
Microsoft Corp.                                              3.1%
Citigroup, Inc.                                              3.0%
Tyco International Ltd.                                      3.0%
Johnson & Johnson                                            3.0%
Wells Fargo & Co.                                            2.3%
Intel Corp.                                                  2.1%
Exxon Mobil Corp.                                            1.9%
PepsiCo, Inc.                                                1.7%

*  Excludes short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                              S&P 500
                CLASS I        INDEX
12/31/1994      $10,000       $10,000
12/31/1995      $13,224       $13,758
12/31/1996      $16,459       $16,917
12/31/1997      $21,378       $22,560
12/31/1998      $24,476       $29,008
12/31/1999      $28,739       $35,112
12/31/2000      $25,587       $31,915
12/31/2001      $20,879       $28,122
12/31/2002      $15,661       $21,907
12/31/2003      $19,743       $28,190
12/31/2004      $21,400       $31,258

                                                                                                          SINCE INCEPTION
                                                                                                            OF CLASS S
                                                           1 YEAR        5 YEAR         10 YEAR            JUNE 11, 2003
                                                        ------------- -------------  ---------------   ----------------------
Class I                                                         8.39%        (5.72)%           7.90%                      --
Class S                                                         8.10%           --               --                    12.98%
S&P 500 Index(1)                                               10.88%        (2.30)%          12.07%                   17.61%(2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING VP Growth and Income Portfolio against the S&P 500 Index. The Index has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on portfolio distributions or the redemption of portfolio shares.

Total returns reflect that the Investment Manager may have waived or recouped fees and expenses otherwise payable by the Portfolio.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGER ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGER'S VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The S&P 500 Index is an unmanaged index that measures the performance of securities of approximately 500 large-capitalization companies whose securities are traded on major U.S. stock markets.

(2) Since inception performance for the index is shown from June 1, 2003.

ING VP GROWTH PORTFOLIO                               PORTFOLIO MANAGERS' REPORT

[CHART]

                              INDUSTRY ALLOCATION*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Healthcare-Products                         12.0%
Computers                                    7.4%
Retail                                       6.9%
Software                                     6.5%
Telecommunications                           6.4%
Miscellaneous Manufacturing                  6.0%
Internet                                     5.0%
Pharmaceuticals                              4.8%
Aerospace/Defense                            4.7%
Cosmetics/Personal Care                      4.3%
Diversified Financial Services               4.1%
Healthcare-Services                          3.8%
Agriculture                                  3.4%
Apparel                                      3.0%
Repurchase Agreement                         2.6%
Other                                       19.1%

* Excludes other assets and liabilities of -5.9% of net assets and 5.9% of net assets for short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP Growth Portfolio (the "Portfolio") seeks growth of capital through investment in a diversified portfolio consisting primarily of common stocks and securities convertible into common stocks believed to offer growth potential. The Portfolio is managed by a team of equity investment specialists led by Kenneth Bragdon, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio's Class I shares provided a total return of 7.19% compared to the Russell 1000 Growth Index(1), which returned 6.30% for the same period.

PORTFOLIO SPECIFICS: During the year ended December 31, 2004, the Portfolio benefited from strong stock selection in the "other" (multi-industry) and health care sectors. In addition, positive stock and sector selection due to an overweight position in the energy sector added to relative returns. In the multi-industry sector, Tyco Intl. Ltd. outperformed the market due to the global economic upturn. In addition, the company began to reap the benefits of the restructuring initiated by its new management. Within health care, Gilead Sciences, Inc. and DaVita, Inc. contributed most to relative returns. Gilead's AIDS drug franchise grew quite strongly in 2004 aided by its new drug Truvada. DaVita gained after announcing their intention to purchase Gambro Healthcare's dialysis assets. This pending announcement is expected to have material earnings accretion. In the energy sector, Halliburton Co. and Transocean, Inc. benefited from strong commodity prices and the increased demand for oil services and equipment.

The financial services and technology sectors detracted from relative returns. American Intl. Group, Inc. sold off following the widespread investigation into the selling and commission practices of the property and casualty insurance industry. This was partially offset by the absence of insurance brokerage holdings in the portfolio. Capital market sensitive companies, such as previously held Morgan Stanley and Merrill Lynch & Co., underperformed on weak trading results. The outlook for Countrywide Financial Corp., which was previously held, was disappointing following the release of third-quarter earnings due to a slowdown in mortgage activity. Within the technology sector, bellwether Cisco Systems, Inc. was the largest detractor from results. Weak pricing and rising inventories raised concerns that demand forecasts for the company were too optimistic. Similar factors lead to the negative contribution of Intel Corp and Sandisk Corp., which was held during the period.

CURRENT STRATEGY AND OUTLOOK: The beginning of 2005 has seen lessened political and energy concerns in the U.S., which should allow the market to focus on other factors. We expect the expansion phase of the economic recovery to continue unabated in the near term. This should be accompanied by increased pricing power and corporate profit growth. Barring significantly higher inflation expectations, or a surprisingly weak dollar, large-capitalization growth stocks should perform relatively well, in our view. In addition, we would expect the performance gap between large- and small-capitalization stocks to narrow if not reverse at some point in the future. In that environment, we will continue to invest the portfolio in companies that are demonstrating positive underlying fundamentals at reasonable prices to seek positive results.

                                TOP TEN HOLDINGS*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Microsoft Corp.                                              4.3%
Johnson & Johnson                                            4.0%
Monsanto Co.                                                 3.4%
International Business Machines Corp.                        3.3%
Dell, Inc.                                                   2.8%
Qualcomm, Inc.                                               2.8%
Gilead Sciences, Inc.                                        2.8%
Procter & Gamble Co.                                         2.6%
General Electric Co.                                         2.6%
Tyco Intl. Ltd.                                              2.5%

*  Excludes short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                             RUSSELL 1000
               CLASS I       GROWTH INDEX
12/13/1996      $ 10,000       $ 10,000
12/31/1996      $ 10,153       $  9,804
12/31/1997      $ 13,505       $ 12,793
12/31/1998      $ 18,593       $ 17,745
12/31/1999      $ 25,095       $ 23,629
12/31/2000      $ 22,095       $ 18,331
12/31/2001      $ 16,115       $ 14,587
12/31/2002      $ 11,451       $ 10,519
12/31/2003      $ 14,928       $ 13,648
12/31/2004      $ 16,001       $ 14,509

                                                                                SINCE INCEPTION           SINCE INCEPTION
                                                                                  OF CLASS I                 OF CLASS S
                                          1 YEAR            5 YEAR             DECEMBER 13, 1996          NOVEMBER 1, 2001
                                       -------------   ------------------   ------------------------    ---------------------
Class I                                        7.19%               (8.60)%                     6.01%                      --
Class S                                        6.98%                  --                         --                     1.12%
Russell 1000 Growth Index(1)                   6.30%               (9.29)%                     4.71%(2)                 2.70%

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING VP Growth Portfolio against the Russell 1000 Growth Index. The Index has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on portfolio distributions or the redemption of portfolio shares.

Total returns reflect that the Investment Manager may have waived or recouped fees and expenses otherwise payable by the Portfolio.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGER ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGER'S VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The Russell 1000 Growth Index measures the performance of the 1,000 largest companies in the Russell 3000 Index with higher price-to-book ratios and higher forecasted growth. The Russell 3000 Index is an unmanaged index that measures the performance of 3,000 U.S. companies based on total market capitalization.

(2) Since inception performance for the index is shown from December 1, 1996.

[CHART]

                              INDUSTRY ALLOCATION*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Real Estate Investment Trusts          8.7%
Software                               5.7%
Oil and Gas                            5.1%
Banks                                  4.8%
Aerospace/Defense                      4.4%
Healthcare-Services                    4.3%
Electronics                            4.1%
Computers                              4.1%
Repurchase Agreement                   3.8%
Pharmaceuticals                        3.6%
Machinery-Diversified                  3.0%
2 - 3% Industries(1)                  26.8%
1 - 2% Industries(2)                  13.0%
Less than 1% Industries(3)             8.2%

*    Excludes other assets and liabilities of 0.4% of net assets.
(1)  Includes eleven industries, which each represent 2 - 3% of net assets.
(2)  Includes nine industries, which each represent 1 - 2% of net assets.
(3) Includes twelve industries, which each represent less than 1% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP Small Company Portfolio (the "Portfolio") seeks growth of capital primarily through investment in a diversified portfolio of common stocks and securities convertible into common stocks of companies with smaller market capitalizations. The Portfolio is managed by a team of equity investment specialists led by Carolie Burroughs, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio's Class I shares provided a total return of 14.39% compared to the Russell 2000 Index(1), which returned 18.33% for the same period.

PORTFOLIO SPECIFICS: Sector rotation prevailed in the market, as investors flocked to or fled from groups of stocks based on underlying macro trends -- oil prices, commodity prices, and chip prices (semiconductors); dividend yields and cash flow yields; interest rates and cap rates; and even the outcome of the presidential election. Our stock selection in the producer durables and utilities sectors contributed positively to the Portfolio's performance. Stock selection in the consumer staples and health care sectors contributed negatively. The largest individual positive contributors to performance during the period were Southwestern Energy Co., Louisiana Pacific Corp., and Terex Corp. The most disappointing holdings were Lexar Media, Inc., which was held during the period, Knight Trading Group, Inc., and Cumulus Media, Inc. Our underweight position in health care contributed positively to the Portfolio's performance, while our 2 - 4% average cash position in a rising market was a drag on returns.

During the year, we moved from an underweight position in the autos and transportation sector to a slight overweight. We trimmed back to a market weight position at the end of the year as this sector rose almost 20% during the fourth quarter. In the energy and financial services sectors, we added stocks that are less impacted by the direction of oil prices and interest rates, respectively. We reduced our position in the technology sector by more than 200 basis points, effectively emphasizing the more defensive technology stocks. Toward the end of the period, we trimmed our exposure in producer durables, our best performing sector, as investors began to take profits. We continued to maintain the plus or minus 5% over- or underweighting limit for all of our sector weights and a style neutral position to mitigate harm caused by market swings.

CURRENT STRATEGY AND OUTLOOK: We are encouraged by the economic data presented in 2004, and expect the U.S. economy to continue its gradual pace of expansion in 2005. Although we expect the U.S. equities market to finish 2005 in positive territory, we anticipate a rocky first half. We expect ongoing sector rotation, especially if the Federal Reserve voices greater concern over inflation. We also anticipate further shifts in asset allocation, which may cause the smaller capitalization benchmarks to underperform, despite improving fundamentals. However, this will likely set the stage for the second half of 2005, during which we expect the market to reward those stocks with stronger fundamentals.

We expect the small-cap cycle to complete its final phase. First of all, multiples of smaller capitalization stocks relative to large-cap stocks are still below historical averages, yet forward earnings expectations for large-cap stocks are only at a slight discount to those for small-cap stocks. Although productivity gains and a weak dollar have contributed to near-term profitability for large-cap stocks, in the long run, expectations for large-cap stocks are still too high. Second, access to capital for small-cap stocks has improved, particularly in the convertible debt and high yield markets. Growth in commercial lending by the banking industry benefits smaller companies. Finally, merger and acquisition activity remains strong. On a price-to-cash basis, large-cap companies still trump their smaller capitalization counterparts. We expect consolidation to continue with most deals continuing to occur in the small-cap space.

Looking forward, we are optimistic on the economic recovery and U.S. equities market. Whatever challenges the market presents in the short term, we continue to follow our discipline and focus on stocks that have the best fundamentals to outperform over the long run. We believe the Portfolio is well positioned to benefit as the small-cap cycle continues to move up the market cap spectrum and better quality stocks begin to consistently outperform.

                                TOP TEN HOLDINGS
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Avid Technology, Inc.                                     2.2%
Terex Corp.                                               1.8%
Corn Products Intl., Inc.                                 1.8%
Select Medical Corp.                                      1.6%
Southwestern Energy Co.                                   1.6%
Kindred Healthcare, Inc.                                  1.6%
Ametek, Inc.                                              1.6%
Hudson United BanCorp                                     1.6%
Denbury Resources, Inc.                                   1.5%
Potlatch Corp.                                            1.5%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                                   RUSSELL 2000
                          CLASS I     INDEX
        12/27/1996      $ 10,000     $ 10,000
        12/31/1996      $ 10,123     $ 10,000
        12/31/1997      $ 13,614     $ 12,236
        12/31/1998      $ 13,764     $ 11,924
        12/31/1999      $ 18,009     $ 14,459
        12/31/2000      $ 19,220     $ 14,022
        12/31/2001      $ 19,988     $ 14,371
        12/31/2002      $ 15,346     $ 11,427
        12/31/2003      $ 21,095     $ 16,827
        12/31/2004      $ 24,131     $ 19,911

                                                                             SINCE INCEPTION             SINCE INCEPTION
                                                                                OF CLASS I                  OF CLASS S
                                      1 YEAR             5 YEAR             DECEMBER 27, 1996            NOVEMBER 1, 2001
                                   --------------   ------------------     -------------------          ------------------
Class I                               14.39%              6.02%                   11.62%                          --
Class S                               14.09%                --                       --                         9.49%
Russell 2000 Index(1)                 18.33%              6.61%                    8.99%(2)                    15.65%

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING VP Small Company Portfolio against the Russell 2000 Index. The Index has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on portfolio distributions or the redemption of portfolio shares.

Total returns reflect that the Investment Manager may have waived or recouped fees and expenses otherwise payable by the Portfolio.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGER, ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGER'S VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index. The Russell 3000 Index is an unmanaged index that measures the performance of 3,000 U.S. companies based on total market capitalization.

(2) Since inception performance for the index is shown from January 1, 1997.

ING VP VALUE OPPORTUNITY PORTFOLIO                    PORTFOLIO MANAGERS' REPORT

[CHART]

                               INDUSTRY ALLOCATION
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Diversified Financial Services                   13.0%
Oil and Gas                                      12.2%
Insurance                                         8.3%
Banks                                             6.9%
Savings and Loans                                 6.4%
Food                                              4.7%
Chemicals                                         4.6%
Telecommunications                                4.0%
Electrical Components and Equipment               3.4%
Aerospace/Defense                                 3.1%
Electronics                                       3.1%
Agriculture                                       3.1%
Miscellaneous Manufacturing                       2.9%
Cosmetics/Personal Care                           2.5%
Media                                             2.4%
Other                                            19.4%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP Value Opportunity Portfolio (the "Portfolio") seeks growth of capital primarily through investment in a diversified portfolio of common stocks and securities convertible into common stock. The Portfolio is managed by a team of equity investment specialists led by William F. Coughlin, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio's Class I shares provided a total return of 10.15% compared to the Russell 1000 Value Index(1) and the Russell 1000 Index(2), which returned 16.49% and 11.40%, respectively, for the same period.

PORTFOLIO SPECIFICS: The investment team focuses on high quality companies selling at low price to earnings multiples. The Portfolio is well diversified, with exposure to all the major economic sectors and remains sensitive to the sector weighting of its Russell 1000 Value Index benchmark. During 2004, both sector allocation and stock selection combined to cause the Portfolio to underperform its benchmark. The Portfolio underperformed the benchmark's return in all sectors. The worst performing stock was Koninklijke Philips Electronics NV. The Portfolio's largest sector exposure was a 31.1% average weighting in financial services, somewhat below the 34.0% benchmark weighting. While this underweighting had a reasonably neutral allocation impact on results, the poor price performance of the Portfolio's financial services positions, especially American Intl. Group, Inc. and Fannie Mae, had a decidedly more negative overall effect. The health care sector also negatively impacted overall results from both a sector allocation and stock selection perspective as overweighting this poorly performing sector severely reduced the sector allocation contribution, while several positions, including previously held Bristol-Myers Squibb Co. and Merck & Co., as well as Pfizer, Inc., all suffered price declines in 2004. This had a negative impact on Portfolio results. The strongest contribution from sector allocation was the result of overweighting the energy sector, but while the Portfolio's stocks performed very well as a group (+26.0%), this was below the benchmark energy sector return of 30.6%. Several stocks in this sector were particularly strong, including Exxon Mobil Corp., ChevronTexaco Corp. and Halliburton Co. Overall, this sector was a positive contributor from a sector allocation perspective, but negative when considering specific stock selection.

CURRENT STRATEGY AND OUTLOOK: Despite the strong market advance during the final quarter of 2004, we continue to believe that the markets are moderately attractive. While we expect that interest rates and inflation will rise gradually as 2005 progresses, improving corporate profits, lower energy prices, and reasonable equity valuations all suggest that positive stock market returns are likely this year. During the past several years, value stocks have generally provided better returns than growth stocks, while small capitalization has consistently outperformed larger cap stocks. Looking ahead, we continue to believe that these areas should generate positive returns; however, we think that portfolios should be gradually tilted toward larger cap, growth-oriented names.

                                TOP TEN HOLDINGS
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Bank of America Corp.                                                     3.8%
BP PLC ADR                                                                3.6%
ChevronTexaco Corp.                                                       3.5%
Washington Mutual, Inc.                                                   3.4%
Emerson Electric Co.                                                      3.4%
Nestle SA ADR                                                             3.1%
General Dynamics Corp.                                                    3.1%
Exxon Mobil Corp.                                                         3.1%
Wells Fargo & Co.                                                         3.1%
American Intl. Group, Inc.                                                3.1%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                            S&P 500    RUSSELL 1000  RUSSELL 1000
               CLASS I(a)   INDEX(d)  VALUE INDEX(b)  INDEX(c)
12/13/1996      $ 10,000    $ 10,000    $ 10,000      $ 10,000
12/31/1996      $ 10,215    $  9,805    $  9,872      $  9,838
12/31/1997      $ 14,235    $ 13,078    $ 13,346      $ 13,070
12/31/1998      $ 17,423    $ 16,839    $ 15,431      $ 16,062
12/31/1999      $ 20,834    $ 20,397    $ 16,565      $ 20,074
12/31/2000      $ 22,958    $ 18,524    $ 17,727      $ 18,510
12/31/2001      $ 20,751    $ 16,324    $ 16,736      $ 16,206
12/31/2002      $ 15,363    $ 12,716    $ 14,138      $ 12,697
12/31/2003      $ 19,142    $ 16,367    $ 18,384      $ 16,492
12/31/2004      $ 21,084    $ 18,145    $ 21,416      $ 18,373

                                                                                 SINCE INCEPTION          SINCE INCEPTION
                                                                                   OF CLASS I                OF CLASS S
                                              1 YEAR           5 YEAR           DECEMBER 13, 1996          JULY 16, 2001
                                           -------------  -----------------   ----------------------     -------------------
Class I                                           10.15%              0.24%                    9.70%                     --
Class S                                            9.88%                --                       --                   (2.38)%
Russell 1000 Value Index(1)                       16.49%              5.27%                    9.88%(4)                6.15%(5)
Russell 1000 Index(2)                             11.40%             (1.76)%                   7.82%(4)                2.35%(5)
S&P 500 Index(3)                                  10.88%             (2.30)%                   7.65%(4)                1.72%(5)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING VP Value Opportunity Portfolio against the S&P 500 Index. The Index has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on portfolio distributions or the redemption of portfolio shares.

Total returns reflect that the Investment Manager may have waived or recouped fees and expenses otherwise payable by the Portfolio.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGER, ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGER'S VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The Russell 1000 Value Index is an unmanaged index that measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values, which more closely tracks the types of securities in which the Portfolio invests than the S&P 500 Index.

(2) The Russell 1000 Index is a comprehensive large-cap index measuring the performance of the largest 1,000 U.S. incorporated companies.

(3) The S&P 500 Index is an unmanaged index that measures the performance of securities of approximately 500 large-capitalization companies whose securities are traded on major U.S. stock markets.

(4) Since inception performance for the index is shown from December 1, 1996.

(5) Since inception performance for the index is shown from August 1, 2001.

ING VP INTERMEDIATE BOND PORTFOLIO                    PORTFOLIO MANAGERS' REPORT

[CHART]

                                INVESTMENT TYPES*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Corporate Bonds/Notes                             25.2%
U.S. Government Agency Obligations                30.0%
U.S. Treasury Obligations                         18.3%
Asset-Backed Securities                            6.7%
Collaterized Mortgage Obligations                 26.3%
Municipal Bonds                                    0.3%
Other Bonds                                        1.1%
Preferred Stock                                    0.5%
Commercial Paper                                   5.0%
Repurchase Agreement                               1.1%

*  Excludes other assets and liabilities of -14.5% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP Intermediate Bond Portfolio (formerly, ING VP Bond Portfolio, the "Portfolio") seeks to maximize total return consistent with reasonable risk by investing in investment-grade corporate bonds and debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. While the Portfolio invests in securities guaranteed by the U.S. Government as to timely payment of interest and principal, the Portfolio shares are not insured or guaranteed. The Portfolio is managed primarily by James B. Kauffmann, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio's Class I shares provided a total return of 4.88% compared to 4.34% for the Lehman Brothers Aggregate Bond (LBAB) Index(1).

PORTFOLIO SPECIFICS: Throughout the year ended December 31, 2004, the Federal Open Market Committee ("FOMC") was true to its oft-stated "measured pace" guidance, with 25 basis points moves starting in June. The Committee continues to focus on developing economic releases, which will influence the timing and size of future tightenings. Yields on shorter-term Treasuries moved higher, while those of 10- and 30-year bonds dropped. In fact, the benchmark 10-year bond closed at 4.22%, despite being as high as 4.50%. The growth in employment lagged past recoveries even as domestic economic news brightened. The dollar dropped against most major currencies, and oil and gold headed higher. Concerns about the twin U. S. deficits continue to vex the currency markets, and the re-election of George Bush has done little to allay fears of the burgeoning costs of social security and Medicare.

Performance benefited during the period from a short duration posture and yield curve exposure. For most of the year, the Portfolio was well positioned for a rising rate environment in which yields on shorter maturities rise more than those of longer maturities. Our underweight in five-year maturities was particularly helpful. Nevertheless, we brought the Portfolio back to a neutral duration stance as the year came to a close. Overweights in the outperforming securitized sectors -- mortgage-backed securities, asset-backed securities, and commercial mortgage-backed securities -- also helped. We maintained our increased allocation to credit, and this sector posted the highest excess returns during the period. Exposure to high yield and emerging markets debt also contributed positively to performance.

CURRENT STRATEGY AND OUTLOOK: While the bond market has renewed its focus on the improving economic releases, we do not believe that the yields on shorter maturity Treasuries fully reflect the pace of economic activity nor likely Federal Reserve tightenings. Some projections place a neutral overnight rate around 4% or 5%, indicating that monetary policy is still highly accommodative.

Tactically, the Portfolio was neutral duration as the year came to a close; however, we continue to believe that the improving domestic economy, signs of increasing inflation and enduring dollar weakness point to higher rates in the near future. We are neutral home mortgages, overweight asset-backed and commercial mortgage-backed securities, and underweight the intermediate and front ends of the yield curve, which appear most vulnerable in a tightening cycle. We are also underweight agencies, which have witnessed intense regulatory criticism. While stretched valuations in investment-grade credit still warrant caution, credit continues to post positive excess returns, and we have moved closer to neutral credit on a contribution-to-duration basis. Exposures to emerging markets debt and crossover high yield remain intact.

                               TOP TEN INDUSTRIES
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Federal National Mortgage Association                                   22.3%
Whole Loan Collaterized Mortgage Obligation                             19.9%
U.S. Treasury Bonds                                                     11.4%
Banks                                                                    6.6%
U.S. Treasury Notes                                                      6.3%
Federal Home Loan Mortgage Corporation                                   5.7%
Commercial Mortgage-Backed                                               5.2%
Diversified Financial Services                                           4.6%
Home Equity Asset-Backed                                                 3.8%
Electric                                                                 3.5%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                                 LEHMAN BROTHERS AGGREGATE
               CLASS I(a)              BOND INDEX(b)
12/31/1994      $ 10,000                 $ 10,000
12/31/1995      $ 11,822                 $ 11,847
12/31/1996      $ 12,248                 $ 12,278
12/31/1997      $ 13,265                 $ 13,463
12/31/1998      $ 14,345                 $ 14,632
12/31/1999      $ 14,238                 $ 14,512
12/31/2000      $ 15,611                 $ 16,199
12/31/2001      $ 16,976                 $ 17,567
12/31/2002      $ 18,391                 $ 19,369
12/31/2003      $ 19,550                 $ 20,164
12/31/2004      $ 20,503                 $ 21,039

                                                                                                      SINCE INCEPTION
                                                                                                         OF CLASS S
                                                      1 YEAR          5 YEAR          10 YEAR           MAY 3, 2002
                                                    ------------  ---------------  ---------------  ---------------------
Class I                                                    4.88%            7.56%            7.44%                    --
Class S                                                    4.58%              --               --                   6.80%
Lehman Brothers Aggregate Bond Index(1)                    4.34%            7.71%            7.72%                  6.19%(2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING VP Intermediate Bond Portfolio against the Lehman Brothers Aggregate Bond Index. The Index has has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on portfolio distributions or the redemption of portfolio shares.

Total returns reflect that the Investment Manager may have waived or recouped fees and expenses otherwise payable by the Portfolio.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGERS, ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGERS' VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The Lehman Brothers Aggregate Bond Index is an unmanaged index composed of securities from the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index and the Asset-Backed Securities Index.

(2) Since inception performance for the index is shown from May 1, 2002.

ING VP MONEY MARKET PORTFOLIO                         PORTFOLIO MANAGERS' REPORT

[CHART]

                                INVESTMENT TYPES*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Corporate Bonds/Notes                       36.5%
Commercial Paper                            33.1%
U.S. Government Agency Obligations           9.8%
Certificate of Deposit                       5.8%
Collaterized Mortgage Obligations            7.4%
Repurchase Agreement                         7.2%

*  Excludes other assets and liabilities of -0.2% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP Money Market Portfolio (the "Portfolio") seeks to provide high current return, consistent with preservation of capital and liquidity, through investment in high-quality money market instruments. The Portfolio is managed by a team of fixed-income specialists led by David S. Yealy, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PORTFOLIO SPECIFICS: The market for money market securities as represented by the LIBOR (London InterBank Offered Rate) curve started the year pricing in very modest expectations for the Federal Open Market Committee ("FOMC") to start raising the Federal Reserve ("Fed") funds rate and discount rate in the later part of the year. Our strategy of maintaining a slightly long weighted average maturity and barbell structure early in the year enhanced the yield for the Portfolio.

The non-farm payroll numbers released in early April indicated an improving labor market. The improvement in the labor market was confirmed by the early May non-farm payroll data release. The markets quickly started to anticipate that the FOMC might act sooner and more aggressively than previously expected. The LIBOR one-month to twelve-month curve steepened to over 100 basis points by mid-June from only 34 basis points at the beginning of the year.

We restructured the Portfolio in May by reducing our holdings of longer maturity securities, shortening the weighted average maturity, eliminating the barbell, increasing our holding of interest sensitive floating rate securities and shifting new purchases to very short maturity securities. This strategy shift worked well during the second half of the year as the FOMC raised the Fed funds rate by 25 basis points five times starting at the end of June. The Fed funds rate ended the year at 2.25% up from 1.00% at the start of the year.

CURRENT STRATEGY AND OUTLOOK: The market as of the end of December was building in significant additional rate increases for 2005. The consensus expectation is for the Fed funds rate to be at 3.50% at the end of 2005. Our strategy heading into 2005 is similar to that employed since May of 2004. We are continuing to focus new purchases to the next FOMC meeting, maintaining a high exposure to floating rate notes, and making selective purchases in the three-month and under maturity sector where yield levels fully price in 25 basis point increases at each of the Fed meetings in between the purchase date and the maturity date. To the extent that the markets start to price in a more aggressive Fed, we are prepared to extend the weighted average maturity of the Portfolio by purchasing longer maturity corporate securities in the nine-month to thirteen-month sector. We will maintain a weighted average maturity shorter than the majority of our competitors until that time.

PRINCIPAL RISK FACTOR(S): An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment, it is possible to lose money by investing in the Portfolio.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGERS ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGERS' VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

Portfolio holdings are subject to change daily.

This report contains statements that may be "forward-looking" statements. Actual results may differ materially from those projected in the "forward-looking" statements.

ING VP GLOBAL SCIENCE AND TECHNOLOGY PORTFOLIO        PORTFOLIO MANAGERS' REPORT

[CHART]

                              INDUSTRY ALLOCATION*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Semiconductors                                19.4%
Software                                      18.1%
Telecommunications                            14.4%
Pharmaceuticals                                8.8%
Computers                                      8.3%
Biotechnology                                  7.7%
Internet                                       7.3%
Healthcare-Products                            6.2%
Electronics                                    3.1%
Electrical Components and Equipment            2.1%
Commercial Services                            1.3%
Leisure Time                                   0.7%

*  Excludes other assets and liabilities of 2.6% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP Global Science and Technology Portfolio (the "Portfolio") seeks long-term capital appreciation by investing primarily in equity securities issued by science and technology companies in all market capitalization ranges. The Portfolio is managed by Thomas P. Callan, CFA, Managing Director and Senior Portfolio Manager, and Daniel M. Rea, Vice President and Portfolio Manager, BlackRock Advisors, Inc. -- the Sub-Adviser+.

PERFORMANCE: During the year ended December 31, 2004, the Portfolio provided a total return of -1.29% compared to 10.88% for the Standard & Poor's ("S&P") 500 Index(1) and 12.09% for the Pacific Stock Exchange ("PSE") Technology Index(2).

PORTFOLIO SPECIFICS: For the year ended December 31, 2004, the Portfolio underperformed its benchmark. During the first half of the year, investors became concerned about the sustainability of the recovery of capital spending on information technology. During the third quarter, negative earnings guidance from software companies fed these persistent concerns, and it appeared that excess inventories were building throughout the entire technology sector. Wall Street reaction to this news was negative, and analysts following these companies lowered their expectations. This trend temporarily reversed in the fourth quarter as investors took advantage of more reasonable valuations. Healthcare sector performance was generally driven by capital flows into companies with greater revenue and earnings visibility. As a result, medical device companies outperformed biotechnology companies. Overall, information technology and healthcare stocks were the two worst performing sectors of the S&P 500 Index during the period.

During the year, the Portfolio had less exposure to information technology and healthcare stocks than the benchmark while having heavier exposure to telecommunication services companies. When BlackRock took responsibility for the Portfolio at the beginning of the year, the prior Sub-adviser's sector allocations tilted the Portfolio toward companies with cyclical earnings growth, especially semiconductor devices. This sub-industry encountered challenging supply/demand dynamics, and caused much of the Portfolio's underperformance early in the period. Over time, we moderated this exposure as the Portfolio's mandate evolved to include a broader group of investment opportunities.

The primary sources of underperformance during the year were an underweight in computer hardware combined with negative stock selection and an overweight position in semiconductor devices. In the computer hardware space, lack of exposure to Apple Computer, Inc. and NCR Corp. were the key detractors. In the semiconductors sector, a meaningful overweight to the relatively weak devices sub-industry and poor performance tied to company-specific inventory issues negatively impacted returns. In the healthcare sector, capitalization had a meaningful effect on relative performance as the larger-capitalization biotechnology companies in the benchmark outperformed the smaller companies held by the Portfolio.

On the positive side, relative value was added in wireless telecommunication services, systems software, and Internet retail stocks. Wireless telecom companies levered to improving economies in Russia, Turkey and Indonesia outperformed as subscriber growth and utilization remained robust. In the software group, opportunistic purchases of Veritas Software Corp. and BMC Software, Inc., added value. Finally, category-dominant Internet companies such as eBay, Inc, benefited from increasing on-line traffic and transaction volumes as well as an acceleration in on-line advertising and gained significantly during the period as a result.

CURRENT STRATEGY AND OUTLOOK: Despite the prospects for rising short-term interest rates, we believe low interest rates and high corporate cash balances may support additional capital spending. As a result, we maintain a favorable outlook on the technology sector, despite the recent weakness. In fact, we believe this gives us the opportunity to increase our exposure to select segments of the market, as some valuations have become attractive.

                                TOP TEN HOLDINGS
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Microsoft Corp.                                                           2.0%
Oracle Corp.                                                              1.7%
International Business Machines Corp.                                     1.6%
SAP AG ADR                                                                1.6%
Electronic Arts, Inc.                                                     1.5%
Boston Scientific Corp.                                                   1.5%
Samsung Electronics Co. Ltd.                                              1.5%
Cisco Systems, Inc.                                                       1.5%
Genentech, Inc.                                                           1.5%
Agilent Technologies, Inc.                                                1.4%

----------
+ Subsequent to the period end, Erin Xie, Director and Portfolio Manager, replaced Daniel M. Rea.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                                                                    GOLDMAN SACHS TECHNOLOGY
            CLASS I INDEX        S&P 500    PSE TECHNOLOGY INDEX   INDUSTRY COMPOSITE INDEX
5/1/2000        $ 10,000          $ 10,000          $ 10,000                $ 10,000
12/31/2000      $  5,880          $  9,155          $  7,492                $  5,880
12/31/2001      $  4,530          $  8,068          $  6,336                $  4,208
12/31/2002      $  2,660          $  6,285          $  4,234                $  2,514
12/31/2003      $  3,870          $  8,089          $  6,463                $  3,876
12/31/2004      $  3,820          $  8,968          $  7,244                $  3,988

                                                                                                          SINCE INCEPTION
                                                                                                            OF CLASS I
                                                                                            1 YEAR          MAY 1, 2000
                                                                                         -------------  --------------------
Class I                                                                                         (1.29)%              (18.62)%
S&P 500 Index(1)                                                                                10.88%                (2.31)%
PSE Technology Index(2)                                                                         12.09%                (6.66)%
Goldman Sachs Technology Industry Composite Index(3)                                             2.91%               (17.87)%

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING VP Global Science and Technology Portfolio against the S&P 500 Index, the PSE Technology Index and the Goldman Sachs Technology Industry Composite Index. The Indices have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on portfolio distributions or the redemption of portfolio shares.

Total returns reflect that the Investment Manager may have waived or recouped fees and expenses otherwise payable by the Portfolio.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGERS, ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGERS' VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The S&P 500 Index is an unmanaged index that measures the performance of securities of approximately 500 large-capitalization companies whose securities are traded on major U.S. stock markets.

(2) The PSE Technology Index, an unmanaged index published by the Pacific Exchange, is comprised of 100 listed and over-the-counter stocks from 15 different industries including computer hardware, software, semiconductors, telecommunications, data storage and processing, electronics and biotechnology. This Index is included as an additional comparative index for Portfolio performance.

(3) The Goldman Sachs Technology Industry Composite Index is a widely recognized, unmanaged index of technology stocks.

ING VP INTERNATIONAL EQUITY PORTFOLIO                 PORTFOLIO MANAGERS' REPORT

[CHART]

                               COUNTRY ALLOCATION
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Japan                        22.1%
United Kingdom               18.8%
Germany                       9.6%
France                        7.0%
Switzerland                   5.5%
Italy                         5.1%
United States                 4.2%
Spain                         3.7%
Netherlands                   3.5%
Sweden                        3.2%
Other                        17.3%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING VP International Equity Portfolio (the "Portfolio") seeks long-term capital growth primarily through investment in a diversified portfolio of common stocks principally traded in countries outside of the United States. The Portfolio is managed by a team of equity investment specialists led by Martin Jansen, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio's Class I shares provided a total return of 17.17% compared to the Morgan Stanley Capital International Europe, Australasia and Far East ("MSCI EAFE") Index(1), which returned 20.70% for the same period.

PORTFOLIO SPECIFICS: In a continuation of the trends manifest in 2003, larger capitalization issues and the growth segment of the investment spectrum performed considerably weaker than the MSCI EAFE Index average. Our "growth at a reasonable price" investment philosophy, with its modest accent on growth and quality, consequently experienced a constant headwind during the year ended December 31, 2004. This was most prevalent in the period through mid-February, after which markets turned more cautious and were more inclined to focus on the integral growth/valuation relationship, which is the core of our investment process.

By design, our process allows for only modest regional over- or under-weightings. Within this context, our regional allocation result for the year was negative, due largely to our underweight in the strongly performing Developed Asia region and the opportunity cost of holding residual cash in a rising market. The bulk of the performance shortfall was attributable to stock selection in Europe and Developed Asia (excluding Japan). Sector positioning (excluding cash) added modest value, with the successful decisions to underweight a weak technology sector and overweight the strong energy sector. However, this was somewhat offset by an underweight position in consumer staples, which performed relatively strongly in the first part of the year.

Within sectors, stock selection proved most disappointing in the consumer discretionary, information technology, industrials and health care sectors. This was partly offset by positive contributions from our holdings in the materials, financials and telecommunication services sectors. At the security level, the worst performers were French technology services company Capgemini, which fell on substantially reduced earnings prospects, and Nokia Oyj, which had disappointing performance due to negative business trends. The most significant positive contribution came from our holdings in the Shell Transport & Trading Co. PLC and Japanese banks Mitsui Trust Holdings, Inc. and Sumitomo Trust & Banking Co., Ltd. The Portfolio also benefited from positions in Telecom Italia S.p.A. and France Telecom SA.

CURRENT STRATEGY AND OUTLOOK: After strong recovery growth in 2003 and the first half of 2004, earnings growth in international markets is expected to decline to approximately 10% in 2005. With international markets in aggregate still undervalued, this would allow for further, albeit more modest, market gains. Given this expectation, our process indicates that stocks with relative earnings sustainability and visibility, which are trading at the low end of their historic premium range, are attractive. We maintain a modest positive exposure to Japan as we expect earnings growth here to exceed expectations, especially in the domestically oriented consumer discretionary sector. A small allocation was made to emerging market securities recently, as there are selective opportunities for above average growth trading at a discount to peers in the developed markets. Our largest active exposure remains the energy sector, which in our opinion remains undervalued. In the defensive growth segment, we prefer healthcare to consumer staples, which have less pricing power and increasing cost pressures. We are underweight in the information technology and industrial sectors.

                               TOP TEN INDUSTRIES
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

     Banks                                                                    21.4%
     Telecommunications                                                       11.4%
     Oil and Gas                                                               9.6%
     Pharmaceuticals                                                           6.7%
     Insurance                                                                 6.0%
     Electric                                                                  5.3%
     Food                                                                      3.4%
     Home Furnishings                                                          2.8%
     Retail                                                                    2.6%
     Electrical Components and Equipment                                       2.1%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                                            MSCI EAFE
                        CLASS I               INDEX
12/22/1997             $  10,000             $  10,000
12/31/1997             $  10,270             $  10,000
12/31/1998             $  12,213             $  12,033
12/31/1999             $  18,482             $  15,318
12/31/2000             $  14,725             $  13,180
12/31/2001             $  11,209             $  10,385
12/31/2002             $   8,219             $   8,759
12/31/2003             $  10,853             $  12,190
12/31/2004             $  12,717             $  14,713

                                                                             SINCE INCEPTION             SINCE INCEPTION
                                                                                OF CLASS I                 OF CLASS S
                                       1 YEAR             5 YEAR            DECEMBER 22, 1997           NOVEMBER 1, 2001
                                    -------------   -------------------   -----------------------     ----------------------
Class I                                    17.17%                (7.20)%                    3.48%                        --
Class S                                    16.87%                   --                        --                       5.74%
MSCI EAFE Index(1)                         20.70%                (0.80)%                    5.67%(2)                  13.13%

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING VP International Equity Portfolio against the MSCI EAFE Index. The Index has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on portfolio distributions or the redemption of portfolio shares.

Total returns reflect that the Investment Manager may have waived or recouped fees and expenses otherwise payable by the Portfolio.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGER ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGER'S VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The MSCI EAFE Index is an unmanaged index that measures the performance of securities listed on exchanges in markets in Europe, Australasia and the Far East.

(2) Since inception performance for the index is shown from January 1, 1998.

                    SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED)

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments, reinvested dividends, or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including management fees; distribution [and/or service] (12b-1) fees; and other Fund expenses. These Examples are intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Examples are based on an investment of $1,000 invested at the beginning of the period and held for the entire period from July 1, 2004 to December 31, 2004.

ACTUAL EXPENSES

The first section of the table shown, "Actual Fund Return," provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second section of the table shown, "Hypothetical 5% Return," provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the hypothetical lines of the table are useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

ING VP BALANCED PORTFOLIO

                                                   BEGINNING              ENDING                               EXPENSES PAID
                                                    ACCOUNT              ACCOUNT            ANNUALIZED         DURING THE SIX
                                                     VALUE                VALUE              EXPENSE            MONTHS ENDED
                                                  JULY 1, 2004      DECEMBER 31, 2004         RATIO          DECEMBER 31, 2004*
                                                -----------------  ---------------------  ---------------   ---------------------
Actual Fund Return
Class I                                         $       1,000.00   $           1,069.40             0.59%   $               3.07
Class S                                                 1,000.00               1,067.60             0.84                    4.37
Hypothetical (5% return before expenses)
Class I                                         $       1,000.00   $           1,022.17             0.59%   $               3.00
Class S                                                 1,000.00               1,020.91             0.84                    4.27

----------
* Expenses are equal to each Fund's respective annualized expense ratios multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

ING VP GROWTH AND INCOME PORTFOLIO

                                                   BEGINNING              ENDING                               EXPENSES PAID
                                                    ACCOUNT              ACCOUNT            ANNUALIZED         DURING THE SIX
                                                     VALUE                VALUE              EXPENSE            MONTHS ENDED
                                                  JULY 1, 2004      DECEMBER 31, 2004         RATIO          DECEMBER 31, 2004*
                                               -----------------  ---------------------  ---------------   ---------------------
Actual Fund Return
Class I                                         $       1,000.00   $           1,051.90             0.58%   $               2.99
Class S                                                 1,000.00               1,050.40             0.83                    4.28
Hypothetical (5% return before expenses)
Class I                                         $       1,000.00   $           1,022.22             0.58%   $               2.95
Class S                                                 1,000.00               1,020.96             0.83                    4.22

ING VP GROWTH PORTFOLIO

                                                   BEGINNING             ENDING                                EXPENSES PAID
                                                    ACCOUNT              ACCOUNT           ANNUALIZED          DURING THE SIX
                                                     VALUE                VALUE              EXPENSE            MONTHS ENDED
                                                  JULY 1, 2004      DECEMBER 31, 2004         RATIO          DECEMBER 31, 2004*
                                                -----------------  --------------------  ----------------   ---------------------
Actual Fund Return
Class I                                         $       1,000.00   $          1,057.70              0.68%   $               3.52
Class S                                                 1,000.00              1,056.70              0.93                    4.81
Hypothetical (5% return before expenses)
Class I                                         $       1,000.00   $          1,021.72              0.68%   $               3.46
Class S                                                 1,000.00              1,020.46              0.93                    4.72

ING VP SMALL COMPANY PORTFOLIO

                                                   BEGINNING             ENDING                               EXPENSES PAID
                                                    ACCOUNT             ACCOUNT            ANNUALIZED         DURING THE SIX
                                                     VALUE               VALUE               EXPENSE           MONTHS ENDED
                                                  JULY 1, 2004     DECEMBER 31, 2004          RATIO         DECEMBER 31, 2004*
                                                ----------------- ---------------------  ----------------  ---------------------
Actual Fund Return
Class I                                         $       1,000.00  $           1,112.10              0.83%  $               4.41
Class S                                                 1,000.00              1,110.40              1.08                   5.73
Hypothetical (5% return before expenses)
Class I                                         $       1,000.00  $           1,020.96              0.83%  $               4.22
Class S                                                 1,000.00              1,019.71              1.08                   5.48

ING VP VALUE OPPORTUNITY PORTFOLIO

                                                   BEGINNING             ENDING                               EXPENSES PAID
                                                    ACCOUNT             ACCOUNT            ANNUALIZED         DURING THE SIX
                                                     VALUE               VALUE               EXPENSE           MONTHS ENDED
                                                  JULY 1, 2004     DECEMBER 31, 2004          RATIO         DECEMBER 31, 2004*
                                                ----------------- ---------------------  ----------------  ---------------------
Actual Fund Return
Class I                                         $       1,000.00  $           1,073.00              0.69%  $               3.60
Class S                                                 1,000.00              1,072.10              0.94                   4.90
Hypothetical (5% return before expenses)
Class I                                         $       1,000.00  $           1,021.67              0.69%  $               3.51
Class S                                                 1,000.00              1,020.41              0.94                   4.77

----------
* Expenses are equal to each Fund's respective annualized expense ratios multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

ING VP INTERMEDIATE BOND PORTFOLIO

                                                   BEGINNING             ENDING                               EXPENSES PAID
                                                    ACCOUNT             ACCOUNT            ANNUALIZED         DURING THE SIX
                                                     VALUE               VALUE               EXPENSE           MONTHS ENDED
                                                 JULY 1, 2004      DECEMBER 31, 2004          RATIO         DECEMBER 31, 2004*
                                               ------------------ ---------------------  ----------------  ---------------------
Actual Fund Return
Class I                                        $        1,000.00  $           1,044.90              0.48%  $               2.47
Class S                                                 1,000.00              1,043.50              0.73                   3.75
Hypothetical (5% return before expenses)
Class I                                        $        1,000.00  $           1,022.72              0.48%  $               2.44
Class S                                                 1,000.00              1,021.47              0.73                   3.71

ING VP MONEY MARKET PORTFOLIO

                                                   BEGINNING             ENDING                               EXPENSES PAID
                                                    ACCOUNT             ACCOUNT            ANNUALIZED         DURING THE SIX
                                                     VALUE               VALUE               EXPENSE           MONTHS ENDED
                                                 JULY 1, 2004      DECEMBER 31, 2004          RATIO         DECEMBER 31, 2004*
                                               ------------------ ---------------------  ----------------  ---------------------
Actual Fund Return
Class I                                        $        1,000.00  $           1,007.80              0.32%  $               1.62
Hypothetical (5% return before expenses)
Class I                                        $        1,000.00  $           1,023.53              0.32%  $               1.63

ING VP GLOBAL SCIENCE AND TECHNOLOGY PORTFOLIO

                                                   BEGINNING             ENDING                               EXPENSES PAID
                                                    ACCOUNT             ACCOUNT            ANNUALIZED        DURING THE SIX
                                                     VALUE               VALUE              EXPENSE           MONTHS ENDED
                                                 JULY 1, 2004      DECEMBER 31, 2004         RATIO         DECEMBER 31, 2004*
                                               ------------------ --------------------- ----------------- ----------------------
Actual Fund Return
Class I                                        $        1,000.00  $           1,043.70              1.02% $                5.24
Hypothetical (5% return before expenses)
Class I                                        $        1,000.00  $           1,020.01              1.02% $                5.18

ING VP INTERNATIONAL EQUITY PORTFOLIO

                                                  BEGINNING              ENDING                               EXPENSES PAID
                                                   ACCOUNT              ACCOUNT            ANNUALIZED        DURING THE SIX
                                                    VALUE                VALUE              EXPENSE           MONTHS ENDED
                                                 JULY 1, 2004      DECEMBER 31, 2004         RATIO         DECEMBER 31, 2004*
                                              ------------------- --------------------- ----------------- ----------------------
Actual Fund Return
Class I                                       $         1,000.00  $           1,129.80              1.15% $                6.16
Class S                                                 1,000.00              1,128.20              1.40                   7.49
Hypothetical (5% return before expenses)
Class I                                       $         1,000.00  $           1,019.36              1.15% $                5.84
Class S                                                 1,000.00              1,018.10              1.40                   7.10

----------
* Expenses are equal to each Fund's respective annualized expense ratios multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, Board of Trustees and Shareholders
ING Variable Portfolios, Inc., ING VP Balanced Portfolio, Inc.,
ING Variable Funds, ING VP Bond Portfolio, and ING VP Money Market Portfolio

We have audited the accompanying statements of assets and liabilities of ING VP International Equity Portfolio, ING VP Growth Portfolio, ING VP Small Company Portfolio, ING VP Global Science and Technology Portfolio, and ING VP Value Opportunity Portfolio, each a series of ING Variable Portfolios Inc., ING VP Balanced Portfolio, Inc., ING VP Growth and Income Portfolio, a series of ING Variable Funds, ING VP Intermediate Bond Portfolio (formerly ING VP Bond Portfolio), and ING VP Money Market Portfolio, including the portfolios of investments, as of December 31, 2004, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2004 by correspondence with the custodian and brokers, or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the aforementioned portfolios as of December 31, 2004, the results of their operations, the changes in their net assets, and the financial highlights for the periods specified in the first paragraph above, in conformity with accounting principles generally accepted in the United States of America.

                                    KPMG LLP

Boston, Massachusetts
February 11, 2005

          STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

                                                             ING                                     ING                 ING
                                          ING           VP GROWTH AND            ING              VP SMALL            VP VALUE
                                      VP BALANCED           INCOME            VP GROWTH            COMPANY           OPPORTUNITY
                                       PORTFOLIO          PORTFOLIO           PORTFOLIO           PORTFOLIO           PORTFOLIO
                                   -----------------  ------------------  -----------------   -----------------   -----------------
ASSETS:
Investments in securities at
   value+*                         $   1,371,905,512  $    3,433,237,921  $     188,522,267   $     509,788,029   $     222,198,773
Short-term investments**                 193,799,053         219,680,000         11,536,000                  --              86,000
Repurchase agreement                      17,688,000         111,321,000          4,960,000          20,380,000           1,152,000
Cash                                       1,103,413                 208                 --                 785                 320
Cash collateral for futures                  402,998           2,880,000            224,000                  --                  --
Receivables:
   Investment securities sold              7,592,730           9,890,201                 --          12,935,147                  --
   Dividends and interest                  4,631,535           5,586,990            113,543             542,008             216,664
   Variation margin                           63,385                  --                 --                  --                  --
Prepaid expenses                              45,435             112,845              6,401              17,831               7,737
                                   -----------------  ------------------  -----------------   -----------------   -----------------
        Total assets                   1,597,232,061       3,782,709,165        205,362,211         543,663,800         223,661,494
                                   -----------------  ------------------  -----------------   -----------------   -----------------

LIABILITIES:
Payable for investment
   securities purchased                   82,196,079          27,497,641                 --          10,000,929                  --
Payable for futures variation
   margin                                         --              45,000              3,500                  --                  --
Payable upon receipt of
   securities loaned                     153,224,000         219,680,000         11,536,000                  --              86,000
Payable to affiliates                        636,624           1,650,067            107,129             371,278             124,335
Payable for director fees                     18,330              94,010              6,229               1,151                 958
Other accrued expenses and
   liabilities                               186,877             543,332             72,867              59,176              55,907
                                   -----------------  ------------------  -----------------   -----------------   -----------------
        Total liabilities                236,261,910         249,510,050         11,725,725          10,432,534             267,200
                                   -----------------  ------------------  -----------------   -----------------   -----------------
NET ASSETS                         $   1,360,970,151  $    3,533,199,115  $     193,636,486   $     533,231,266   $     223,394,294
                                   =================  ==================  =================   =================   =================

NET ASSETS WERE COMPRISED OF:
Paid-in capital                    $   1,332,534,578  $    5,812,370,642  $     371,927,886   $     428,388,097   $     236,975,194
Undistributed net investment
   income (accumulated net
   investment loss)                       30,622,780              (4,855)         1,266,147             803,726           3,868,187
Accumulated net realized gain
   (loss) on investments,
   foreign currency related
   transactions and futures              (92,514,176)     (2,709,067,678)      (205,049,399)          5,928,742         (40,621,128)
Net unrealized appreciation or
   depreciation on investments,
   foreign currency related
   transactions and futures               90,326,969         429,901,006         25,491,852          98,110,701          23,172,041
                                   -----------------  ------------------  -----------------   -----------------   -----------------
NET ASSETS                         $   1,360,970,151  $    3,533,199,115  $     193,636,486   $     533,231,266   $     223,394,294
                                   =================  ==================  =================   =================   =================

----------
   + Including securities
     loaned at value               $     149,277,954   $     211,090,291  $      11,239,921   $              --   $          82,511
   * Cost of investments in
     securities                    $   1,281,654,647   $   3,004,020,775  $     163,040,440   $     411,668,653   $     199,026,732
  ** Cost of short-term
     investments                   $     193,801,029   $     219,680,000  $      11,536,000   $              --   $          86,000

CLASS I:
Net Assets                         $   1,357,853,676  $    3,531,422,704  $     193,280,199   $     461,006,212   $     219,889,276
Shares authorized                      2,000,000,000           unlimited        100,000,000         100,000,000         100,000,000
Par value                          $           0.001  $            1.000  $           0.001   $           0.001   $           0.001
Shares outstanding                       101,369,929         182,522,828         20,217,551          23,124,778          16,669,675
Net asset value and redemption
   price per share                 $           13.40  $            19.35  $            9.56   $           19.94   $           13.19

CLASS S:
Net Assets                         $       3,116,475  $        1,776,411  $         356,287   $      72,225,054   $       3,505,018
Shares authorized                      2,000,000,000           unlimited        100,000,000         100,000,000         100,000,000
Par value                          $           0.001  $            1.000  $           0.001   $           0.001   $           0.001
Shares outstanding                           233,475              91,846             37,517           3,629,010             267,078
Net asset value and redemption
   price per share                 $           13.35  $            19.34  $            9.50   $           19.90   $           13.12

                 See Accompanying Notes to Financial Statements

          STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

                                                             ING                 ING                  ING                 ING
                                                       VP INTERMEDIATE        VP MONEY         VP GLOBAL SCIENCE    VP INTERNATIONAL
                                                             BOND              MARKET            AND TECHNOLOGY          EQUITY
                                                          PORTFOLIO           PORTFOLIO             PORTFOLIO          PORTFOLIO
                                                      ------------------  ---------------     -----------------   -----------------
ASSETS:
Investments in securities at value*                   $    1,511,350,700  $              --   $      84,020,382   $      50,561,140
Short-term investments**                                      70,155,987      1,020,204,946                  --                  --
Repurchase agreement                                          15,302,000         79,545,000                  --           2,203,000
Cash                                                             237,193             47,247           1,375,686                 341
Cash collateral for futures                                      980,936                 --                  --                  --
Foreign currencies at value***                                       201                 --                 153              50,758
Receivables:
   Investment securities sold                                 19,483,389                 --             995,182                  --
   Dividends and interest                                      9,221,029          2,185,141               8,010              97,880
   Variation margin                                              134,064                 --                  --                  --
Prepaid expenses                                                  43,013             37,988               3,343               1,678
                                                      ------------------  -----------------   -----------------   -----------------
        Total assets                                       1,626,908,512      1,102,020,322          86,402,756          52,914,797
                                                      ------------------  -----------------   -----------------   -----------------

LIABILITIES:
Payable for investment securities purchased                  231,813,929                 --                  --                  --
Payable to affiliates                                            593,449            284,152              72,988              96,032
Payable for director fees                                         30,075             52,772               1,166               1,169
Other accrued expenses and liabilities                           187,030            212,184              37,321              47,748
                                                      ------------------  -----------------   -----------------   -----------------
        Total liabilities                                    232,624,483            549,108             111,475             144,949
                                                      ------------------  -----------------   -----------------   -----------------
NET ASSETS                                            $    1,394,284,029  $   1,101,471,214   $      86,291,281   $      52,769,848
                                                      ==================  =================   =================   =================

NET ASSETS WERE COMPRISED OF:
Paid-in capital                                       $    1,384,052,296  $   1,093,627,228   $     133,345,073   $      70,374,150
Undistributed net investment income                              277,792         12,788,531                  --             538,394
Accumulated net realized gain (loss) on
   investments, foreign currency related
   transactions and futures                                    3,979,546         (4,712,519)        (54,859,928)        (26,387,723)
Net unrealized appreciation or depreciation on
   investments, foreign currency related
   transactions and futures                                    5,974,395           (232,026)          7,806,136           8,245,027
                                                      ------------------  -----------------   -----------------   -----------------
NET ASSETS                                            $    1,394,284,029  $   1,101,471,214   $      86,291,281   $      52,769,848
                                                      ==================  =================   =================   =================

----------
  * Cost of investments in securities                 $    1,505,532,659  $              --   $      76,214,396   $      42,326,896
 ** Cost of short-term investments                    $       70,158,867  $   1,020,436,972   $              --   $              --
*** Cost of foreign currencies                        $              161  $              --   $               3   $          50,192

CLASS I:
Net Assets                                            $    1,092,938,139  $   1,101,471,214   $      86,291,281   $      52,504,595
Shares authorized                                              unlimited          unlimited         100,000,000         100,000,000
Par value                                             $            1.000  $           1.000   $           0.001   $           0.001
Shares outstanding                                            83,147,003         85,134,780          22,559,967           6,009,583
Net asset value and redemption price per share        $            13.14  $           12.94   $            3.82   $            8.74

CLASS S:
Net Assets                                            $      301,345,890                n/a                 n/a   $         265,253
Shares authorized                                              unlimited          unlimited         100,000,000         100,000,000
Par value                                             $            1.000  $           1.000   $           0.001   $           0.001
Shares outstanding                                            23,012,734                n/a                 n/a              30,500
Net asset value and redemption price per share        $            13.09                n/a                 n/a   $            8.70

                 See Accompanying Notes to Financial Statements

          STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

                                                             ING                                     ING                 ING
                                          ING           VP GROWTH AND            ING              VP SMALL            VP VALUE
                                      VP BALANCED           INCOME            VP GROWTH            COMPANY           OPPORTUNITY
                                       PORTFOLIO          PORTFOLIO           PORTFOLIO           PORTFOLIO           PORTFOLIO
                                   -----------------  ------------------  -----------------   -----------------   -----------------
INVESTMENT INCOME:
Dividends, net of foreign taxes
   withheld*                       $      14,403,554  $       69,397,577  $       2,634,311   $       4,561,677   $       5,498,391
Interest                                  23,187,552           1,404,213             59,244             415,184              45,193
Securities lending income                    244,172             654,490             13,484             202,599               4,634
                                   -----------------  ------------------  -----------------   -----------------   -----------------
        Total investment income           37,835,278          71,456,280          2,707,039           5,179,460           5,548,218
                                   -----------------  ------------------  -----------------   -----------------   -----------------
EXPENSES:
Investment management fees                 6,905,210          17,953,307          1,242,189           3,658,965           1,443,302
Distribution and service fees:
        Class S                                5,628               4,588                816              60,093               7,452
Transfer agent fees                            2,476              12,636              1,856               2,152               1,232
Administrative service fees                  759,557           1,974,822            113,865             268,319             132,300
Shareholder reporting expense                 56,805             153,649             10,724              16,640              22,811
Registration fees                              1,412               4,244                 --               7,289               1,371
Professional fees                             71,527             199,678             13,725              22,577              17,838
Custody and accounting expense               165,335             259,739             29,694              62,394              26,733
Director's fees                               66,894             207,346             12,444              20,130              10,093
Miscellaneous expense                         61,347             163,711             10,220              20,619              13,138
                                   -----------------  ------------------  -----------------   -----------------   -----------------
        Total expenses                     8,096,191          20,933,720          1,435,533           4,139,178           1,676,270
                                   -----------------  ------------------  -----------------   -----------------   -----------------
Net investment income                     29,739,087          50,522,560          1,271,506           1,040,282           3,871,948
                                   -----------------  ------------------  -----------------   -----------------   -----------------
REALIZED AND UNREALIZED GAIN
   (LOSS) ON INVESTMENTS,
   FOREIGN CURRENCY RELATED
   TRANSACTIONS AND FUTURES:
Net realized gain on:
        Investments                      113,664,841         442,808,069         14,294,649          49,887,064             494,455
        Foreign currency
          related transactions                    --              46,159                 --                  --                  --
        Futures                              432,422           4,463,554            280,106           1,383,520                  --
                                   -----------------  ------------------  -----------------   -----------------   -----------------
Net realized gain on
   investments, foreign
   currency related
   transactions and futures              114,097,263         447,317,782         14,574,755          51,270,584             494,455
                                   -----------------  ------------------  -----------------   -----------------   -----------------
Net change in unrealized
   appreciation or depreciation
   on:
        Investments                      (24,430,678)       (217,414,248)        (3,497,625)         17,332,667          17,597,293
        Foreign currency
          related transactions                    --             (44,467)                --              (8,675)                 --
        Futures                              360,878             667,721            (38,263)           (231,327)                 --
                                   -----------------  ------------------  -----------------   -----------------   -----------------
Net change in unrealized
   appreciation or depreciation
   on investments, foreign
   currency related
   transactions and futures              (24,069,800)       (216,790,994)        (3,535,888)         17,092,665          17,597,293
                                   -----------------  ------------------  -----------------   -----------------   -----------------
Net realized and unrealized
   gain on investments, foreign
   currency related
   transactions and futures               90,027,463         230,526,788         11,038,867          68,363,249          18,091,748
                                   -----------------  ------------------  -----------------   -----------------   -----------------
INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS       $     119,766,550  $      281,049,348  $      12,310,373   $      69,403,531   $      21,963,696
                                   =================  ==================  =================   =================   =================
----------
* Foreign taxes withheld           $              --  $          208,549  $           4,509   $           2,234   $          70,611

                 See Accompanying Notes to Financial Statements

                                                             ING                 ING               ING                   ING
                                                       VP INTERMEDIATE        VP MONEY        VP GLOBAL SCIENCE    VP INTERNATIONAL
                                                             BOND              MARKET          AND TECHNOLOGY          EQUITY
                                                          PORTFOLIO           PORTFOLIO          PORTFOLIO            PORTFOLIO
                                                      ------------------  -----------------   -----------------   -----------------
INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*             $          374,088  $              --   $         310,812   $         857,977
Interest                                                      53,708,047         16,659,244               2,164             113,853
Securities lending income                                        401,358              9,805              22,771                  --
                                                      ------------------  -----------------   -----------------   -----------------
     Total investment income                                  54,483,493         16,669,049             335,747             971,830
                                                      ------------------  -----------------   -----------------   -----------------
EXPENSES:
Investment management fees                                     5,104,847          2,874,118             840,414             385,383
Distribution and service fees:
     Class S                                                     428,822                 --                  --                 450
Transfer agent fees                                                8,227              1,358               1,546                 379
Administrative service fees                                      701,899            632,293              48,654              24,936
Shareholder reporting expense                                     46,136             62,844               9,462               2,176
Registration fees                                                  6,095              3,463               3,059                 206
Professional fees                                                 65,349             73,702               5,310               2,848
Custody and accounting expense                                    97,849             85,330              12,589              10,553
Director's fees                                                   74,669             84,491               4,538               1,196
Miscellaneous expense                                             76,092             57,875               4,496               1,945
                                                      ------------------  -----------------   -----------------   -----------------
     Total expenses                                            6,609,985          3,875,474             930,068             430,072
     Recouped fees                                                    --                 --                  --              91,000
                                                      ------------------  -----------------   -----------------   -----------------
     Net expenses                                              6,609,985          3,875,474             930,068             521,072
                                                      ------------------  -----------------   -----------------   -----------------
Net investment income (loss)                                  47,873,508         12,793,575            (594,321)            450,758
                                                      ------------------  -----------------   -----------------   -----------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS,
   FOREIGN CURRENCY RELATED TRANSACTIONS AND
   FUTURES:
Net realized gain (loss) on:
     Investments                                              25,814,946           (244,520)          7,894,580           5,330,007
     Foreign currency related transactions                            --                 --              39,708              10,739
     Futures                                                     890,104                 --             (32,325)             16,436
                                                      ------------------  -----------------   -----------------   -----------------
Net realized gain (loss) on investments, foreign
   currency related transactions and futures                  26,705,050           (244,520)          7,901,963           5,357,182
                                                      ------------------  -----------------   -----------------   -----------------
Net change in unrealized appreciation or
   depreciation on:
     Investments                                             (15,252,608)          (473,680)         (9,818,757)          1,696,755
     Foreign currency related transactions                            15                 --                 150               3,496
     Futures                                                     920,924                 --                  --                  --
                                                      ------------------  -----------------   -----------------   -----------------
Net change in unrealized appreciation or
   depreciation on investments, foreign currency
   related transactions and futures                          (14,331,669)          (473,680)         (9,818,607)          1,700,251
                                                      ------------------  -----------------   -----------------   -----------------
Net realized and unrealized gain (loss) on
   investments, foreign currency related
   transactions and futures                                   12,373,381           (718,200)         (1,916,644)          7,057,433
                                                      ------------------  -----------------   -----------------   -----------------
INCREASE (DECREASE) IN NET ASSETS RESULTING FROM
   OPERATIONS                                         $       60,246,889  $      12,075,375   $      (2,510,965)  $       7,508,191
                                                      ==================  =================   =================   =================
----------
* Foreign taxes withheld                              $               --  $              --   $           4,199   $         110,399

                 See Accompanying Notes to Financial Statements

                       STATEMENTS OF CHANGES IN NET ASSETS

                                                            ING VP BALANCED PORTFOLIO          ING VP GROWTH AND INCOME PORTFOLIO
                                                      -------------------------------------   -------------------------------------
                                                             YEAR               YEAR                YEAR                YEAR
                                                            ENDED               ENDED               ENDED               ENDED
                                                         DECEMBER 31,       DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                             2004               2003                2004                2003
                                                      ------------------  -----------------   -----------------   -----------------
FROM OPERATIONS:
Net investment income                                 $       29,739,087  $      25,882,905   $      50,522,560   $      33,181,040
Net realized gain on investments, foreign currency
   related transactions and futures                          114,097,263         46,751,111         447,317,782          89,606,751
Net change in unrealized appreciation or
   depreciation on investments, foreign currency
   related transactions and futures                          (24,069,800)       148,117,399        (216,790,994)        694,994,792
                                                      ------------------  -----------------   -----------------   -----------------
   Net increase in net assets resulting from
     operations                                              119,766,550        220,751,415         281,049,348         817,782,583
                                                      ------------------  -----------------   -----------------   -----------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                 (28,402,664)       (25,549,004)        (84,513,202)                 --
     Class S                                                     (45,416)              (288)            (36,994)                 --
                                                      ------------------  -----------------   -----------------   -----------------
Total distributions                                          (28,448,080)       (25,549,292)        (84,550,196)                 --
                                                      ------------------  -----------------   -----------------   -----------------
FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                              72,475,813         38,550,583          61,659,142          14,108,788
Dividends reinvested                                          28,448,080         25,549,292          84,494,957                  --
                                                      ------------------  -----------------   -----------------   -----------------
                                                             100,923,893         64,099,875         146,154,099          14,108,788
Cost of shares redeemed                                     (207,015,009)      (106,333,010)       (606,618,345)       (559,975,741)
                                                      ------------------  -----------------   -----------------   -----------------
Net decrease in net assets resulting from capital
   share transactions                                       (106,091,116)       (42,233,135)       (460,464,246)       (545,866,953)
                                                      ------------------  -----------------   -----------------   -----------------
Net increase (decrease) in net assets                        (14,772,646)       152,968,988        (263,965,094)        271,915,630
                                                      ------------------  -----------------   -----------------   -----------------
NET ASSETS:
Beginning of year                                          1,375,742,797      1,222,773,809       3,797,164,209       3,525,248,579
                                                      ------------------  -----------------   -----------------   -----------------
End of year                                           $    1,360,970,151  $   1,375,742,797   $   3,533,199,115   $   3,797,164,209
                                                      ==================  =================   =================   =================
Undistributed net investment income (accumulated
   net investment loss) at end of year                $       30,622,780  $      28,837,175   $          (4,855)  $      33,190,956
                                                      ==================  =================   =================   =================

                 See Accompanying Notes to Financial Statements

                                                             ING VP GROWTH PORTFOLIO             ING VP SMALL COMPANY PORTFOLIO
                                                      -------------------------------------   -------------------------------------
                                                             YEAR               YEAR                YEAR                YEAR
                                                            ENDED               ENDED               ENDED               ENDED
                                                         DECEMBER 31,       DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                             2004               2003                2004                2003
                                                      ------------------  -----------------   -----------------   -----------------
FROM OPERATIONS:
Net investment income                                 $        1,271,506  $         265,408   $       1,040,282   $       1,659,651
Net realized gain on investments, foreign currency
   related transactions and futures                           14,574,755         12,843,906          51,270,584          27,374,998
Net change in unrealized appreciation or
   depreciation on  investments, foreign currency
   related transactions and futures                           (3,535,888)        40,849,949          17,092,665          85,411,831
                                                      ------------------  -----------------   -----------------   -----------------
   Net increase in net assets resulting from
     operations                                               12,310,373         53,959,263          69,403,531         114,446,480
                                                      ------------------  -----------------   -----------------   -----------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                    (268,051)                --          (1,319,890)           (922,009)
     Class S                                                          --                 --             (32,250)               (698)
                                                      ------------------  -----------------   -----------------   -----------------
Total distributions                                             (268,051)                --          (1,352,140)           (922,707)
                                                      ------------------  -----------------   -----------------   -----------------
FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                               5,337,872         12,590,272         128,623,947         156,127,616
Dividends reinvested                                             268,051                 --           1,352,140             922,707
                                                      ------------------  -----------------   -----------------   -----------------
                                                               5,605,923         12,590,272         129,976,087         157,050,323
Cost of shares redeemed                                      (48,634,103)       (23,009,289)       (129,864,806)        (94,578,973)
                                                      ------------------  -----------------   -----------------   -----------------
Net increase (decrease) in net assets resulting
   from capital share transactions                           (43,028,180)       (10,419,017)            111,281          62,471,350
                                                      ------------------  -----------------   -----------------   -----------------
Net increase (decrease) in net assets                        (30,985,858)        43,540,246          68,162,672         175,995,123
                                                      ------------------  -----------------   -----------------   -----------------
NET ASSETS:
Beginning of year                                            224,622,344        181,082,098         465,068,594         289,073,471
                                                      ------------------  -----------------   -----------------   -----------------
End of year                                           $      193,636,486  $     224,622,344   $     533,231,266   $     465,068,594
                                                      ==================  =================   =================   =================
Undistributed net investment income at end of year    $        1,266,147  $         265,408   $         818,766   $       1,457,156
                                                      ==================  =================   =================   =================

                 See Accompanying Notes to Financial Statements

                                                       ING VP VALUE OPPORTUNITY PORTFOLIO      ING VP INTERMEDIATE BOND PORTFOLIO
                                                      -------------------------------------   -------------------------------------
                                                             YEAR               YEAR                YEAR                YEAR
                                                            ENDED               ENDED               ENDED               ENDED
                                                         DECEMBER 31,       DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                             2004               2003                2004                2003
                                                      ------------------  -----------------   -----------------   -----------------
FROM OPERATIONS:
Net investment income                                 $        3,871,948  $       2,072,095   $      47,873,508   $      48,262,109
Net realized gain on investments, foreign currency
   related transactions and futures                              494,455         37,412,990          26,705,050          39,308,980
Net change in unrealized appreciation or
   depreciation on investments, foreign currency
   related transactions and futures                           17,597,293         12,066,267         (14,331,669)        (10,863,858)
                                                      ------------------  -----------------   -----------------   -----------------
   Net increase in net assets resulting from
     operations                                               21,963,696         51,551,352          60,246,889          76,707,231
                                                      ------------------  -----------------   -----------------   -----------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                  (2,050,084)        (1,764,212)        (87,943,133)         (9,725,157)
     Class S                                                     (22,234)            (9,646)        (15,582,872)           (564,795)
Net realized gains:
     Class I                                                          --                 --         (44,509,550)        (10,936,141)
     Class S                                                          --                 --          (7,324,711)           (736,552)
                                                      ------------------  -----------------   -----------------   -----------------
Total distributions                                           (2,072,318)        (1,773,858)       (155,360,266)        (21,962,645)
                                                      ------------------  -----------------   -----------------   -----------------
FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                              13,547,407         21,198,747         399,481,829         184,777,059
Dividends reinvested                                           2,072,318          1,773,858         155,282,029          21,950,695
                                                      ------------------  -----------------   -----------------   -----------------
                                                              15,619,725         22,972,605         554,763,858         206,727,754
Cost of shares redeemed                                      (71,840,954)       (25,587,631)       (263,169,907)       (319,226,990)
                                                      ------------------  -----------------   -----------------   -----------------
Net increase (decrease) in net assets resulting
   from capital share transactions                           (56,221,229)        (2,615,026)        291,593,951        (112,499,236)
                                                      ------------------  -----------------   -----------------   -----------------
Net increase (decrease) in net assets                        (36,329,851)        47,162,468         196,480,574         (57,754,650)
                                                      ------------------  -----------------   -----------------   -----------------
NET ASSETS:
Beginning of year                                            259,724,145        212,561,677       1,197,803,455       1,255,558,105
                                                      ------------------  -----------------   -----------------   -----------------
End of year                                           $      223,394,294  $     259,724,145   $   1,394,284,029   $   1,197,803,455
                                                      ==================  =================   =================   =================
Undistributed net investment income at end of year    $        3,868,187  $       2,068,557   $         277,792   $      54,279,546
                                                      ==================  =================   =================   =================

                 See Accompanying Notes to Financial Statements

                                                                                                    ING VP GLOBAL SCIENCE AND
                                                          ING VP MONEY MARKET PORTFOLIO               TECHNOLOGY PORTFOLIO
                                                      -------------------------------------   -------------------------------------
                                                             YEAR               YEAR                YEAR                YEAR
                                                            ENDED               ENDED               ENDED               ENDED
                                                         DECEMBER 31,       DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                             2004               2003                2004                2003
                                                      ------------------  -----------------   -----------------   -----------------
FROM OPERATIONS:
Net investment income (loss)                          $       12,793,575  $      12,932,100   $        (594,321)  $        (570,560)
Net realized gain (loss) on investments and foreign
   currency related transactions                                (244,520)              (169)          7,901,963          (4,912,495)
Net change in unrealized appreciation or
   depreciation on investments and foreign currency
   related transactions                                         (473,680)           (56,131)         (9,818,607)         29,432,822
                                                      ------------------  -----------------   -----------------   -----------------
   Net increase (decrease) in net assets resulting
     from operations                                          12,075,375         12,875,800          (2,510,965)         23,949,767
                                                      ------------------  -----------------   -----------------   -----------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                 (12,932,164)       (24,741,578)                 --                  --
                                                      ------------------  -----------------   -----------------   -----------------
Total distributions                                          (12,932,164)       (24,741,578)                 --                  --
                                                      ------------------  -----------------   -----------------   -----------------
FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                             327,235,099      1,899,695,014          22,118,107          71,880,902
Dividends reinvested                                          12,932,164         24,741,578                  --                  --
                                                      ------------------  -----------------   -----------------   -----------------
                                                             340,167,263      1,924,436,592          22,118,107          71,880,902
Cost of shares redeemed                                     (475,422,886)    (2,226,653,637)        (31,058,339)        (43,653,684)
                                                      ------------------  -----------------   -----------------   -----------------
Net increase (decrease) in net assets resulting
   from capital share transactions                          (135,255,623)      (302,217,045)         (8,940,232)         28,227,218
                                                      ------------------  -----------------   -----------------   -----------------
Net increase (decrease) in net assets                       (136,112,412)      (314,082,823)        (11,451,197)         52,176,985
                                                      ------------------  -----------------   -----------------   -----------------
NET ASSETS:
Beginning of year                                          1,237,583,626      1,551,666,449          97,742,478          45,565,493
                                                      ------------------  -----------------   -----------------   -----------------
End of year                                           $    1,101,471,214  $   1,237,583,626   $      86,291,281   $      97,742,478
                                                      ==================  =================   =================   =================
Undistributed net investment income at end of year    $       12,788,531  $      12,927,120   $              --   $              --
                                                      ==================  =================   =================   =================

                 See Accompanying Notes to Financial Statements

                                                                                                      ING VP INTERNATIONAL
                                                                                                        EQUITY PORTFOLIO
                                                                                              -------------------------------------
                                                                                                    YEAR                YEAR
                                                                                                    ENDED               ENDED
                                                                                                DECEMBER 31,        DECEMBER 31,
                                                                                                    2004                2003
                                                                                              -----------------   -----------------
FROM OPERATIONS:
Net investment income                                                                         $         450,758   $         347,432
Net realized gain on investments and foreign currency related transactions                            5,357,182             680,469
Net change in unrealized appreciation or depreciation on investments and foreign currency
   related transactions                                                                               1,700,251           8,992,547
                                                                                              -----------------   -----------------
   Net increase in net assets resulting from operations                                               7,508,191          10,020,448
                                                                                              -----------------   -----------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                                                           (546,129)           (358,677)
     Class S                                                                                             (2,180)               (496)
                                                                                              -----------------   -----------------
Total distributions                                                                                    (548,309)           (359,173)
                                                                                              -----------------   -----------------
FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                                                     19,056,891          72,160,848
Dividends reinvested                                                                                    548,309             359,173
                                                                                              -----------------   -----------------
                                                                                                     19,605,200          72,520,021
Cost of shares redeemed                                                                             (14,528,943)        (70,372,573)
                                                                                              -----------------   -----------------
Net increase in net assets resulting from capital share transactions                                  5,076,257           2,147,448
                                                                                              -----------------   -----------------
Net increase in net assets                                                                           12,036,139          11,808,723
                                                                                              -----------------   -----------------

NET ASSETS:
Beginning of year                                                                                    40,733,709          28,924,986
                                                                                              -----------------   -----------------
End of year                                                                                   $      52,769,848   $      40,733,709
                                                                                              =================   =================
Undistributed net investment income at end of year                                            $         538,394   $         423,613
                                                                                              =================   =================

                 See Accompanying Notes to Financial Statements

ING VP BALANCED PORTFOLIO                                   FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                         CLASS I
                                                        --------------------------------------------------------------------------
                                                                                YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------------------------------
                                                            2004           2003            2002            2001            2000
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year              $        12.50          10.73           12.09           13.40           15.57
   Income (loss) from investment operations:
   Net investment income                           $         0.29           0.25            0.25            0.31            0.43
   Net realized and unrealized gain (loss) on
   investments                                     $         0.87           1.76           (1.49)          (0.87)          (0.49)
   Total from investment operations                $         1.16           2.01           (1.24)          (0.56)          (0.06)
   Less distributions from:
   Net investment income                           $         0.26           0.24            0.12            0.28            0.46
   Net realized gains on investments               $           --             --              --            0.47            1.65
   Total distributions                             $         0.26           0.24            0.12            0.75            2.11
   Net asset value, end of year                    $        13.40          12.50           10.73           12.09           13.40
   TOTAL RETURN(1)                                 %         9.42          18.87          (10.31)          (4.21)          (0.56)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (millions)              $        1,358          1,375           1,223           1,591           1,777
   Ratios to average net assets:
   Expenses                                        %         0.59           0.60            0.60            0.59            0.59
   Net investment income                           %         2.15           2.04            2.00            2.46            2.72
   Portfolio turnover rate                         %          272            333             345             167             182

                                                                                                              CLASS S
                                                                                                   ------------------------------
                                                                                                       YEAR           MAY 29,
                                                                                                       ENDED        2003(2) TO
                                                                                                    DECEMBER 31,    DECEMBER 31,
                                                                                                        2004           2003
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                                                            $       12.49           11.53
   Income from investment operations:
   Net investment income                                                                           $        0.22            0.34
   Net realized and unrealized gain on investments                                                 $        0.89            0.85
   Total from investment operations                                                                $        1.11            1.19
   Less distributions from:
   Net investment income                                                                           $        0.25            0.23
   Total distributions                                                                             $        0.25            0.23
   Net asset value, end of period                                                                  $       13.35           12.49
   TOTAL RETURN(1)                                                                                 %        9.06           10.51

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (millions)                                                            $           3               1
   Ratios to average net assets:
   Expenses(3)                                                                                     %        0.84            0.83
   Net investment income(3)                                                                        %        1.98            3.06
   Portfolio turnover rate                                                                         %         272             333

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2)  Commencement of operations.
(3)  Annualized for periods less than one year.

                   See Accompanying Notes to Financial Statements.

ING VP GROWTH AND INCOME PORTFOLIO                          FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                      CLASS I
                                                        --------------------------------------------------------------------------
                                                                              YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------------------------------
                                                            2004           2003            2002            2001            2000
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year              $        18.28          14.50           19.54           24.12           30.69
   Income (loss) from investment operations:
   Net investment income                           $         0.28           0.16            0.16            0.14            0.17
   Net realized and unrealized gain (loss) on
   investments                                     $         1.24           3.62           (5.04)          (4.58)          (3.46)
   Total from investment operations                $         1.52           3.78           (4.88)          (4.44)          (3.29)
   Less distributions from:
   Net investment income                           $         0.45             --            0.16            0.14            0.16
   Net realized gains on investments               $           --             --              --              --            3.12
   Total distributions                             $         0.45             --            0.16            0.14            3.28
   Net asset value, end of year                    $        19.35          18.28           14.50           19.54           24.12
   TOTAL RETURN(1)                                 %         8.39          26.07          (24.99)         (18.40)         (10.97)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (millions)              $        3,531          3,795           3,525           5,639           7,797
   Ratios to average net assets:
   Expenses                                        %         0.58           0.60            0.59            0.59            0.58
   Net investment income                           %         1.41           0.95            0.83            0.62            0.55
   Portfolio turnover rate                         %          139            150             246             185             149

                                                                                                              CLASS S
                                                                                                   -------------------------------
                                                                                                       YEAR          JUNE 11,
                                                                                                       ENDED        2003(2) TO
                                                                                                    DECEMBER 31,   DECEMBER 31,
                                                                                                       2004           2003
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                                                            $       18.26           16.32
   Income from investment operations:
   Net investment income                                                                           $        0.21            0.04
   Net realized and unrealized gain on investments                                                 $        1.26            1.90
   Total from investment operations                                                                $        1.47            1.94
   Less distributions from:
   Net investment income                                                                           $        0.39              --
   Total distributions                                                                             $        0.39              --
   Net asset value, end of period                                                                  $       19.34           18.26
   TOTAL RETURN(1)                                                                                 %        8.10           11.89

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (millions)                                                            $           2               2
   Ratios to average net assets:
   Expenses(3)                                                                                     %        0.83            0.84
   Net investment income(3)                                                                        %        1.18            0.57
   Portfolio turnover rate                                                                         %         139             150
----------------------------------------------------------------------------------------------------------------------------------

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2)  Commencement of operations.
(3)  Annualized for periods less than one year.

                   See Accompanying Notes to Financial Statements.

ING VP GROWTH PORTFOLIO                                     FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                      CLASS I
                                                        --------------------------------------------------------------------------
                                                                              YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------------------------------
                                                            2004          2003             2002           2001           2000
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year              $         8.93           6.85            9.64           14.99           17.32
   Income (loss) from investment operations:
   Net investment income (loss)                    $         0.06           0.01           (0.01)          (0.01)           0.01
   Net realized and unrealized gain (loss) on
   investments                                     $         0.58           2.07           (2.78)          (3.87)          (2.02)
   Total from investment operations                $         0.64           2.08           (2.79)          (3.88)          (2.01)
   Less distributions from:
   Net investment income                           $         0.01             --              --            0.01            0.01
   Net realized gains on investments               $           --             --              --            1.46            0.31
   Total distributions                             $         0.01             --              --            1.47            0.32
   Net asset value, end of year                    $         9.56           8.93            6.85            9.64           14.99
   TOTAL RETURN(1)                                 %         7.19          30.36          (28.94)         (27.06)         (11.95)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (000's)                 $      193,280        224,330         181,029         305,624         460,578
   Ratios to average net assets:
   Expenses                                        %         0.69           0.71            0.72            0.70            0.70
   Net investment income (loss)                    %         0.61           0.13           (0.06)          (0.08)           0.06
   Portfolio turnover rate                         %          123            162             241             216             179

                                                                                                 CLASS S
                                                                   ---------------------------------------------------------------
                                                                                                                     NOVEMBER 1,
                                                                              YEAR ENDED DECEMBER 31,                2001(2) TO
                                                                   ----------------------------------------------    DECEMBER 31,
                                                                            2004           2003            2002         2001
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                            $        8.88            6.83            9.63          8.96
   Income (loss) from investment operations:
   Net investment income (loss)                                    $        0.04            0.00*          (0.01)         0.00*
   Net realized and unrealized gain (loss) on investments          $        0.58            2.05           (2.79)         0.67
   Total from investment operations                                $        0.62            2.05           (2.80)         0.67
   Net asset value, end of period                                  $        9.50            8.88            6.83          9.63
   TOTAL RETURN(1)                                                 %        6.98           30.01          (29.08)         7.48

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)                               $         356             292              53            11
   Ratios to average net assets:
   Expenses(3)                                                     %        0.94            0.96            0.97          0.94
   Net investment income (loss)(3)                                 %        0.44           (0.10)          (0.31)        (0.32)
   Portfolio turnover rate                                         %         123             162             241           216
----------------------------------------------------------------------------------------------------------------------------------

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(2)  Commencement of operations.

(3)  Annualized for periods less than one year.

*    Amount is less than $0.01 per share.

                   See Accompanying Notes to Financial Statements.

ING VP SMALL COMPANY PORTFOLIO                              FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                        CLASS I
                                                       --------------------------------------------------------------------------
                                                                             YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------------------------------------
                                                          2004           2003            2002            2001            2000
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year             $        17.48          12.75           16.68           16.65           16.52
   Income (loss) from investment operations:
   Net investment income                          $         0.04           0.06            0.05            0.06            0.11
   Net realized and unrealized gain (loss) on
   investments                                    $         2.47           4.71           (3.91)           0.58            1.09
   Total from investment operations               $         2.51           4.77           (3.86)           0.64            1.20
   Less distributions from:
   Net investment income                          $         0.05           0.04            0.07            0.10            0.02
   Net realized gains on investments              $           --             --              --            0.51            1.05
   Total distributions                            $         0.05           0.04            0.07            0.61            1.07
   Net asset value, end of year                   $        19.94          17.48           12.75           16.68           16.65
   TOTAL RETURN(1)                                %        14.39          37.47          (23.23)           4.00            6.72

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (000's)                $      461,014        464,228         288,890         341,332         273,617
   Ratios to average net assets:
   Expenses                                       %         0.84           0.85            0.87            0.86            0.87
   Net investment income                          %         0.21           0.47            0.39            0.50            0.80
   Portfolio turnover rate                        %           93            178             371             240             330

                                                                                                 CLASS S
                                                                ---------------------------------------------------------------
                                                                                                                  NOVEMBER 1,
                                                                           YEAR ENDED DECEMBER 31,                2001(2) TO
                                                                ----------------------------------------------    DECEMBER 31,
                                                                         2004           2003            2002         2001
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                        $        17.49            12.72            16.68            14.90
   Income (loss) from investment operations:
   Net investment income (loss)                                $         0.03**           0.01            (0.04)            0.00*
   Net realized and unrealized gain (loss) on investments      $         2.43             4.79            (3.86)            1.78
   Total from investment operations                            $         2.46             4.80            (3.90)            1.78
   Less distribution from:
   Net investment income                                       $         0.05             0.03             0.06               --
   Total distribution                                          $         0.05             0.03             0.06               --
   Net asset value, end of period                              $        19.90            17.49            12.72            16.68
   TOTAL RETURN(1)                                             %        14.09            37.76           (23.45)           11.95

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)                           $       72,225              840              184               11
   Ratios to average net assets:
   Expenses(3)                                                 %         1.09             1.10             1.12             1.10
   Net investment income(3)                                    %         0.19             0.22             0.14             0.29
   Portfolio turnover rate                                     %           93              178              371              240

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(2)  Commencement of operations.

(3)  Annualized for periods less than one year.

*    Amount is less than $0.01 per share.

** Per share data calculated using average number of shares outstanding throughout the period.

                   See Accompanying Notes to Financial Statements.

ING VP VALUE OPPORTUNITY PORTFOLIO                          FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                    CLASS I
                                                       --------------------------------------------------------------------------
                                                                             YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------------------------------------
                                                          2004           2003            2002            2001            2000
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year             $        12.08           9.77           13.25           15.34           16.42
   Income (loss) from investment operations:
   Net investment income                          $         0.24           0.10            0.04            0.03            0.07
   Net realized and unrealized gain (loss) on
     investments                                  $         0.98           2.29           (3.47)          (1.43)           1.49
   Total from investment operations               $         1.22           2.39           (3.43)          (1.40)           1.56
   Less distributions from:
   Net investment income                          $         0.11           0.08            0.05            0.05            0.03
   Net realized gains on investments              $           --             --              --            0.64            2.61
   Total distributions                            $         0.11           0.08            0.05            0.69            2.64
   Net asset value, end of year                   $        13.19          12.08            9.77           13.25           15.34
   TOTAL RETURN(1)                                %        10.15          24.59          (25.96)          (9.62)          10.19

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (000's)                $      219,889        257,448         211,470         219,287         116,029
   Ratios to average net assets:
   Expenses                                       %         0.69           0.70            0.72            0.71            0.75
   Net investment income                          %         1.61           0.91            0.51            0.54            0.58
   Portfolio turnover rate                        %           16            251             304             185             171

                                                                                            CLASS S
                                                                    -----------------------------------------------------------
                                                                                                                   JULY 16,
                                                                           YEAR ENDED DECEMBER 31,                2001(2) TO
                                                                    ------------------------------------------    DECEMBER 31,
                                                                       2004            2003            2002          2001
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                        $       12.03            9.75           13.24         14.58
   Income (loss) from investment operations:
   Net investment income                                       $        0.13            0.04            0.01          0.00*
   Net realized and unrealized gain (loss) on investments      $        1.05            2.31           (3.46)        (1.34)
   Total from investment operations                            $        1.18            2.35           (3.45)        (1.34)
   Less distributions from:
   Net investment income                                       $        0.09            0.07            0.04            --
   Total distributions                                         $        0.09            0.07            0.04            --
   Net asset value, end of period                              $       13.12           12.03            9.75         13.24
   TOTAL RETURN(1)                                             %        9.88           24.21          (26.12)        (9.19)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)                           $       3,505           2,277           1,092           307
   Ratios to average net assets:
   Expenses(3)                                                 %        0.94            0.95            0.97          0.96
   Net investment income(3)                                    %        1.36            0.64            0.26          0.29
   Portfolio turnover rate                                     %          16             251             304           185

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(2)  Commencement of operations.

(3)  Annualized for periods less than one year.

*    Amount is less than $0.01 per share.

                 See Accompanying Notes to Financial Statements.

ING VP INTERMEDIATE BOND PORTFOLIO                          FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                      CLASS I
                                                        -----------------------------------------------------------------------
                                                                              YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------------------------
                                                            2004           2003            2002            2001         2000
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year              $        14.15          13.53           12.95           12.61        12.17
   Income from investment operations:
   Net investment income                           $         0.53           0.56            0.45            0.59         0.79
   Net realized and unrealized gain on investments $         0.13           0.29            0.63            0.51         0.37
   Total from investment operations                $         0.66           0.85            1.08            1.10         1.16
   Less distributions from:
   Net investment income                           $         1.11           0.11            0.43            0.65         0.72
   Net realized gains on investments               $         0.56           0.12            0.07            0.11           --
   Total distributions                             $         1.67           0.23            0.50            0.76         0.72
   Net asset value, end of year                    $        13.14          14.15           13.53           12.95        12.61
   TOTAL RETURN(1)                                 %         4.88           6.30            8.33            8.75         9.64

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (millions)              $        1,093          1,126           1,206           1,024          711
   Ratios to average net assets:
   Expenses                                        %         0.48           0.50            0.49            0.50         0.50
   Net investment income                           %         3.79           3.77            3.50            5.06         6.29
   Portfolio turnover rate                         %          407            521             565             219          334

                                                                                                  CLASS S
                                                                                     ---------------------------------------------
                                                                                                                         MAY 3,
                                                                                       YEAR ENDED DECEMBER 31,         2002(2) TO
                                                                                     ----------------------------      DECEMBER 31,
                                                                                          2004            2003           2002
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                                           $       14.13           13.53           13.05
   Income (loss) from investment operations:
   Net investment income                                                          $        0.40            0.49            0.16
   Net realized and unrealized gain on investments                                $        0.22            0.32            0.81
   Total from investment operations                                               $        0.62            0.81            0.97
   Less distributions from:
   Net investment income                                                          $        1.10            0.09            0.42
   Net realized gains on investments                                              $        0.56            0.12            0.07
   Total distributions                                                            $        1.66            0.21            0.49
   Net asset value, end of period                                                 $       13.09           14.13           13.53
   TOTAL RETURN(1)                                                                %        4.58            6.04            7.45

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (millions)                                           $         301              71              50
   Ratios to average net assets:
   Expenses(3)                                                                    %        0.73            0.75            0.74
   Net investment income(3)                                                       %        3.52            3.52            3.25
   Portfolio turnover rate                                                        %         407             521             565

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(2)  Commencement of operations.

(3)  Annualized for periods less than one year.

                   See Accompanying Notes to Financial Statements.

ING VP MONEY MARKET PORTFOLIO                               FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                       CLASS I
                                                        --------------------------------------------------------------------------
                                                                                YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------------------------------
                                                           2004           2003            2002            2001             2000
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year              $        12.94          13.03           13.33           13.61           13.42
   Income (loss) from investment operations:
   Net investment income                           $         0.15           0.08            0.21            0.50            0.83
   Net realized and unrealized gain (loss) on
   investments                                     $        (0.01)          0.03              --            0.01           (0.02)
   Total from investment operations                $         0.14           0.11            0.21            0.51            0.81
   Less distributions from:
   Net investment income                           $         0.14           0.20            0.51            0.79            0.62
   Total distributions                             $         0.14           0.20            0.51            0.79            0.62
   Net asset value, end of year                    $        12.94          12.94           13.03           13.33           13.61
   TOTAL RETURN(1)                                 %         1.06           0.92            1.66            3.94            6.38

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (millions)              $        1,101          1,238           1,552           1,519           1,196
   Ratios to average net assets:
   Expenses                                        %         0.34           0.35            0.34            0.34            0.34
   Net investment income                           %         1.11           0.91            1.63            4.07            6.20

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges.

                   See Accompanying Notes to Financial Statements.

ING VP GLOBAL SCIENCE AND TECHNOLOGY PORTFOLIO              FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                          CLASS I
                                                         -------------------------------------------------------------------------
                                                                                                                         MAY 1,
                                                                         YEAR ENDED DECEMBER 31,                      2000(1) TO
                                                         ---------------------------------------------------------    DECEMBER 31,
                                                             2004          2003            2002             2001         2000
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period             $         3.87           2.66            4.53            5.88        10.00
   Income (loss) from investment operations:
   Net investment loss                              $        (0.03)         (0.02)          (0.03)          (0.02)       (0.02)
   Net realized and unrealized gain (loss) on
   investments                                      $        (0.02)          1.23           (1.84)          (1.33)       (4.10)
   Total from investment operations                 $        (0.05)          1.21           (1.87)          (1.35)       (4.12)
   Net asset value, end of period                   $         3.82           3.87            2.66            4.53         5.88
   TOTAL RETURN(2)                                  %        (1.29)         45.49          (41.28)         (22.96)      (41.20)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)                $       86,291         97,742          45,559          62,878       44,621
   Ratios to average net assets:
   Net expenses after expense
   reimbursement/recoupment(3)(4)                   %         1.05           1.11            1.11            1.11         1.15
   Gross expenses prior to expense
   reimbursement/recoupment(3)                      %         1.05           1.10            1.12            1.11         1.20
   Net investment loss after expense
   reimbursement/recoupment(3)(4)                   %        (0.67)         (0.88)          (0.89)          (0.49)       (0.61)
   Portfolio turnover rate                          %          163             15              61             129          150

(1)  Commencement of operations.

(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(3)  Annualized for periods less than one year.

(4) The Investment Manager has agreed to limit expenses, (excluding interest, taxes, brokerage and extraordinary expenses) subject to possible recoupment by ING Investments, LLC within three years.

                 See Accompanying Notes to Financial Statements.

ING VP INTERNATIONAL EQUITY PORTFOLIO                       FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                      CLASS I
                                                        --------------------------------------------------------------------------
                                                                              YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------------------------------
                                                           2004            2003           2002            2001            2000
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year              $         7.55           5.78            7.90           10.40           15.92
   Income (loss) from investment operations:
   Net investment income (loss)                    $         0.07           0.06            0.03            0.02           (0.02)
   Net realized and unrealized gain (loss) on
   investments                                     $         1.21           1.78           (2.13)          (2.51)          (3.17)
   Total from investment operations                $         1.28           1.84           (2.10)          (2.49)          (3.19)
   Less distributions from:
   Net investment income                           $         0.09           0.07            0.02            0.01            0.01
   Net realized gains on investments               $           --             --              --              --            2.32
   Total distributions                             $         0.09           0.07            0.02            0.01            2.33
   Net asset value, end of year                    $         8.74           7.55            5.78            7.90           10.40
   TOTAL RETURN(1)                                 %        17.17          32.05          (26.68)         (23.88)         (20.33)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (000's)                 $       52,505         40,537          28,917          48,652          52,210
   Ratios to average net assets:
   Net expenses after expense
   reimbursement/recoupment(2)                     %         1.15           1.15            1.15            1.15            1.15
   Gross expenses prior to expense
   reimbursement/recoupment(2)                     %         0.95           1.38            1.46            1.26            1.34
   Net investment income (loss) after expense
   reimbursement/recoupment(2)                     %         1.00           1.04            0.40            0.23           (0.18)
   Portfolio turnover rate                         %          137             85             266             229             212

                                                                                            CLASS S
                                                                ---------------------------------------------------------------
                                                                                                                  NOVEMBER 1,
                                                                           YEAR ENDED DECEMBER 31,                2001(3) TO
                                                                ----------------------------------------------    DECEMBER 31,
                                                                       2004            2003            2002          2001
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                     $           7.53               5.78              7.90      7.38
   Income (loss) from investment operations:
   Net investment income (loss)                             $           0.05              (0.01)             0.01        --
   Net realized and unrealized gain (loss) on investments   $           1.21               1.82             (2.13)     0.52
   Total from investment operations                         $           1.26               1.81             (2.12)     0.52
   Less distributions from:
   Net investment income                                    $           0.09               0.06                --        --
   Total distributions                                      $           0.09               0.06                --        --
   Net asset value, end of period                           $           8.70               7.53              5.78      7.90
   TOTAL RETURN(1)                                          %          16.87              31.62            (26.84)     7.05

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)                        $            265                197                 8        11
   Ratios to average net assets:
   Net expenses after expense
   reimbursement/recoupment(2)(4)                           %           1.40               1.40              1.40      1.39
   Gross expenses prior to expense
   reimbursement/recoupment(2)                              %           1.20               1.63              1.71      1.49
   Net investment income after expense
   reimbursement/recoupment(2)(4)                           %           0.68               0.79              0.15      0.01
   Portfolio turnover rate                                  %            137                 85               266       229

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(2) The Investment Manager has agreed to limit expenses, (excluding interest, taxes, brokerage and extraordinary expenses) subject to possible recoupment by ING Investments, LLC within three years.

(3)  Commencement of operations.

(4)  Annualized for periods less than one year.

                 See Accompanying Notes to Financial Statements.

              NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004

NOTE 1 -- ORGANIZATION

ORGANIZATION. The ING Variable Product Funds are comprised of ING VP Balanced Portfolio, Inc., ING Variable Funds d/b/a ING VP Growth and Income Portfolio, ING Variable Portfolios, Inc., ING VP Intermediate Bond Portfolio and ING VP Money Market Portfolio, all of which are open-end investment management companies registered under the Investment Company Act of 1940, as amended.

ING VP Balanced Portfolio, Inc. ("Balanced") is a company incorporated under the laws of Maryland on December 14, 1988. ING Variable Funds is a business trust formed under the laws of Massachusetts on January 25, 1984 with one portfolio, ING VP Growth and Income Portfolio ("Growth and Income"). ING Variable Portfolios, Inc. is a company incorporated under the laws of Maryland on June 4, 1996 and has eight separate portfolios. The five portfolios that are in this report are: ING VP Growth Portfolio ("Growth"), ING VP Small Company Portfolio ("Small Company"), ING VP Value Opportunity Portfolio ("Value Opportunity"), ING VP Global Science and Technology ("Global Science and Technology") and ING VP International Equity Portfolio ("International"). ING VP Intermediate Bond Portfolio is a business trust formed under the laws of Massachusetts on January 25, 1984 with one portfolio, ING VP Intermediate Bond Portfolio ("Intermediate Bond", formerly, ING VP Bond Portfolio). ING VP Money Market Portfolio is a business trust under the laws of Massachusetts on January 25, 1984 with one portfolio, ING VP Money Market Portfolio ("Money Market").

Each Portfolio offers Class I shares. Balanced, Growth and Income, Growth, Small Company, Value Opportunity, Intermediate Bond, Global Science and Technology and International also offer Class S shares. The two classes differ principally in applicable distribution and service fees. Shareholders of each class also bear certain expenses that pertain to that particular class. All shareholders bear the common expenses of the Portfolios and earn income and realized gains/losses from the Portfolio pro rata based on the average daily net assets of each class, without discrimination between share classes. No class has preferential dividend rights. Differences in per share dividend rates generally result from the relative weighting of pro rata income and realized gain allocations and from differences in separate class expenses, including distribution, and shareholder servicing fees.

ING Investments, LLC ("ING Investments" or the "Investment Manager"), an Arizona limited liability company, serves as the Investment Manager to the Portfolios. ING Investments has engaged ING Investment Management Co. ("ING IM"), a Connecticut corporation, to serve as the Sub-Adviser to each Portfolio, with the exception of the Global Science and Technology Portfolio. ING Funds Distributor, LLC (the "Distributor") is the principal underwriter of the Portfolios. ING Investments, ING IM and the Distributor are indirect wholly-owned subsidiaries of ING Groep N.V. ("ING Groep"). ING Groep is a global financial institution active in the fields of banking, insurance and asset management.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are consistently followed by the Portfolios in the preparation of their financial statements. Such policies are in conformity with accounting principles generally accepted in the United States of America for investment companies.

A. SECURITY VALUATION. Investments in equity securities traded on a national securities exchange are valued at the last reported sale price. Securities reported by NASDAQ are valued at the NASDAQ official closing prices. Securities traded on an exchange or NASDAQ for which there has been no sale and securities traded in the over-the-counter-market are valued at the mean between the last reported bid and ask prices. All investments quoted in foreign currencies will be valued daily in U.S. dollars on the basis of the foreign currency exchange rates prevailing at that time. Debt securities are valued at prices obtained from independent services or from one or more dealers making markets in the securities and may be adjusted based on the Portfolios' valuation procedures. U.S. Government obligations are valued by using market quotations or independent pricing services that use prices provided by market-makers or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics.

     Securities and assets for which market quotations are not readily available (which may include certain restricted securities, which are subject to limitations as to their sale) are valued at their fair values as determined in good faith by or under the supervision of the Portfolios' Board of Directors ("Board"), in accordance with methods that are specifically authorized by the Board.

     Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Portfolio calculates its net asset value may also be valued at their fair values as determined in good faith by or under the supervision of a Portfolio's Board, in accordance with methods that are specifically authorized by the Board. If a significant event which is likely to impact the value of one or more foreign securities held by a Portfolio occurs after the time at which the foreign market for such security(ies) closes but before the time that the Portfolio's net asset value is calculated on any business day, such event may be taken into account in determining the fair value of such security(ies) at the time the Portfolio calculates its net asset value. For these purposes, significant events after the close of trading on a foreign market may include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters, and political and other events. Among other elements of analysis, the Board has authorized the use of one or more research services to assist with the determination of the fair value of foreign securities. Research services use statistical analyses and quantitative models to help determine fair value as of the time a Portfolio calculates its net asset value. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment, and the fair value assigned to a security may not represent the actual value that a Portfolio could obtain if it were to sell the security at the time of the close of the NYSE. Investments in securities maturing in 60 days or less at the date of valuation are valued at amortized cost, which, when combined with accrued interest, approximates market value.

B. SECURITY TRANSACTIONS AND REVENUE RECOGNITION. Securities transactions are accounted for on the trade date. Realized gains and losses are reported on the basis of identified cost of securities sold. Interest income is recorded on an accrual basis. Dividend income is recorded on the ex-dividend date, or for certain foreign securities, when the information becomes available to the Portfolios. Premium amortization and discount accretion are determined by the effective yield method.

C. FOREIGN CURRENCY TRANSLATION. The books and records of the portfolios are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

         (1) Market value of investment securities, other assets and liabilities -- at the exchange rates prevailing at the end of the day.

         (2) Purchases and sales of investment securities, income and expenses -- at the rates of exchange prevailing on the respective dates of such transactions.

     Although the net assets and the market values are presented at the foreign exchange rates at the end of the day, the Portfolios do not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments. For securities, which are subject to foreign withholding tax upon disposition, liabilities are recorded on the Statements of Assets and Liabilities for the estimated tax withholding based on the securities' current market value. Upon disposition, realized gains or losses on such securities are recorded net of foreign withholding tax.

     Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, resulting from changes in the exchange rate. Foreign security and currency transactions may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. Government securities. These risks include, but are not limited to, revaluation of currencies and future adverse political and economic developments, which could cause securities and their markets to be less liquid and prices more volatile than those of comparable U.S. companies and U.S. Government securities.

D. FOREIGN CURRENCY TRANSACTIONS AND FUTURES CONTRACTS. Certain Portfolios may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to and from the U.S. dollar in connection with the planned purchases or sales of securities. When entering into a currency forward contract, a Portfolio agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. The Portfolios either enter into these transactions on a spot basis at the spot rate prevailing in the foreign currency exchange market or use forward foreign currency contracts to purchase or sell foreign currencies. When the contract is fulfilled or closed, gains or losses are realized. Until then, the gain or loss is included in unrealized appreciation or depreciation.

     Risks may arise upon entering into forward contracts from the potential inability of counterparties to meet the terms of their forward contracts and from unanticipated movements in the value of foreign currencies relative to the U.S. dollar.

     Each Portfolio, with the exception of Money Market, may enter into futures contracts involving foreign currency, interest rates, securities and securities indices. A futures contract obligates the seller of the contract to deliver and the purchaser of the contract to take delivery of the type of foreign currency, financial instrument or security called for in the contract at a specified future time for a specified price. Upon entering into such a contract, a Portfolio is required to deposit and maintain as collateral such initial margin as required by the exchange on which the contract is traded. Pursuant to the contract, a Portfolio agrees to receive from or pay to the broker an amount equal to the daily fluctuations in the value of the contract. Such receipts or payments are known as variation margins and are recorded as unrealized gains or losses by the Portfolio. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

E. DISTRIBUTIONS TO SHAREHOLDERS. The Portfolios record distributions to their shareholders on the ex-dividend date. Balanced, Growth, Small Company, Value Opportunity, Money Market and Global Science and Technology Portfolios declare and pay dividends annually. Growth and Income and Intermediate Bond Portfolios declare and pay dividends semi-annually. The Portfolios may make distributions on a more frequent basis to comply with the distribution requirements of the Internal Revenue Code. The characteristics of income and gains to be distributed are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America for investment companies.

F. FEDERAL INCOME TAXES. It is the policy of the Portfolios to comply with subchapter M of the Internal Revenue Code and related excise tax provisions applicable to regulated investment companies and to distribute substantially all of their net investment income and any net realized capital gains to their shareholders. Therefore, no federal income tax provision is required. No capital gain distributions shall be made until any capital loss carryforwards have been fully utilized or expired.

G. USE OF ESTIMATES. Management of the Portfolios has made certain estimates and assumptions relating to the reporting of assets, liabilities, income, and expenses to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America for investment companies. Actual results could differ from these estimates.

H. REPURCHASE AGREEMENTS. Each Portfolio may invest in repurchase agreements only with government securities dealers recognized by the Board of Governors of the Federal Reserve System. Under such agreements, the seller of the security agrees to repurchase it at a mutually agreed upon time and price. The resale price is in excess of the purchase price and reflects an agreed upon interest rate for the period of time the agreement is outstanding. The period of the repurchase agreements is usually short, from overnight to one week, while the underlying securities generally have longer maturities. Each Portfolio will receive as collateral securities acceptable to it whose market value is equal to at least 100% of the carrying amount of the repurchase agreements, plus accrued interest, being invested by the Portfolio. The underlying collateral is valued daily on a mark-to-market basis to assure that the value, including accrued interest is at least equal to the repurchase price. If the seller defaults, a Portfolio might incur a loss or delay in the realization of proceeds if the value of the security collateralizing the repurchase agreement declines, and it might incur disposition costs in liquidating the collateral.

I. SECURITIES LENDING. Each Portfolio has the option to temporarily loan up to 30% of its total assets to brokers, dealers or other financial institutions in exchange for a negotiated lender's fee. The borrower is required to fully collateralize the loans with cash or U.S. Government securities. Generally, in the event of counterparty default, the Portfolio has the right to use collateral to offset losses incurred. There would be potential loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its right to dispose of the collateral. The Portfolio bears the risk of loss with respect to the investment of collateral. Engaging in securities lending could have a leveraging effect, which may intensify the credit, market and other risks associated with investing in a Portfolio.

J. ILLIQUID AND RESTRICTED SECURITIES. The Portfolios may not invest more than 15% (10% for Money Market) of their net assets in illiquid securities. Illiquid securities are not readily marketable.

     Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolios to sell them promptly at an acceptable price. The Portfolios may also invest in restricted securities, which include those sold under Rule 144A of the Securities Act of 1933 ("1933 Act") or securities offered pursuant to Section 4(2) of the 1933 Act, and/or are subject to legal or contractual restrictions on resale and may not be publicly sold without registration under the 1933 Act. Certain restricted securities may be considered liquid pursuant to guidelines approved by the Board or may be deemed to be illiquid because they may not be readily marketable. Illiquid and restricted securities are valued using market quotations when readily available. In the absence of market quotations, the securities are valued based upon their fair value determined under procedures approved by the Board.

K. DELAYED DELIVERY TRANSACTIONS. Each Portfolio may purchase or sell securities on a when-issued or forward commitment basis. The price of the underlying securities and date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. The market value of such is identified in the Portfolios' Portfolio of Investments. Losses may arise due to changes in the market value of the securities or from the inability of counterparties to meet the terms of the contract. In connection with such purchases, the Portfolios are required to hold liquid assets as collateral with the Portfolios' custodian sufficient to cover the purchase price.

L. MORTGAGE DOLLAR ROLL TRANSACTIONS. In connection with a portfolio's ability to purchase or sell securities on a when-issued basis, Balanced, Growth and Income, Intermediate Bond and Money Market Portfolios may engage in dollar roll transactions with respect to mortgage-backed securities issued by Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corp. In a dollar roll transaction, a Portfolio sells a mortgage-backed security to a financial institution, such as a bank or broker/dealer, and simultaneously agrees to repurchase a substantially similar (i.e., same type, coupon, and maturity) security from the institution on a delayed delivery basis at an agreed upon price. The mortgage-backed securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories. The Portfolios account for dollar roll transactions as purchases and sales.

M. OPTIONS CONTRACTS. Each Portfolio, with the exception of Money Market, may purchase put and call options and may write (sell) put options and covered call options. The Portfolios may engage in option transactions as a hedge against adverse movements in the value of portfolio holdings or to increase market exposure. Option contracts are valued daily and unrealized gains or losses are recorded based upon the last sales price on the principal exchange on which the options are traded. The Portfolios will realize a gain or loss upon the expiration or closing of the option contract. When an option is exercised, the proceeds on sales of the underlying security for a written call option, the purchase cost of the security for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid. Realized and unrealized gains or losses on option contracts are reflected in the accompanying financial statements. The risk in writing a call option is that the Portfolios give up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Portfolios may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Portfolios pay a premium whether or not the option is exercised. Risks may also arise from an illiquid secondary market or from the inability of counterparties to meet the terms of the contract.

N. SWAP CONTRACTS. Each Portfolio, with the exception of Money Market, may enter into interest rate swaps, currency swaps and other types of swap agreements, including swaps on securities and indices. A swap is an agreement between two parties pursuant to which each party agrees to make one or more payments to the other on regularly scheduled dates over a stated term, based on different interest rates, currency exchange rates, security prices, the prices or rates of other types of financial instruments or assets or the levels of specified indices. During the term of the swap, changes in the value of the swap are recognized as unrealized appreciation or depreciation.

NOTE 3 -- INVESTMENT TRANSACTIONS

For the year ended December 31, 2004, the cost of purchases and proceeds from the sales of securities, excluding short-term securities, were as follows:

                                                                          PURCHASES               SALES
                                                                      -----------------     -----------------
Balanced                                                              $   1,757,333,780     $   1,882,740,598
Growth and Income                                                         4,879,579,210         5,436,160,441
Growth                                                                      249,646,748           293,817,913
Small Company                                                               425,188,696           425,762,918
Value Opportunity                                                            37,285,732            78,741,530
Intermediate Bond                                                           787,418,955           846,452,213
Global Science and Technology                                               140,916,930           152,828,146
International                                                                64,634,389            59,370,617

U.S. Government securities not included above were as follows:

                                                                          PURCHASES               SALES
                                                                      -----------------     -----------------
Balanced                                                              $   2,028,350,409     $   2,019,894,980
Intermediate Bond                                                         5,030,941,616         4,792,217,729

NOTE 4 -- INVESTMENT MANAGEMENT AND ADMINISTRATIVE FEES

The Portfolios entered into Investment Management Agreements with the Investment Manager. The Investment Management Agreements compensate the Investment Manager with a fee, computed daily and payable monthly, based on the average daily net assets of each Portfolio, at the following annual rates:

Balanced                                  0.50%
Growth and Income                         0.50% on first $10 billion;
                                          0.45% on next $5 billion; and
                                          0.425% over $15 billion
Growth                                    0.60%
Small Company                             0.75%
Value Opportunity                         0.60%
Intermediate Bond                         0.40%
Money Market                              0.25%
Global Science and Technology             0.95%
International                             0.85%

The Investment Manager entered into Sub-Advisory Agreements with ING IM. ING IM acts as Sub-Adviser to all Portfolios except for the Global Science and Technology Portfolio. Subject to such policies as the Board or the Investment Manager may determine, ING IM manages the Portfolios' assets in accordance with the Portfolios' investment objectives, policies, and limitations.

BlackRock Advisors, Inc., ("BlackRock"), a Delaware Corporation, serves as Sub-Adviser to the Global Science and Technology Portfolio pursuant to a Sub-Advisory Agreement effective April 1, 2004 between the Investment Manager and BlackRock through December 31, 2005. From January 1, 2004 to March 31, 2004, the Global Science and Technology Portfolio was sub-advised by BlackRock under an interim Sub-Advisory Agreement.

Pursuant to Administration Agreements, ING Funds Services, LLC ("IFS"), an indirect wholly-owned subsidiary of ING Groep, acts as administrator and provides certain administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other service providers.

IFS is entitled to receive from each Portfolio a fee at an annual rate of 0.055% on the first $5 billion of daily net assets and 0.03% thereafter.

NOTE 5 -- DISTRIBUTION AND SERVICE FEES

Class S shares of the Portfolios have adopted Distribution Plans pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plans"), whereby the Distributor is reimbursed or compensated by the Portfolios for expenses incurred in the distribution of each Portfolio's shares ("Distribution Fees"). Pursuant to the 12b-1 Plans, the Distributor is entitled to a payment each month to reimburse or compensate for expenses incurred in the distribution and promotion of each Portfolio's shares, including expenses incurred in printing prospectuses and reports used for sales purposes, expenses incurred in preparing and printing sales literature and other such distribution related expenses, including any distribution or shareholder servicing fees ("Service Fees") paid to securities dealers who have executed a distribution agreement with the Distributor. Under the 12b-1 Plans, Class S shares of the Portfolios pay the Distributor a fee calculated at an annual rate of 0.25% of average daily net assets.

NOTE 6 -- OTHER TRANSACTIONS WITH AFFILIATED AND RELATED PARTIES

At December 31, 2004, the Portfolios had the following amounts recorded in payable to affiliates on the accompanying Statements of Assets and Liabilities (see Notes 4 and 5):

                                                                                      ACCRUED
                                                ACCRUED                             SHAREHOLDER
                                               INVESTMENT          ACCRUED          SERVICE AND
                                               MANAGEMENT      ADMINISTRATIVE      DISTRIBUTION
                                                  FEES              FEES               FEES              TOTAL
                                            ----------------  -----------------   ---------------  -----------------
Balanced                                    $        572,955  $          63,009   $           660  $         636,624
Growth and Income                                  1,486,254            163,441               372          1,650,067
Growth                                                98,070              8,985                74            107,129
Small Company                                        333,010             24,412            13,856            371,278
Value Opportunity                                    113,231             10,375               729            124,335
Intermediate Bond                                    467,731             64,285            61,433            593,449
Money Market                                         232,931             51,221                --            284,152
Global Science and Technology                         68,995              3,993                --             72,988
International                                         93,617              2,363                52             96,032

The Portfolios have adopted a Deferred Compensation Plan (the "Plan"), which allows eligible non-affiliated directors as described in the Plan to defer the receipt of all or a portion of the directors' fees payable. Deferred fees are invested in various funds advised by ING Investments, LLC until distribution in accordance with the Plan.

NOTE 7 -- EXPENSE LIMITATIONS

ING Investments entered into written Expense Limitation Agreements with each of the following Portfolios whereby the Investment Manager has agreed to limit expenses, excluding interest, taxes, brokerage and extraordinary expenses to the levels listed below:

                                               CLASS I           CLASS S
                                          ----------------  -----------------
Growth                                                0.80%             1.05%
Small Company                                         0.95%             1.20%
Value Opportunity                                     0.80%             1.05%
Global Science and Technology                         1.15%             1.40%
International                                         1.15%             1.40%

The Investment Manager may at a later date recoup from a Portfolio management fees waived and other expenses assured by the Investment Manager during the previous 36 months, but only if, after such recoupment, the Portfolio's expense ratio does not exceed the percentage described above. Waived and reimbursed fees net of any recoupment by the Investment Manager of such waived and reimbursed fees are reflected on the accompanying Statements of Operations. Amounts payable by the Investment Manager are reflected on the accompanying Statements of Assets and Liabilities for each Portfolio.

As of December 31, 2004, the amounts of waived and reimbursed fees that are subject to possible recoupment by the Investment Manager, and the related expiration dates are as follows:

                                             DECEMBER 31,
                         ------------------------------------------------------
                               2005              2006               2007             TOTAL
                         ----------------   ---------------   ----------------  ----------------
International            $             --   $        78,239   $             --  $         78,239

The Expense Limitation Agreements are contractual and shall renew automatically for one-year terms unless ING Investments provides written notice of the termination of an Expense Limitation Agreement within 90 days of the end of the then current term.

NOTE 8 -- LINE OF CREDIT

The Portfolios, in addition to certain other funds managed by the Investment Manager, have entered into an unsecured committed revolving line of credit agreement (the "Credit Agreement ") with a syndicate of banks led by Citibank, N.A. for an aggregate amount of $100,000,000. The proceeds may be used only to:
(1) temporarily finance the purchase and sale of securities; (2) finance the redemption of shares of an investor in the funds; and (3) enable the funds to meet other emergency expenses as defined in the Credit Agreement. The funds to which the line of credit is available pay a commitment fee equal to 0.09% per annum on the daily unused portion of the committed line amount. Each of the Portfolios will pay its pro rata share of both the agent and commitment fee. Generally, borrowings under the Credit Agreement accrue interest at the Federal Funds Rate plus a specified margin. Repayments generally must be made within 30 days after the date of a revolving credit advance. The following Portfolios utilized the line of credit during the year ended December 31, 2004:

                                                                    APPROXIMATE
                                                 APPROXIMATE          WEIGHTED
                                  DAYS          AVERAGE DAILY         AVERAGE
                                UTILIZED           BALANCE          INTEREST RATE
                             --------------- ------------------  ------------------
Balanced                           1         $          520,000                2.00%
Growth and Income                  5                  2,506,000                2.41%
Value Opportunity                  6                  5,808,000                1.51%
Intermediate Bond                  1                  1,200,000                1.75%

NOTE 9 -- CAPITAL SHARES

Transactions in capital shares and dollars were as follows:

                                                                      CLASS I SHARES                       CLASS S SHARES
                                                            ----------------------------------   ----------------------------------
                                                                  YEAR              YEAR              YEAR             MAY 29,
                                                                 ENDED             ENDED              ENDED           2003(1) TO
                                                              DECEMBER 31,      DECEMBER 31,      DECEMBER 31,       DECEMBER 31,
                                                                  2004              2003              2004               2003
                                                            ----------------  ----------------   ---------------   ----------------
BALANCED (NUMBER OF SHARES)
Shares sold                                                        5,541,276         3,154,493           161,044            101,813
Dividends reinvested                                               2,277,679         2,206,304             3,651                 25
Shares redeemed                                                  (16,373,623)       (9,380,661)          (29,578)            (3,480)
                                                            ----------------  ----------------   ---------------   ----------------
Net increase (decrease) in shares outstanding                     (8,554,668)       (4,019,864)          135,117             98,358
                                                            ================  ================   ===============   ================

BALANCED ($)
Shares sold                                                 $     70,448,531  $     37,356,123   $     2,027,282   $      1,194,460
Dividends reinvested                                              28,402,664        25,549,004            45,416                288
Shares redeemed                                                 (206,636,262)     (106,290,993)         (378,747)           (42,017)
                                                            ----------------  ----------------   ---------------   ----------------
Net increase (decrease)                                     $   (107,785,067) $    (43,385,866)  $     1,693,951   $      1,152,731
                                                            ================  ================   ===============   ================

----------
(1) Commencement of operations.

                                                               CLASS I SHARES                        CLASS S SHARES
                                                    ------------------------------------  ------------------------------------
                                                          YEAR               YEAR               YEAR             JUNE 11,
                                                          ENDED              ENDED              ENDED           2003(1) TO
                                                      DECEMBER 31,       DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                          2004               2003               2004               2003
                                                    -----------------  -----------------  -----------------  -----------------
GROWTH AND INCOME (NUMBER OF SHARES)
Shares sold                                                 3,269,845            801,513             20,905             98,693
Dividends reinvested                                        4,494,881                 --              1,972                 --
Shares redeemed                                           (32,855,572)       (36,272,651)           (25,390)            (4,334)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease) in shares outstanding             (25,090,846)       (35,471,138)            (2,513)            94,359
                                                    =================  =================  =================  =================

GROWTH AND INCOME ($)
Shares sold                                         $      61,270,078  $      12,502,845  $         389,064  $       1,605,943
Dividends reinvested                                       84,457,963                 --             36,994                 --
Shares redeemed                                          (606,157,122)      (559,904,868)          (461,223)           (70,873)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease)                             $    (460,429,081) $    (547,402,023) $         (35,165) $       1,535,070
                                                    =================  =================  =================  =================

                                                               CLASS I SHARES                        CLASS S SHARES
                                                    ------------------------------------  ------------------------------------
                                                          YEAR               YEAR               YEAR               YEAR
                                                          ENDED              ENDED              ENDED              ENDED
                                                      DECEMBER 31,       DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                          2004               2003               2004               2003
                                                    -----------------  -----------------  -----------------  -----------------
GROWTH (NUMBER OF SHARES)
Shares sold                                                   585,684          2,152,470              6,466             32,996
Dividends reinvested                                           29,983                 --                 --                 --
Shares redeemed                                            (5,512,414)        (3,481,590)            (1,856)            (7,885)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease) in shares outstanding              (4,896,747)        (1,329,120)             4,610             25,111
                                                    =================  =================  =================  =================

GROWTH ($)
Shares sold                                         $       5,279,704  $      12,336,815  $          58,168  $         253,457
Dividends reinvested                                          268,051                 --                 --                 --
Shares redeemed                                           (48,617,581)       (22,951,012)           (16,522)           (58,277)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease)                             $     (43,069,826) $     (10,614,197) $          41,646  $         195,180
                                                    =================  =================  =================  =================

                                                               CLASS I SHARES                        CLASS S SHARES
                                                    ------------------------------------  ------------------------------------
                                                          YEAR               YEAR               YEAR               YEAR
                                                          ENDED              ENDED              ENDED              ENDED
                                                      DECEMBER 31,       DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                          2004               2003               2004               2003
                                                    -----------------  -----------------  -----------------  -----------------
SMALL COMPANY (NUMBER OF SHARES)
Shares sold                                                 2,256,129         10,395,221          5,026,850             40,070
Dividends reinvested                                           74,193             63,065              1,814                 48
Shares redeemed                                            (5,763,081)        (6,562,287)        (1,447,699)            (6,503)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease) in shares outstanding              (3,432,759)         3,895,999          3,580,965             33,615
                                                    =================  =================  =================  =================

SMALL COMPANY ($)
Shares sold                                         $      40,720,939  $     155,510,623  $      87,903,008  $         616,993
Dividends reinvested                                        1,319,890            922,009             32,250                698
Shares redeemed                                          (103,038,487)       (94,475,400)       (26,826,319)          (103,573)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease)                             $     (60,997,658) $      61,957,232  $      61,108,939  $         514,118
                                                    =================  =================  =================  =================

----------
(1)  Commencement of operations.

                                                               CLASS I SHARES                        CLASS S SHARES
                                                    ------------------------------------  ------------------------------------
                                                          YEAR               YEAR               YEAR               YEAR
                                                          ENDED              ENDED              ENDED              ENDED
                                                      DECEMBER 31,       DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                          2004               2003               2004               2003
                                                    -----------------  -----------------  -----------------  -----------------
VALUE OPPORTUNITY (NUMBER OF SHARES)
Shares sold                                                   970,091          2,108,112            127,023             92,628
Dividends reinvested                                          168,177            164,266              1,831                901
Shares redeemed                                            (5,784,691)        (2,598,835)           (51,003)           (16,336)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease) in shares outstanding              (4,646,423)          (326,457)            77,851             77,193
                                                    =================  =================  =================  =================

VALUE OPPORTUNITY ($)
Shares sold                                         $      11,987,060  $      20,200,109  $       1,560,347  $         998,638
Dividends reinvested                                        2,050,084          1,764,212             22,234              9,646
Shares redeemed                                           (71,212,120)       (25,416,002)          (628,834)          (171,629)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease)                             $     (57,174,976) $      (3,451,681) $         953,747  $         836,655
                                                    =================  =================  =================  =================

                                                               CLASS I SHARES                        CLASS S SHARES
                                                    ------------------------------------  ------------------------------------
                                                          YEAR               YEAR               YEAR               YEAR
                                                          ENDED              ENDED              ENDED              ENDED
                                                      DECEMBER 31,       DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                          2004               2003               2004               2003
                                                    -----------------  -----------------  -----------------  -----------------
INTERMEDIATE BOND (NUMBER OF SHARES)
Shares sold                                                10,565,378          8,501,280         18,424,679          6,385,067
Dividends reinvested                                        9,919,704          1,474,950          1,734,423             93,017
Shares redeemed                                           (16,940,447)       (19,495,518)        (2,197,934)        (5,092,213)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease) in shares outstanding               3,544,635         (9,519,288)        17,961,168          1,385,871
                                                    =================  =================  =================  =================

INTERMEDIATE BOND ($)
Shares sold                                         $     147,968,344  $     103,976,909  $     251,513,485  $      80,800,150
Dividends reinvested                                      132,374,446         20,649,302         22,907,583          1,301,393
Shares redeemed                                          (233,418,138)      (256,344,288)       (29,751,769)       (62,882,702)
                                                    -----------------  -----------------  -----------------  -----------------
Net increase (decrease)                             $      46,924,652  $    (131,718,077) $     244,669,299  $      19,218,841
                                                    =================  =================  =================  =================

                                                               CLASS I SHARES
                                                    -------------------------------------
                                                          YEAR                YEAR
                                                          ENDED               ENDED
                                                      DECEMBER 31,        DECEMBER 31,
                                                          2004                2003
                                                    -----------------   -----------------
MONEY MARKET (NUMBER OF SHARES)
Shares sold                                                25,412,249         168,980,560
Dividends reinvested                                        1,009,615           1,928,116
Shares redeemed                                           (36,946,032)       (194,376,129)
                                                    -----------------   -----------------
Net decrease in shares outstanding                        (10,524,168)        (23,467,453)
                                                    =================   =================

MONEY MARKET ($)
Shares sold                                         $     327,235,099   $   1,899,695,014
Dividends reinvested                                       12,932,164          24,741,578
Shares redeemed                                          (475,422,886)     (2,226,653,637)
                                                    -----------------   -----------------
Net decrease                                        $    (135,255,623)  $    (302,217,045)
                                                    =================   =================

                                                          CLASS I SHARES                      CLASS S SHARES
                                                 ---------------------------------   ---------------------------------
                                                      YEAR              YEAR              YEAR              YEAR
                                                      ENDED             ENDED             ENDED            ENDED
                                                  DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                      2004              2003             2004(1)            2003
                                                 ---------------   ---------------   ---------------  ----------------
GLOBAL SCIENCE AND TECHNOLOGY (NUMBER OF
   SHARES)
Shares sold                                            5,874,957        22,057,248                --                --
Shares redeemed                                       (8,566,152)      (13,940,003)               --            (2,551)
                                                 ---------------   ---------------   ---------------  ----------------
Net increase (decrease) in shares outstanding         (2,691,195)        8,117,245                --            (2,551)
                                                 ===============   ===============   ===============  ================

GLOBAL SCIENCE AND TECHNOLOGY ($)
Shares sold                                      $    22,118,107   $    71,880,902   $            --  $             --
Shares redeemed                                      (31,058,339)      (43,644,308)               --            (9,376)
                                                 ---------------   ---------------   ---------------  ----------------
Net increase (decrease)                          $    (8,940,232)  $    28,236,594   $            --  $         (9,376)
                                                 ===============   ===============   ===============  ================

                                                          CLASS I SHARES                      CLASS S SHARES
                                                 ---------------------------------   ---------------------------------
                                                      YEAR              YEAR              YEAR              YEAR
                                                      ENDED             ENDED             ENDED            ENDED
                                                  DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                      2004              2003              2004              2003
                                                 ---------------   ---------------   ---------------  ----------------
INTERNATIONAL (NUMBER OF SHARES)
Shares sold                                            2,386,273        11,733,163            53,937            27,260
Dividends reinvested                                      70,834            58,321               284                81
Shares redeemed                                       (1,816,473)      (11,428,928)          (49,868)           (2,549)
                                                 ---------------   ---------------   ---------------  ----------------
Net increase in shares outstanding                       640,634           362,556             4,353            24,792
                                                 ===============   ===============   ===============  ================

INTERNATIONAL ($)
Shares sold                                      $    18,639,301   $    71,979,031   $       417,590  $        181,817
Dividends reinvested                                     546,129           358,677             2,180               496
Shares redeemed                                      (14,143,468)      (70,356,174)         (385,475)          (16,399)
                                                 ---------------   ---------------   ---------------  ----------------
Net increase                                     $     5,041,962   $     1,981,534   $        34,295  $        165,914
                                                 ===============   ===============   ===============  ================

----------
(1) There was no capital activity for Class S during the year ended December 31, 2004.

NOTE 10 -- ILLIQUID SECURITIES

Pursuant to guidelines adopted by the Portfolios' Board, the following securities have been deemed to be illiquid. Each Portfolio currently limits investment in illiquid securities to 15% (10% for Money Market) of the Portfolios' net assets, at market value, at time of purchase.

                                                                             INITIAL                                      ERCENT
                                                            PRINCIPAL      ACQUISITION                                     OF NET
PORTFOLIO                      SECURITY                      AMOUNT            DATE            COST           VALUE       PASSETS
--------------- ----------------------------------------- -------------- --------------- --------------  ---------------  --------
Balanced        Alpine III, 2.840%, due 08/16/14          $     418,000     08/04/04     $      418,000  $       418,749       0.0%
                Alpine III, 3.240%, due 08/16/14                418,000     08/04/04            418,000          418,644       0.0%
                Alpine III, 5.040%, due 08/16/14                222,000     08/04/04            222,000          222,286       0.0%
                Alpine III, 8.290%, due 08/16/14                645,000     08/16/04            645,000          646,034       0.0%
                                                                                         --------------  ---------------  --------
                                                                                         $    1,703,000  $     1,705,713       0.1%
                                                                                         ==============  ===============  ========
Intermediate    Alpine III, 2.840%, due 08/16/14                948,000     08/04/04     $      948,000  $       949,698       0.1%
   Bond         Alpine III, 3.240%, due 08/16/14                948,000     08/04/04            948,000          949,460       0.1%
                Alpine III, 5.040%, due 08/16/14                502,000     08/04/04            502,000          502,647       0.0%
                Alpine III, 8.290%, due 08/16/14              1,460,000     08/16/04          1,460,000        1,462,340       0.1%
                                                                                         --------------  ---------------  --------
                                                                                         $    3,858,000  $     3,864,145       0.3%
                                                                                         ==============  ===============  ========
Money           Money Market Trust, LLY, 1.175%, due
   Market       06/03/05                                     13,500,000     05/15/03     $   13,500,000  $    13,499,960       1.2%
                Money Market Trust Series A, 2.480%,
                12/07/05                                     31,400,000     05/15/03         31,400,000       31,406,907       2.9%
                Newcastle CDO I Ltd., 1.321% due
                10/24/05                                     13,900,000     10/23/03         13,900,000       13,900,000       1.3%
                                                                                         --------------  ---------------  --------
                                                                                         $   58,800,000  $    58,806,867       5.4%
                                                                                         ==============  ===============  ========

NOTE 11 -- SECURITIES LENDING

Under an agreement with The Bank of New York ("BNY"), the Portfolios can lend their securities to approved brokers, dealers and other financial institutions. Loans are collateralized by cash and U.S. Government securities. The collateral must be in an amount equal to at least 105% of the market value of non-U.S. securities loaned and 102% of the market value of U.S. securities loaned. The cash collateral received is invested in approved investments as defined in the Securities Lending Agreement with BNY (the "Agreement"). The securities purchased with cash collateral received are reflected in the Portfolio of Investments. Generally, in the event of counterparty default, the Portfolios have the right to use the collateral to offset losses incurred. The Agreement contains certain guarantees by BNY in the event of counterparty default and/or a borrower's failure to return a loaned security, however there would be a potential loss to the Portfolios in the event the Portfolios are delayed or prevented from exercising their right to dispose of the collateral. The Portfolios bear the risk of loss with respect to the investment of collateral. Engaging in securities lending could have a leveraging effect, which may intensify the credit, market and other risks associated with investing in a Portfolio. At December 31, 2004, the Portfolios had securities on loan with the following market values:

                                        VALUE OF
                                       SECURITIES         VALUE OF
                                         LOANED          COLLATERAL
                                    ----------------  ----------------
Balanced                            $    149,277,954  $    153,224,000
Growth and Income                        211,090,291       219,680,000
Growth                                    11,239,921        11,536,000
Value Opportunity                             82,511            86,000

NOTE 12 -- FEDERAL INCOME TAXES

The amount of distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States of America for investment companies. These book/tax differences may be either temporary or permanent. Permanent differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences are not reclassified. Key differences include the treatment of short-term capital gains, foreign currency transactions, and wash sale deferrals. Distributions in excess of available earnings and profits, current and accumulated, for tax purposes are reported as distributions of paid-in capital.

The following permanent tax differences have been reclassified as of December 31, 2004:

                                                                           UNDISTRIBUTED       ACCUMULATED
                                                                           NET INVESTMENT      NET REALIZED
                                                            PAID-IN          INCOME ON            GAINS
                                                            CAPITAL         INVESTMENTS          (LOSSES)
                                                       -----------------  ----------------   ----------------
                  Balanced                             $              --  $        494,598   $       (494,598)
                  Growth and Income                           (4,264,806)          831,825          3,432,981
                  Growth                                              --            (2,716)             2,716
                  Small Company                                       --          (341,572)           341,572
                  Intermediate Bond                                   --         1,650,743         (1,650,743)
                  Money Market                                   (39,149)               --             39,149
                  Global Science and Technology                 (555,894)          594,321            (38,427)
                  International Equity                                --           212,332           (212,332)

The tax composition of dividends and distributions to shareholders was as follows:

                                                           YEAR ENDED                   YEAR ENDED
                                                        DECEMBER 31, 2004            DECEMBER 31, 2003
                                                ---------------------------------  ---------------------
                                                                     LONG-TERM
                                                 ORDINARY INCOME    CAPITAL GAIN      ORDINARY INCOME
                                                -----------------  --------------  ---------------------
                       Balanced                 $      28,448,079  $           --  $          25,549,292
                       Growth and Income               84,550,196              --                     --
                       Growth                             268,051              --                     --
                       Small Company                    1,352,140              --                922,707
                       Value Opportunity                2,072,318              --              1,773,858
                       Intermediate Bond              150,191,405       5,168,861             21,962,645
                       Money Market                    12,932,164              --             24,741,578
                       International Equity               548,309              --                359,173

The tax-basis components of distributable earnings and the expiration dates of the capital loss carryforwards which may be used to offset future realized capital gains for federal income tax purposes as of December 31, 2004 are as follows:

                         UNDISTRIBUTED      UNDISTRIBUTED     UNREALIZED       POST OCTOBER          CAPITAL
                            ORDINARY          LONG-TERM      APPRECIATION     CAPITAL LOSSES           LOSS           EXPIRATION
                            INCOME          CAPITAL GAIN    (DEPRECIATION)       DEFERRED          CARRYFORWARDS         DATES
                       ----------------  ----------------  ---------------  -----------------  -------------------  --------------
Balanced               $     30,617,051  $             --  $    69,492,918  $             --   $       (71,674,395)      2010

Growth and Income                    --                --      408,871,050            (4,855)  $      (223,910,727)      2009
                                                                                                    (2,401,044,421)      2010
                                                                                                       (63,082,574)      2011
                                                                                               -------------------
                                                                                               $    (2,688,037,722)
                                                                                               -------------------

Growth                        1,253,609                --       20,993,544                --   $      (137,330,879)      2009
                                                                                                       (63,207,672)      2010
                                                                                               -------------------
                                                                                               $      (200,538,551)
                                                                                               ===================

Small Company                   637,301         6,278,078       97,927,790                --                    --

Value Opportunity             3,868,187                --       22,207,958                --           (39,657,046)      2010

Intermediate Bond             4,128,083           986,159        5,117,529               (37)                   --

Money Market                 12,788,532                --         (232,026)               --   $          (751,862)      2008
                                                                                                        (3,715,968)      2009
                                                                                                              (169)      2011
                                                                                                          (244,520)      2012
                                                                                               -------------------
                                                                                               $        (4,712,519)
                                                                                               ===================
Global Science and
   Technology                        --                --        7,198,758                --   $       (33,805,623)      2009
                                                                                                       (15,534,432)      2010
                                                                                                        (4,912,495)      2011
                                                                                               -------------------
                                                                                               $       (54,252,550)
                                                                                               ===================
International Equity            538,930                --        8,088,309                --   $       (16,949,751)      2009
                                                                                                        (9,221,611)      2010
                                                                                               -------------------
                                                                                               $       (26,171,362)
                                                                                               ===================

NOTE 13 -- INFORMATION REGARDING TRADING OF ING'S U.S. MUTUAL FUNDS

ING Investments, LLC ("Investments"), the adviser to the ING Funds, has reported to the Boards of Directors/Trustees (the "Board") of the ING Funds that, like many U.S. financial services companies, Investments and certain of its U.S. affiliates have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. Investments has advised the Board that it and its affiliates have cooperated fully with each request.

In addition to responding to regulatory and governmental requests, Investments reported that management of U.S. affiliates of ING Groep N.V., including Investments (collectively, "ING"), on their own initiative, have conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING's internal review related to mutual fund trading is now substantially completed. ING has reported that, of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within ING's variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred, despite measures taken by ING intended to combat market timing. ING further reported that each of these arrangements has been terminated and fully disclosed to regulators. The results of the internal review were also reported to the independent members of the Board.

Investments has advised the Board that most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question in the U.S. Investments further reported that the companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated. Based on the internal review, Investments has advised the Board that the identified arrangements do not represent a systemic problem in any of the companies that were involved.

More specifically, Investments reported to the Board that, at this time, these instances include the following:

- ING has identified three arrangements, dating from 1995, 1996 and 1998, under which the administrator to the then-Pilgrim Funds, which subsequently became part of the ING Funds, entered formal and informal arrangements that permitted frequent trading. ING Funds Distributor, LLC ("IFD") has received a notice from the staff of the NASD informing IFD that it has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and certain provisions of the federal securities laws in connection with these arrangements.

- Aeltus Investment Management, Inc. (a predecessor entity to ING Investment Management Co.) has identified two investment professionals who engaged in extensive frequent trading in certain ING Funds. One was subsequently terminated for cause and incurred substantial financial penalties in connection with this conduct and the second has been disciplined.

- ReliaStar Life Insurance Company ("ReliaStar") entered into agreements seven years ago permitting the owner of policies issued by the insurer to engage in frequent trading and to submit orders until 4pm Central Time. In 2001 ReliaStar also entered into a selling agreement with a broker-dealer that engaged in frequent trading. Employees of ING affiliates were terminated and/or disciplined in connection with these matters.

- In 1998, Golden American Life Insurance Company entered into arrangements permitting a broker-dealer to frequently trade up to certain specific limits in a fund available in an ING variable annuity product. No employee responsible for this arrangement remains at the company.

For additional information regarding these matters, you may consult the Form 8-K for each of four life insurance companies, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, and ReliaStar Life Insurance Company of New York, each filed with the Securities and Exchange Commission (the "SEC") on September 9, 2004. These Forms 8-K can be accessed through the SEC's Web site at http://www.sec.gov. Despite the extensive internal review conducted through independent special counsel and a national accounting firm, there can be no assurance that the instances of inappropriate trading reported to the Board are the only instances of such trading respecting the ING Funds. Investments reported to the Board that ING is committed to conducting its business with the highest standards of ethical conduct with zero tolerance for noncompliance.

Accordingly, Investments advised the Board that ING management was disappointed that its voluntary internal review identified these situations. Viewed in the context of the breadth and magnitude of its U.S. business as a whole, ING management does not believe that ING's acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, Investments reported that given ING's refusal to tolerate any lapses, it has taken the steps noted below, and will continue to seek opportunities to further strengthen the internal controls of its affiliates.

- ING has agreed with the ING Funds to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the Securities and Exchange Commission. Investments reported to the Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or its U.S. business.

- ING updated its Code of Conduct for employees reinforcing its employees' obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements.

- The ING Funds, upon a recommendation from ING, updated their respective Codes of Ethics applicable to investment professionals with ING entities and certain other fund personnel, requiring such personnel to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds.

- ING instituted excessive trading policies for all customers in its variable insurance and retirement products and for shareholders of the ING Funds sold to the public through financial intermediaries. ING does not make exceptions to these policies.

- ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

                                                        PORTFOLIO OF INVESTMENTS
ING VP BALANCED PORTFOLIO                                AS OF DECEMBER 31, 2004

SHARES                                                                           VALUE
--------------------------------------------------------------------------------------------
COMMON STOCK: 59.4%
                               ADVERTISING: 0.1%
           9,450               ADVO, Inc.                                   $        336,893
          25,350       L       Catalina Marketing Corp.                              751,120
                                                                            ----------------
                                                                                   1,088,013
                                                                            ----------------
                               AEROSPACE/DEFENSE: 1.8%
          13,650       @       Alliant Techsystems, Inc.                             892,437
           8,650      @,L      Armor Holdings, Inc.                                  406,723
         124,250               Boeing Co.                                          6,432,422
           7,850      @,L      DRS Technologies, Inc.                                335,274
          41,300               General Dynamics Corp.                              4,319,980
          86,250               Lockheed Martin Corp.                               4,791,187
           8,224       @       Moog, Inc.                                            372,958
         101,200               Raytheon Co.                                        3,929,596
          10,900       @       Teledyne Technologies, Inc.                           320,787
          28,350               United Technologies Corp.                           2,929,973
                                                                            ----------------
                                                                                  24,731,337
                                                                            ----------------
                               AGRICULTURE: 0.7%
         117,950               Altria Group, Inc.                                  7,206,745
          45,482               UST, Inc.                                           2,188,139
                                                                            ----------------
                                                                                   9,394,884
                                                                            ----------------
                               AIRLINES: 0.0%
          15,050       @       Alaska Air Group, Inc.                                504,025
                                                                            ----------------
                                                                                     504,025
                                                                            ----------------
                               APPAREL: 0.8%
          52,550       @       Coach, Inc.                                         2,963,820
          11,145               K-Swiss, Inc.                                         324,542
           8,850               Kellwood Co.                                          305,325
          52,400               Nike, Inc.                                          4,752,157
          10,690               Phillips-Van Heusen Corp.                             288,630
           4,880       @       Quiksilver, Inc.                                      145,375
          30,200               VF Corp.                                            1,672,476
          11,700               Wolverine World Wide, Inc.                            367,614
                                                                            ----------------
                                                                                  10,819,939
                                                                            ----------------
                               AUTO MANUFACTURERS: 0.6%
         342,150       L       Ford Motor Co.                                      5,009,076
           3,035               Oshkosh Truck Corp.                                   207,533
          45,000               PACCAR, Inc.                                        3,621,600
                                                                            ----------------
                                                                                   8,838,209
                                                                            ----------------
                               AUTO PARTS AND EQUIPMENT: 0.0%
          19,250               Modine Manufacturing Co.                              650,073
                                                                            ----------------
                                                                                     650,073
                                                                            ----------------
                               BANKS: 3.6%
          36,899               Associated Banc-Corp.                               1,225,416
         230,500               Bank of America Corp.                              10,831,194
          18,905               Bank of Hawaii Corp.                                  959,240
          19,100               Banknorth Group, Inc.                                 699,060
          45,225               Colonial Bancgroup, Inc.                              960,127
          45,750       L       Comerica, Inc.                                      2,791,665
           8,700               Commerce Bancorp, Inc.                                560,280
           4,600               East-West Bancorp, Inc.                               193,016
           8,575      @@       First Bancorp Puerto Rico                             544,598
          18,765               Fremont General Corp.                                 472,503
          44,300               Hibernia Corp.                                      1,307,293
           3,800               Hudson United BanCorp                                 149,644
         104,200               KeyCorp.                                            3,532,380
         129,288               National City Corp.                                 4,854,764
           7,950       L       PrivateBancorp, Inc.                         $        256,229
          21,340               Republic Bancorp, Inc.                                326,075
          15,950               South Financial Group, Inc.                           518,854
          17,257               Sterling Bancshares, Inc.                             246,257
         105,750               U.S. Bancorp                                        3,312,090
           3,860               UCBH Holdings, Inc.                                   176,865
         158,900               Wachovia Corp.                                      8,358,139
          95,950               Wells Fargo & Co.                                   5,963,293
           3,550               Whitney Holding Corp.                                 159,715
                                                                            ----------------
                                                                                  48,398,697
                                                                            ----------------
                               BEVERAGES: 0.8%
           8,400       L       Adolph Coors Co.                                      635,628
         134,500       L       Coca-Cola Co.                                       5,599,235
          97,550               PepsiCo, Inc.                                       5,092,110
                                                                            ----------------
                                                                                  11,326,973
                                                                            ----------------
                               BIOTECHNOLOGY: 0.4%
          71,750       @       Amgen, Inc.                                         4,602,763
          13,200       @       Arqule, Inc.                                           76,428
          21,730      @,L      Charles River Laboratories Intl., Inc.                999,797
                                                                            ----------------
                                                                                   5,678,988
                                                                            ----------------
                               BUILDING MATERIALS: 0.1%
           3,795       L       Florida Rock Industries, Inc.                         225,916
           4,450               Simpson Manufacturing Co., Inc.                       155,305
           6,200               Texas Industries, Inc.                                386,756
                                                                            ----------------
                                                                                     767,977
                                                                            ----------------
                               CHEMICALS: 1.0%
          23,375               Cabot Corp.                                           904,145
          50,950               Dow Chemical Co.                                    2,522,535
          57,250               E.I. du Pont EI de Nemours & Co.                    2,808,113
          15,610       @       FMC Corp.                                             753,963
           8,400       L       Georgia Gulf Corp.                                    418,320
          26,750               Lyondell Chemical Co.                                 773,610
           9,725       @       OM Group, Inc.                                        315,285
          15,900       @       Omnova Solutions, Inc.                                 89,358
          33,100       @       PolyOne Corp.                                         299,886
          46,750               PPG Industries, Inc.                                3,186,479
          41,200       L       Sherwin-Williams Co.                                1,838,756
                                                                            ----------------
                                                                                  13,910,450
                                                                            ----------------
                               COAL: 0.1%
           6,520               Massey Energy Co.                                     227,874
           7,115               Peabody Energy Corp.                                  575,675
                                                                            ----------------
                                                                                     803,549
                                                                            ----------------
                               COMMERCIAL SERVICES: 0.9%
          38,800               Adesa, Inc.                                           823,336
          12,050       @       Administaff, Inc.                                     151,951
          25,450      @,L      Alliance Data Systems Corp.                         1,208,366
           4,650               Chemed Corp.                                          312,062
           5,350       @       Consolidated Graphics, Inc.                           245,565
          34,200               Equifax, Inc.                                         961,020
          49,700       L       H&R Block, Inc.                                     2,435,299
          17,280       @       ITT Educational Services, Inc.                        821,664
          20,270      @,L      Korn/Ferry Intl.                                      420,603
          17,050      @,L      Labor Ready, Inc.                                     288,486
           9,965               Manpower, Inc.                                        481,310

                    See Accompanying Notes to Financial Statements

SHARES                                                                           VALUE
--------------------------------------------------------------------------------------------
                               COMMERCIAL SERVICES (CONTINUED)
          87,000               McKesson Corp.                               $      2,737,019
           4,875      @,L      Pharmaceutical Product Development, Inc.              201,289
          24,394               Rollins, Inc.                                         642,050
          34,225      @,L      Sotheby's Holdings                                    621,526
           4,720       @       Vertrue, Inc.                                         178,274
                                                                            ----------------
                                                                                  12,529,820
                                                                            ----------------
                               COMPUTERS: 3.4%
          13,400       L       Agilysys, Inc.                                        229,676
          77,550       @       Apple Computer, Inc.                                4,994,220
          38,521      @,L      BISYS Group, Inc.                                     633,670
           6,850      @,L      CACI Intl., Inc.                                      466,691
           6,360       @       Catapult Communications Corp.                         153,658
          14,680      @,L      Cognizant Technology Solutions Corp.                  621,404
         271,050       @       Dell, Inc.                                         11,422,047
           7,915               Diebold, Inc.                                         441,103
           9,400      @,L      DST Systems, Inc.                                     489,928
           2,690       L       FactSet Research Systems, Inc.                        157,204
         167,900               Hewlett-Packard Co.                                 3,520,863
         159,050               International Business Machines Corp.              15,679,148
          37,910               Jack Henry Associates, Inc.                           754,788
           2,635      @,L      Kronos, Inc.                                          134,728
           5,075       @       Micros Systems, Inc.                                  396,155
           5,300       @       SanDisk Corp.                                         132,341
          34,495      @,L      Storage Technology Corp.                            1,090,387
         805,500       @       Sun Microsystems, Inc.                              4,333,590
                                                                            ----------------
                                                                                  45,651,601
                                                                            ----------------
                               COSMETICS/PERSONAL CARE: 1.5%
         151,350               Gillette Co.                                        6,777,453
         251,500               Procter & Gamble Co.                               13,852,620
                                                                            ----------------
                                                                                  20,630,073
                                                                            ----------------
                               DISTRIBUTION/WHOLESALE: 0.4%
           9,435               CDW Corp.                                             626,012
          49,700               Genuine Parts Co.                                   2,189,782
           5,360               Hughes Supply, Inc.                                   173,396
           4,970               SCP Pool Corp.                                        158,543
          20,500      @,L      Tech Data Corp.                                       930,700
          25,950               W.W. Grainger, Inc.                                 1,728,789
                                                                            ----------------
                                                                                   5,807,222
                                                                            ----------------
                               DIVERSIFIED FINANCIAL SERVICES: 3.8%
         156,050               American Express Co.                                8,796,538
          50,830      @,L      AmeriCredit Corp.                                   1,242,794
          29,400               Bear Stearns Cos., Inc.                             3,007,914
          53,250       L       Capital One Financial Corp.                         4,484,183
          61,600               CIT Group, Inc.                                     2,822,512
         295,200               Citigroup, Inc.                                    14,222,735
          52,300               Fannie Mae                                          3,724,283
          11,122       L       Legg Mason, Inc.                                      814,798
          55,850               Lehman Brothers Holdings, Inc.                      4,885,757
          55,450               Merrill Lynch & Co., Inc.                           3,314,247
          63,250               Morgan Stanley                                      3,511,640
          79,850      @,L      Providian Financial Corp.                           1,315,130
                                                                            ----------------
                                                                                  52,142,531
                                                                            ----------------
                               ELECTRIC: 1.7%
         168,250       @       AES Corp.                                    $      2,299,978
          46,800               Constellation Energy Group, Inc.                    2,045,628
         185,750       L       Duke Energy Corp.                                   4,705,047
          82,550               Edison Intl.                                        2,644,077
          32,800       L       Exelon Corp.                                        1,445,496
          32,900               Pepco Holdings, Inc.                                  701,428
          51,598               PPL Corp.                                           2,749,141
          19,810       L       Scana Corp.                                           780,514
          36,600       L       Southern Co.                                        1,226,832
          57,950      L,S      TXU Corp.                                           3,741,251
          21,150               Wisconsin Energy Corp.                                712,967
                                                                            ----------------
                                                                                  23,052,359
                                                                            ----------------
                               ELECTRICAL COMPONENTS AND EQUIPMENT: 0.2%
          25,350               AMETEK, Inc.                                          904,235
          23,993      @,L      Energizer Holdings, Inc.                            1,192,212
          10,054       @       Rayovac Corp.                                         307,250
                                                                            ----------------
                                                                                   2,403,697
                                                                            ----------------
                               ELECTRONICS: 0.4%
           6,140               BEI Technologies, Inc.                                189,603
           5,225               Bel Fuse, Inc.                                        176,553
           3,800      @,L      Benchmark Electronics, Inc.                           129,580
           6,350               Brady Corp.                                           397,320
           1,950       @       Dionex Corp.                                          110,507
           3,050       @       FLIR Systems, Inc.                                    194,560
           6,999               Keithley Instruments, Inc.                            137,880
          13,350       @       Paxar Corp.                                           295,970
          44,200               PerkinElmer, Inc.                                     994,058
          41,200       @       Thermo Electron Corp.                               1,243,827
          25,000       @       Thomas & Betts Corp.                                  768,750
           4,350       @       Trimble Navigation Ltd.                               143,724
          17,325       @       Varian, Inc.                                          710,498
                                                                            ----------------
                                                                                   5,492,830
                                                                            ----------------
                               ENGINEERING AND CONSTRUCTION: 0.0%
           5,900       @       Emcor Group, Inc.                                     266,562
                                                                            ----------------
                                                                                     266,562
                                                                            ----------------
                               ENTERTAINMENT: 0.1%
           7,900       @       Argosy Gaming Co.                                     368,930
          18,625               International Speedway Corp.                          983,400
                                                                            ----------------
                                                                                   1,352,330
                                                                            ----------------
                               ENVIRONMENTAL CONTROL: 0.1%
          16,795               Republic Services, Inc.                               563,305
           4,345       @       Waste Connections, Inc.                               148,816
                                                                            ----------------
                                                                                     712,121
                                                                            ----------------
                               FOOD: 0.6%
           7,910               Corn Products Intl., Inc.                             423,660
           3,550               Flowers Foods, Inc.                                   112,109
          11,806               Lance, Inc.                                           224,668
           5,150               Nash Finch Co.                                        194,464
          25,750               Ruddick Corp.                                         558,518
           6,705       L       Sanderson Farms, Inc.                                 290,192
          42,200       S       SUPERVALU, Inc.                                     1,456,744
          38,210       S       Tyson Foods, Inc.                                     703,064
           7,175               Whole Foods Market, Inc.                              684,136

                 See Accompanying Notes to Financial Statements

SHARES                                                                           VALUE
--------------------------------------------------------------------------------------------
                               FOOD (CONTINUED)
          55,443               Wm. Wrigley Jr. Co.                          $      3,836,101
                                                                            ----------------
                                                                                   8,483,656
                                                                            ----------------
                               FOREST PRODUCTS AND PAPER: 0.6%
          28,150               International Paper Co.                             1,182,300
          58,250               MeadWestvaco Corp.                                  1,974,093
          13,835               Potlatch Corp.                                        699,774
          17,286               Wausau-Mosinee Paper Corp.                            308,728
          57,050               Weyerhaeuser Co.                                    3,834,901
                                                                            ----------------
                                                                                   7,999,796
                                                                            ----------------
                               GAS: 0.4%
           8,500               Atmos Energy Corp.                                    232,475
          10,655               Energen Corp.                                         628,112
          64,900               Sempra Energy                                       2,380,532
          15,005               UGI Corp.                                             613,855
          37,055               WGL Holdings, Inc.                                  1,142,776
                                                                            ----------------
                                                                                   4,997,750
                                                                            ----------------
                               HAND/MACHINE TOOLS: 0.2%
          23,400       L       Black & Decker Corp.                                2,066,922
                                                                            ----------------
                                                                                   2,066,922
                                                                            ----------------
                               HEALTHCARE-PRODUCTS: 2.2%
          64,400               Becton Dickinson & Co.                              3,657,920
           2,795               Cooper Cos., Inc.                                     197,299
          38,350       @       Cytyc Corp.                                         1,057,310
           8,700               Dentsply Intl., Inc.                                  488,940
           8,180       @       Haemonetics Corp.                                     296,198
           2,960      @,L      Idexx Laboratories, Inc.                              161,586
          14,775       @       Immucor, Inc.                                         347,360
           2,100               Invacare Corp.                                         97,146
         272,000               Johnson & Johnson                                  17,250,239
          68,200               Medtronic, Inc.                                     3,387,494
          15,020       @       Patterson Cos., Inc.                                  651,718
           2,880      @,L      ResMed, Inc.                                          147,168
           8,280       @       Respironics, Inc.                                     450,101
          10,964       @       Sola Intl., Inc.                                      301,949
          10,600       @       Sybron Dental Specialties, Inc.                       375,028
          34,415       @       Varian Medical Systems, Inc.                        1,488,105
           5,450               Vital Signs, Inc.                                     212,114
                                                                            ----------------
                                                                                  30,567,675
                                                                            ----------------
                               HEALTHCARE-SERVICES: 1.9%
          34,450               Aetna, Inc.                                         4,297,638
           6,100      @,L      Amedisys, Inc.                                        197,579
           6,135       @       AMERIGROUP Corp.                                      464,174
          12,370       @       Centene Corp.                                         350,690
          23,375       @       Covance, Inc.                                         905,781
          25,725      @,L      Coventry Health Care, Inc.                          1,365,483
          48,500       @       Humana, Inc.                                        1,439,965
          29,625       @       Lincare Holdings, Inc.                              1,263,506
          25,305      @,L      PacifiCare Health Systems, Inc.                     1,430,239
           7,385       @       RehabCare Group, Inc.                                 206,706
           7,190       @       Sierra Health Services, Inc.                          396,241
          90,650               UnitedHealth Group, Inc.                            7,979,919
          49,450       @       WellPoint Inc                                       5,686,750
                                                                            ----------------
                                                                                  25,984,671
                                                                            ----------------
                               HOME BUILDERS: 0.1%
           4,200       L       DR Horton, Inc.                              $        169,302
          17,230       L       Lennar Corp.                                          976,596
           1,090       @       NVR, Inc.                                             838,646
                                                                            ----------------
                                                                                   1,984,544
                                                                            ----------------
                               HOME FURNISHINGS: 0.2%
           3,575               Ethan Allen Interiors, Inc.                           143,072
          15,306               Fedders Corp.                                          55,408
          14,660               Harman Intl. Industries, Inc.                       1,861,819
                                                                            ----------------
                                                                                   2,060,299
                                                                            ----------------
                               HOUSEHOLD PRODUCTS/ WARES: 0.3%
          28,025               American Greetings Corp.                              710,434
           7,323       L       lyth, Inc.                                            216,468
          24,800               Church & Dwight, Inc.                                 833,776
          43,900               Clorox Co.                                          2,587,026
           6,145       @       Fossil, Inc.                                          157,558
                                                                            ----------------
                                                                                   4,505,262
                                                                            ----------------
                               HOUSEWARES: 0.0%
           5,655               Toro Co.                                              460,034
                                                                            ----------------
                                                                                     460,034
                                                                            ----------------
                               INSURANCE: 3.9%
          27,700               American Financial Group, Inc.                        867,287
         146,100               American Intl. Group, Inc.                          9,594,386
          17,325               AmerUs Group Co.                                      784,823
          49,150               Chubb Corp.                                         3,779,635
          40,550       L       CIGNA Corp.                                         3,307,664
           8,570               Delphi Financial Group, Inc.                          395,506
          15,440      @@       Everest Re Group Ltd.                               1,382,806
          19,150               Fidelity National Financial, Inc.                     874,581
          29,375               First American Corp.                                1,032,238
          66,600               Hartford Financial Services Group, Inc.             4,616,045
           5,750       L       LandAmerica Financial Group, Inc.                     310,098
          47,500               Lincoln National Corp.                              2,217,300
          49,495               Loews Corp.                                         3,479,499
         131,800               MetLife, Inc.                                       5,339,217
          27,500               MGIC Investment Corp.                               1,895,025
          31,750      @,L      Ohio Casualty Corp.                                   736,918
           5,730       @       Philadelphia Consolidated Holding Co.                 378,982
           8,650       @       ProAssurance Corp.                                    338,302
          96,550       S       Prudential Financial, Inc.                          5,306,387
          25,350               Radian Group, Inc.                                  1,349,634
          37,200               Safeco Corp.                                        1,943,328
           8,110               Selective Insurance Group, Inc.                       358,786
          10,825       L       StanCorp Financial Group, Inc.                        893,063
           6,450               Stewart Information Services Corp.                    268,643
          12,110               UICI                                                  410,529
          25,525               W.R. Berkley Corp.                                  1,204,014
           6,560       L       Zenith National Insurance Corp.                       326,950
                                                                            ----------------
                                                                                  53,391,646
                                                                            ----------------

                    See Accompanying Notes to Financial Statements

SHARES                                                                           VALUE
--------------------------------------------------------------------------------------------
                               INTERNET: 1.0%
          38,050      @,L      eBay, Inc.                                   $      4,424,454
          42,700      @,L      McAfee, Inc.                                        1,235,311
          29,965       @       RSA Security, Inc.                                    601,098
         152,750      @,L      Symantec Corp.                                      3,934,840
          16,350       @       Verity, Inc.                                          214,512
           7,100       @       Websense, Inc.                                        360,112
          78,650       @       Yahoo!, Inc.                                        2,963,532
                                                                            ----------------
                                                                                  13,733,859
                                                                            ----------------
                               IRON/STEEL: 0.0%
           2,050       L       Carpenter Technology Corp.                            119,843
                                                                            ----------------
                                                                                     119,843
                                                                            ----------------
                               LEISURE TIME: 0.2%
           8,550               Arctic Cat, Inc.                                      226,746
          34,750       L       Carnival Corp.                                      2,002,642
          11,850       L       Nautilus Group, Inc.                                  286,415
           3,680               Polaris Industries, Inc.                              250,314
                                                                            ----------------
                                                                                   2,766,117
                                                                            ----------------
                               LODGING: 0.5%
          28,175       L       Boyd Gaming Corp.                                   1,173,489
          33,420       @       Caesars Entertainment, Inc.                           673,079
           7,550      @,L      Mandalay Resort Group                                 531,747
          60,150               Marriott Intl., Inc.                                3,788,246
                                                                            ----------------
                                                                                   6,166,561
                                                                            ----------------
                               MACHINERY-CONSTRUCTION AND MINING: 0.0%
           8,215       @       Astec Industries, Inc.                                141,380
                                                                            ----------------
                                                                                     141,380
                                                                            ----------------
                               MACHINERY-DIVERSIFIED: 0.3%
          10,425               Applied Industrial Technologies, Inc.                 285,645
           4,255               Cognex Corp.                                          118,715
          12,550               Cummins, Inc.                                       1,051,564
           8,600       @       Gerber Scientific, Inc.                                65,446
          24,575               Graco, Inc.                                           917,876
           4,685               IDEX Corp.                                            189,743
          21,802       @       Zebra Technologies Corp.                            1,227,016
                                                                            ----------------
                                                                                   3,856,005
                                                                            ----------------
                               MEDIA: 1.6%
         125,900       @       Comcast Corp.                                       4,189,952
          45,050               McGraw-Hill Cos., Inc.                              4,123,877
          11,350               Meredith Corp.                                        615,170
             200               News Corp.                                              3,732
           6,045               Thomas Nelson, Inc.                                   136,617
         249,050       @       Time Warner, Inc.                                   4,841,531
          95,750               Viacom, Inc.                                        3,484,343
         117,650               Walt Disney Co.                                     3,270,670
           1,030               Washington Post Co.                                 1,012,511
                                                                            ----------------
                                                                                  21,678,403
                                                                            ----------------
                               METAL FABRICATE/HARDWARE: 0.1%
           9,190               Kaydon Corp.                                          303,454
           4,105               Lawson Products, Inc.                                 207,015
          11,020               Mueller Industries, Inc.                              354,844
           7,250               Precision Castparts Corp.                             476,179
           8,285               Timken Co.                                            215,576
           7,250       @       Wolverine Tube, Inc.                                   93,598
                                                                            ----------------
                                                                                   1,650,666
                                                                            ----------------
                               MINING: 0.2%
          26,850       L       Phelps Dodge Corp.                           $      2,656,002
           9,225       @       RTI Intl. Metals, Inc.                                189,482
                                                                            ----------------
                                                                                   2,845,484
                                                                            ----------------
                               MISCELLANEOUS MANUFACTURING: 2.5%
          43,450               3M Co.                                              3,565,942
           3,215               AptarGroup, Inc.                                      169,688
          75,600       L       Eastman Kodak Co.                                   2,438,100
         591,550               General Electric Co.                               21,591,574
          16,075               Lancaster Colony Corp.                                689,135
          29,850       @       Pentair, Inc.                                       1,300,266
           3,650               Roper Industries, Inc.                                221,811
         109,950      @@       Tyco Intl. Ltd.                                     3,929,613
                                                                            ----------------
                                                                                  33,906,129
                                                                            ----------------
                               OFFICE/BUSINESS EQUIPMENT: 0.3%
           8,000      @,L      Global Imaging Systems, Inc.                          316,000
         234,050       @       Xerox Corp.                                         3,981,191
                                                                            ----------------
                                                                                   4,297,191
                                                                            ----------------
                               OIL AND GAS: 4.7%
          23,950               Amerada Hess Corp.                                  1,973,001
          82,850               Burlington Resources, Inc.                          3,603,975
         110,000               ChevronTexaco Corp.                                 5,776,099
           9,700       @       Cimarex Energy Co.                                    367,630
          84,050               ConocoPhillips                                      7,298,061
          96,050               Devon Energy Corp.                                  3,738,266
         478,800               Exxon Mobil Corp.                                  24,543,287
           9,300               Frontier Oil Corp.                                    247,938
          20,929               Murphy Oil Corp.                                    1,683,738
          18,485       @       Newfield Exploration Co.                            1,091,539
          17,675       L       Noble Energy, Inc.                                  1,089,841
          73,650               Occidental Petroleum Corp.                          4,298,214
           6,130               Patina Oil & Gas Corp.                                229,875
           5,950       @       Petroleum Development Corp.                           229,492
          20,500               Pogo Producing Co.                                    994,045
           9,035       @       Remington Oil & Gas Corp.                             246,204
           3,100      @,L      Southwestern Energy Co.                               157,139
           7,050      @,L      Stone Energy Corp.                                    317,885
          15,350       L       Sunoco, Inc.                                        1,254,249
           8,900       @       Swift Energy Co.                                      257,566
          63,250               Valero Energy Corp.                                 2,871,550
                                                                            ----------------
                                                                                  62,269,594
                                                                            ----------------
                               OIL AND GAS SERVICES: 0.2%
           9,050       @       Cal Dive Intl., Inc.                                  368,788
           6,650       @       Hydril Co.                                            302,642
          31,800      @,L      Weatherford Intl. Ltd.                              1,631,339
                                                                            ----------------
                                                                                   2,302,769
                                                                            ----------------
                               PACKAGING AND CONTAINERS: 0.1%
          28,250               Ball Corp.                                          1,242,435
          10,700               Sonoco Products Co.                                   317,255
                                                                            ----------------
                                                                                   1,559,690
                                                                            ----------------
                               PHARMACEUTICALS: 2.2%
          87,850               Abbott Laboratories                                 4,098,203
          17,800               Alpharma, Inc.                                        301,710
          32,350       L       Amerisourcebergen Corp.                             1,898,298
          47,700               Cardinal Health, Inc.                               2,773,755

                 See Accompanying Notes to Financial Statements

SHARES                                                                           VALUE
--------------------------------------------------------------------------------------------
                               PHARMACEUTICALS (CONTINUED)
         107,500       @       Caremark Rx, Inc.                            $      4,238,725
           4,805               Medicis Pharmaceutical Corp.                          168,704
         126,000               Merck & Co., Inc.                                   4,049,640
           6,295               Natures Sunshine Products, Inc.                       128,166
           5,905      @,L      NBTY, Inc.                                            141,779
          10,140       @       Noven Pharmaceuticals, Inc.                           172,988
         431,250               Pfizer, Inc.                                       11,596,312
          11,375      @,L      Sepracor, Inc.                                        675,334
                                                                            ----------------
                                                                                  30,243,614
                                                                            ----------------
                               PIPELINES: 0.2%
          50,622               National Fuel Gas Co.                               1,434,627
          14,950               Questar Corp.                                         761,852
                                                                            ----------------
                                                                                   2,196,479
                                                                            ----------------
                               REAL ESTATE INVESTMENT TRUSTS: 0.0%
             300               Essex Property Trust, Inc.                             25,140
           9,230               New Century Financial Corp.                           589,889
                                                                            ----------------
                                                                                     615,029
                                                                            ----------------
                               RETAIL: 4.7%
          26,675       L       Abercrombie & Fitch Co.                             1,252,391
          23,710       L       American Eagle Outfitters, Inc.                     1,116,741
          29,440      @,L      Barnes & Noble, Inc.                                  950,029
          27,550       @       BJ's Wholesale Club, Inc.                             802,532
           8,950               Cato Corp.                                            257,939
           9,750       @       CEC Entertainment, Inc.                               389,708
          39,110               Claire's Stores, Inc.                                 831,088
          98,900       L       Costco Wholesale Corp.                              4,787,748
          15,700       @       GameStop Corp                                         351,837
         242,450               Home Depot, Inc.                                   10,362,312
           9,095       @       J. Jill Group, Inc.                                   135,425
          76,350               J.C. Penney Co., Inc. Holding Co.                   3,160,890
          10,340      @,L      Jack in The Box, Inc.                                 381,236
         115,750      @,L      Limited Brands, Inc.                                2,664,565
         191,250               McDonald's Corp.                                    6,131,474
          39,765               Michaels Stores, Inc.                               1,191,757
          16,305       L       PETsMART, Inc.                                        579,317
           2,250      @,L      PF Chang's China Bistro, Inc.                         126,788
           5,220       @       Sonic Corp.                                           159,210
         118,300               Staples, Inc.                                       3,987,893
          77,200       @       Starbucks Corp.                                     4,814,191
          16,365       @       Stein Mart, Inc.                                      279,187
          51,800               Target Corp.                                        2,689,974
          11,800       @       Too, Inc.                                             288,628
          53,850       @       Toys R US, Inc.                                     1,102,310
          24,675      @,L      Urban Outfitters, Inc.                              1,095,570
         236,500               Wal-Mart Stores, Inc.                              12,491,929
          12,675      @,L      Williams-Sonoma, Inc.                                 444,132
           4,355      @,L      Zale Corp.                                            130,084
                                                                            ----------------
                                                                                  62,956,885
                                                                            ----------------
                               SAVINGS AND LOANS: 0.0%
           9,844       @       BankUnited Financial Corp.                            314,515
          10,650       @       Waypoint Financial Corp.                              301,928
                                                                            ----------------
                                                                                     616,443
                                                                            ----------------
                               SEMICONDUCTORS: 0.9%
          25,400      @,L      Cree, Inc.                                   $      1,018,032
          11,255       @       DSP Group, Inc.                                       251,324
         353,200               Intel Corp.                                         8,261,348
          23,160               Microchip Technology, Inc.                            617,446
          99,400               Texas Instruments, Inc.                             2,447,228
           1,000      @,L      Varian Semiconductor Equipment
                                 Associates, Inc.                                     36,850
                                                                            ----------------
                                                                                  12,632,228
                                                                            ----------------
                               SOFTWARE: 2.7%
          17,849      @,L      Advent Software, Inc.                                 365,548
          10,100       @       Ansys, Inc.                                           323,806
          62,000               Autodesk, Inc.                                      2,352,899
           3,055      @,L      Avid Technology, Inc.                                 188,646
          61,150       @       BMC Software, Inc.                                  1,137,390
           3,250      @,L      Cerner Corp.                                          172,803
         114,300       @       Compuware Corp.                                       739,521
           9,187      @,L      CSG Systems Intl., Inc.                               171,797
          10,100       @       Digi Intl., Inc.                                      173,619
          20,550       @       Dun & Bradstreet Corp.                              1,225,808
          14,350       @       eFunds Corp.                                          344,544
          25,600       L       Fair Isaac Corp.                                      939,008
          12,455       @       FileNet Corp.                                         320,841
           3,315      @,L      Hyperion Solutions Corp.                              154,545
           8,205       @       MapInfo Corp.                                          98,296
         608,050               Microsoft Corp.                                    16,241,015
         644,650       @       Oracle Corp.                                        8,844,597
          63,000      @,L      Parametric Technology Corp.                           371,070
          11,700       @       Phoenix Technologies Ltd.                              96,642
          12,350       @       Progress Software Corp.                               288,373
          30,625               SEI Investments Co.                                 1,284,106
          42,700       @       Sybase, Inc.                                          851,865
          43,550      @,L      Wind River Systems, Inc.                              590,103
                                                                            ----------------
                                                                                  37,276,842
                                                                            ----------------
                               TELECOMMUNICATIONS: 2.6%
          39,335       @       Adaptec, Inc.                                         298,553
         119,200               Alltel Corp.                                        7,004,192
           3,200      @,L      Anixter Intl., Inc.                                   115,168
         369,950       @       Cisco Systems, Inc.                                 7,140,035
           3,545       @       Commonwealth Telephone Enterprises, Inc.              176,045
          30,665       @       Commscope, Inc.                                       579,569
          18,660               Harris Corp.                                        1,153,001
         137,800               Motorola, Inc.                                      2,370,160
          37,195      @,L      Polycom, Inc.                                         867,387
          88,950               QUALCOMM, Inc.                                      3,771,480
           7,550       L       Telephone & Data Systems, Inc.                        580,973
         265,150               Verizon Communications, Inc.                       10,741,226
                                                                            ----------------
                                                                                  34,797,789
                                                                            ----------------
                               TEXTILES: 0.1%
           7,000               G&K Services, Inc.                                    303,940
           7,100      @,L      Mohawk Industries, Inc.                               647,875
                                                                            ----------------
                                                                                     951,815
                                                                            ----------------
                               TOYS/GAMES/HOBBIES: 0.0%
           5,780       @       Department 56, Inc.                                    96,237
          11,900      @,L      Jakks Pacific, Inc.                                   263,109
                                                                            ----------------
                                                                                     359,346
                                                                            ----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                           VALUE
--------------------------------------------------------------------------------------------
                               TRANSPORTATION: 1.4%
           9,500               C.H. Robinson Worldwide, Inc.                $        527,440
          18,795               CNF, Inc.                                             941,630
          11,850      @,L      EGL, Inc.                                             354,197
          11,810               Expeditors Intl. Washington, Inc.                     659,943
          54,750               FedEx Corp.                                         5,392,328
           6,850       @       Forward Air Corp.                                     306,195
           6,475               Heartland Express, Inc.                               145,493
           6,985       @       Landstar System, Inc.                                 514,375
         102,500               Norfolk Southern Corp.                              3,709,475
           7,715       @       Offshore Logistics, Inc.                              250,506
          14,580               Overseas Shipholding Group, Inc.                      804,816
          63,950               United Parcel Service, Inc.                         5,465,166
           4,220      @,L      Yellow Roadway Corp.                                  235,096
                                                                            ----------------
                                                                                  19,306,660
                                                                            ----------------
                               Total Common Stock
                                 (Cost $721,738,611)                             808,703,336
                                                                            ----------------
PREFERRED STOCK: 0.2%
                               BANKS: 0.2%
             191    @,#,XX     DG Funding Trust                                    2,049,073
                                                                            ----------------
                                                                                   2,049,073
                                                                            ----------------
                               ELECTRIC: 0.0%
          19,650      @,S      TECO Energy, Inc.                                     507,830
                                                                            ----------------
                                                                                     507,830
                                                                            ----------------
                               Total Preferred Stock
                                 (Cost $2,573,045)                                 2,556,903
                                                                            ----------------
WARRANTS: 0.0%
                               DISTRIBUTION/WHOLESALE: 0.0%
           2,978     @,XX      Timco Aviation Services                                    30
                                                                            ----------------
                                                                                          30
                                                                            ----------------
                               TELECOMMUNICATIONS: 0.0%
          11,283       @       Lucent Technologies, Inc.                              17,827
                                                                            ----------------
                                                                                      17,827
                                                                            ----------------
                               Total Warrants
                                  (Cost $-)                                           17,857
                                                                            ----------------

PRINCIPAL
AMOUNT                                                                                                               VALUE
--------------------------------------------------------------------------------------------------------------------------------
CORPORATE BONDS/NOTES: 10.3%
                               AIRLINES: 0.1%
$        421,000       S       American Airlines, Inc., 7.250%, due 02/05/09                                             412,580
       1,803,000               American Airlines, Inc., 7.324%, due 10/15/09                                           1,532,930
                                                                                                                ----------------
                                                                                                                       1,945,510
                                                                                                                ----------------
                               AUTO MANUFACTURERS: 0.2%
         461,000               Ford Motor Co., 6.625%, due 10/01/28                                                      431,233
       1,377,000       L       Ford Motor Co., 7.450%, due 07/16/31                                                    1,388,904
$      1,442,000       L       General Motors Corp., 8.375%, due 07/15/33                                       $      1,498,169
                                                                                                                ----------------
                                                                                                                       3,318,306
                                                                                                                ----------------
                               BANKS: 2.5%
         630,000      @@       Australia & New Zealand Banking Group Ltd., 2.405%, due 10/29/49                          550,313
         912,000               Banco Bradesco SA/Cayman Islands, 8.750%, due 10/24/13                                    998,640
         903,000               Banco Santander Chile/Pre-merger with Banco Santiago SA, 2.800%, due 12/09/09             905,194
       1,331,000      @@       Banco Santander Santiago Chile SA, 7.375%, due 07/18/12                                 1,531,308
         920,000      @@       Bank of Ireland, 2.770%, due 12/29/49                                                     800,406
         470,000      @@       Bank of Nova Scotia, 2.115%, due 08/31/85                                                 392,818
         953,000               BankAmerica Capital II, 8.000%, due 12/15/26                                            1,047,720
         815,000     @@,#      Danske Bank A/S, 5.914%, due 12/29/49                                                     864,527
       1,000,000      @@       Den Norske Bank ASA, 2.115%, due 08/29/49                                                 833,750
         539,000       #       Dresdner Funding Trust I, 8.151%, due 06/30/31                                            668,267
           1,000               Fleet Capital Trust II, 7.920%, due 12/11/26                                                1,085
         854,000     @@,#      HBOS Capital Funding LP, 6.071%, due 06/30/49                                             916,942
       3,010,000    @@,C,L     HSBC Bank PLC, 2.839%, due 06/29/49                                                     2,616,920
       1,570,000      @@       Lloyds TSB Bank PLC, 2.090%, due 08/29/49                                               1,346,773
       1,510,000      @@       Lloyds TSB Bank PLC, 2.938%, due 06/29/49                                               1,346,724
       1,356,000               M&T Bank Corp., 3.850%, due 04/01/13                                                    1,342,832
         955,000               Mellon Capital I, 7.720%, due 12/01/26                                                  1,037,134
         970,000      @@       National Australia Bank Ltd., 2.361%, due 10/29/49                                        847,388
       1,690,000      @@       National Westminster Bank PLC, 2.563%, due 11/29/49                                     1,442,538
       1,098,000       #       Rabobank Capital Funding II, 5.260%, due 12/29/49                                       1,119,193
       2,074,000               Rabobank Capital Funding Trust, 5.254%, due 12/29/49                                    2,067,218
       1,540,000      @@       Royal Bank of Canada, 2.750%, due 06/29/85                                              1,316,628
         690,000      @@       Royal Bank of Scotland Group PLC, 2.938%, due 12/29/49                                    609,429
         420,000     @@,C      Societe Generale, 2.705%, due 11/29/49                                                    361,593
       3,180,000     @@,C      Standard Chartered PLC, 2.813%, due 11/29/49                                            2,535,306

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                         VALUE
--------------------------------------------------------------------------------------------------------------------------
                                      BANKS (CONTINUED)
$      2,460,000         @@,C         Standard Chartered PLC, 2.838%, due 12/29/49                        $      1,980,300
         989,000                      U.S. Bankcorp, 8.090%, due 11/15/26                                        1,079,405
         912,000                      Wells Fargo Capital I, 7.960%, due 12/15/26                                  993,248
         570,000          @@          Westpac Banking Corp., 2.338%, due 09/29/49                                  494,448
       2,954,000          #           Westpac Capital Trust IV, 5.256%, due 12/29/49                             2,931,752
                                                                                                          ----------------
                                                                                                                34,979,799
                                                                                                          ----------------
                                      BEVERAGES: 0.4%
       2,733,000         @@,#         Cia Brasileira de Bebidas, 8.750%, due 09/15/13                            3,197,610
         201,000          @@          Cia Brasileira de Bebidas, 10.500%, due 12/15/11                             253,260
       1,523,000          #           Miller Brewing Co., 4.250%, due 08/15/08                                   1,538,122
                                                                                                          ----------------
                                                                                                                 4,988,992
                                                                                                          ----------------
                                      CHEMICALS: 0.1%
         424,000                      Dow Chemical Co., 5.750%, due 11/15/09                                       454,029
         381,000         @@,#         Sociedad Quimica y Minera de Chile SA, 7.700%, due 09/15/06                  404,072
                                                                                                          ----------------
                                                                                                                   858,101
                                                                                                          ----------------
                                      DISTRIBUTION/WHOLESALE: 0.0%
           3,104          X           Timco Aviation Services, 8.000%, due 01/02/07                                     --
                                                                                                          ----------------
                                                                                                                        --
                                                                                                          ----------------
                                      DIVERSIFIED FINANCIAL SERVICES: 1.9%
         418,000     @@,#,I,XX,L      Alpine III, 2.840%, due 08/16/14                                             418,749
         418,000      @@,#,I,XX       Alpine III, 3.240%, due 08/16/14                                             418,644
         222,000      @@,#,I,XX       Alpine III, 5.040%, due 08/16/14                                             222,286
         645,000      @@,#,I,XX       Alpine III, 8.290%, due 08/16/14                                             646,034
         446,190         @@,#         Arcel Finance Ltd., 5.984%, due 02/01/09                                     461,247
         858,000         @@,#         Arcel Finance Ltd., 6.361%, due 05/01/12                                     869,843
         855,000         @@,#         Arcel Finance Ltd., 7.048%, due 09/01/11                                     878,052
       2,061,000         @@,#         Brazilian Merchant Voucher Receivables Ltd., 5.911%, due 06/15/11          2,050,694
          10,060                      Canwest Media, Inc., 8.000%, due 09/15/12                                     10,840
         963,000                      Citigroup Capital II, 7.750%, due 12/01/36                                 1,048,166
       1,014,000          #           Corestates Capital Trust I, 8.000%, due 12/15/26                           1,108,794
       1,298,000          #           Farmers Exchange Capital, 7.200%, due 07/15/48                             1,324,979
         520,000          @@          Financiere CSFB NV, 2.125%, due 03/29/49                                     433,681
$      1,353,000          L           Ford Motor Credit Co., 5.700%, due 01/15/10                         $      1,366,794
         469,000          L           Ford Motor Credit Co., 7.000%, due 10/01/13                                  498,017
       2,052,000          #           HVB Funding Trust III, 9.000%, due 10/22/31                                2,718,441
         232,000                      JPM Capital Trust I, 7.540%, due 01/15/27                                    250,089
       1,054,000                      JPM Capital Trust II, 7.950%, due 02/01/27                                 1,153,165
       2,489,000          #           Mangrove Bay Pass-Through Trust, 6.102%, due 07/15/33                      2,478,018
       1,548,000                      Mantis Reef Ltd., 4.799%, due 11/03/09                                     1,546,382
       1,214,760         @@,#         PF Export Receivables Master Trust, 3.748%, due 06/01/13                   1,179,502
       1,847,055         @@,#         PF Export Receivables Master Trust, 6.436%, due 06/01/15                   1,836,960
       1,100,000                      Twin Reefs Pass-Through Trust, 3.370%, due 12/10/49                        1,106,259
       1,264,000          @@          UFJ Finance Aruba AEC, 8.750%, due 11/29/49                                1,412,442
          15,000                      Universal City Development Partners, 11.750%, due 04/01/10                    17,794
                                                                                                          ----------------
                                                                                                                25,455,872
                                                                                                          ----------------
                                      ELECTRIC: 1.4%
       2,849,000        @@,#,L        AES Gener SA, 7.500%, due 03/25/14                                         3,005,695
       1,440,380         #,S          Allegheny Energy Supply Statutory Trust 2001, 10.250%, due 11/15/07        1,642,033
         151,947         #,S          Allegheny Energy Supply Statutory Trust 2001, 13.000%, due 11/15/07          166,382
       1,750,949                      CE Generation LLC, 7.416%, due 12/15/18                                    1,891,572
       1,543,000          S           Consumers Energy Co., 4.250%, due 04/15/08                                 1,559,294
         408,000         @@,L         Empresa Nacional de Electricidad SA/Chile, 7.750%, due 07/15/08              450,704
         912,000                      FirstEnergy Corp., 6.450%, due 11/15/11                                      992,242
         912,000                      FirstEnergy Corp., 7.375%, due 11/15/31                                    1,044,759
         749,000                      Juniper Generation LLC, 6.790%, due 12/31/14                                 750,329
       1,332,000                      Monongahela Power Co., 7.360%, due 01/15/10                                1,474,068
       2,013,000                      Ohio Power Co., 6.375%, due 07/15/33                                       2,122,586
         337,150         #,S          Power Contract Financing LLC, 5.200%, due 02/01/06                           340,370
         899,000          #           Power Contract Financing LLC, 6.256%, due 02/01/10                           941,922

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                         VALUE
--------------------------------------------------------------------------------------------------------------------------
                               ELECTRIC (CONTINUED)
$        312,538               PPL Montana LLC, 8.903%, due 07/02/20                                      $        353,363
         598,420       #       Tenaska Virginia Partners LP, 6.119%, due 03/30/24                                  629,840
       1,252,000               TXU Corp, 4.446%, due 11/16/06                                                    1,265,140
           1,000       #       TXU Energy Co. LLC, 2.838%, due 01/17/06                                              1,003
                                                                                                          ----------------
                                                                                                                18,631,302
                                                                                                          ----------------
                               FOOD: 0.4%
         662,000               Kroger Co., 7.250%, due 06/01/09                                                    742,215
       1,242,000       S       Safeway, Inc., 4.800%, due 07/16/07                                               1,272,168
         839,000               SUPERVALU, Inc., 7.875%, due 08/01/09                                               963,070
       1,687,000               Tyson Foods, Inc., 7.250%, due 10/01/06                                           1,789,313
                                                                                                          ----------------
                                                                                                                 4,766,766
                                                                                                          ----------------
                               GAS: 0.1%
       1,289,000      #,S      Williams Gas Pipelines Central, Inc., 7.375%, due 11/15/06                        1,372,785
                                                                                                          ----------------
                                                                                                                 1,372,785
                                                                                                          ----------------
                               HEALTHCARE-SERVICES: 0.1%
         966,000               HCA, Inc., 5.500%, due 12/01/09                                                     967,343
                                                                                                          ----------------
                                                                                                                   967,343
                                                                                                          ----------------
                               HOME BUILDERS: 0.0%
          50,000               Technical Olympic USA, Inc., 9.000%, due 07/01/10                                    53,750
                                                                                                          ----------------
                                                                                                                    53,750
                                                                                                          ----------------
                               INSURANCE: 0.5%
         340,000       #       Farmers Insurance Exchange, 6.000%, due 08/01/14                                    345,425
         447,000       #       Farmers Insurance Exchange, 8.625%, due 05/01/24                                    528,599
       1,016,000      #,S      Monumental Global Funding II, 3.850%, due 03/03/08                                1,019,399
       1,533,000               North Front Pass-Through Trust, 5.810%, due 12/15/24                              1,563,539
       1,043,000               Prudential Financial, Inc., 4.104%, due 11/15/06                                  1,054,893
       1,647,000       #       Zurich Capital Trust I, 8.376%, due 06/01/37                                      1,854,775
                                                                                                          ----------------
                                                                                                                 6,366,630
                                                                                                          ----------------
                               MEDIA: 0.2%
                               Clear Channel Communications, Inc.,
       1,459,000                  3.125%, due 02/01/07                                                           1,437,839
$        930,000               COX Communications, Inc., 6.850%, due 01/15/18                             $        992,476
         193,000       L       Rogers Cable, Inc., 6.750%, due 03/15/15                                            198,308
                                                                                                          ----------------
                                                                                                                 2,628,623
                                                                                                          ----------------
                               MINING: 0.2%
         900,000     @@,#      Corp Nacional del Cobre de Chile, 5.500%, due 10/15/13                              938,924
         373,000               Vale Overseas Ltd., 8.250%, due 01/17/34                                            394,448
         878,000               WMC Finance USA, 5.125%, due 05/15/13                                               876,939
                                                                                                          ----------------
                                                                                                                 2,210,311
                                                                                                          ----------------
                               MULTI-NATIONAL: 0.2%
       2,439,000      @@       Corp Andina de Fomento CAF, 6.875%, due 03/15/12                                  2,745,655
                                                                                                          ----------------
                                                                                                                 2,745,655
                                                                                                          ----------------
                               OIL AND GAS: 0.8%
       1,057,000       L       Amerada Hess Corp., 6.650%, due 08/15/11                                          1,163,923
       1,284,000     @@,#      Empresa Nacional de Petroleo, 4.875%, due 03/15/14                                1,256,738
          20,000               Energy Partners Ltd., 8.750%, due 08/01/10                                           21,900
       1,561,000     @@,#      Gazprom Intl. SA, 7.201%, due 02/01/20                                            1,654,660
         992,000               Husky Energy, Inc., 6.150%, due 06/15/19                                          1,061,594
       1,940,000       #       Pemex Project Funding Master Trust, 3.790%, due 06/15/10                          1,995,289
         306,000               Pemex Project Funding Master Trust, 7.375%, due 12/15/14                            340,884
         691,000      @@       Petroleos Mexicanos, 9.250%, due 03/30/18                                           858,568
       1,344,000       L       Tengizchevroil Finance Co S.ar.1, 6.124%, due 11/15/14                            1,354,080
         782,000       L       Valero Energy Corp., 8.750%, due 06/15/30                                         1,049,905
                                                                                                          ----------------
                                                                                                                10,757,541
                                                                                                          ----------------
                               PACKAGING AND CONTAINERS: 0.0%
         596,000      #,S      Sealed Air Corp., 5.375%, due 04/15/08                                              619,714
                                                                                                          ----------------
                                                                                                                   619,714
                                                                                                          ----------------
                               REAL ESTATE: 0.2%
       1,331,000       S       EOP Operating LP, 7.750%, due 11/15/07                                            1,469,930
         199,000               Liberty Property LP, 6.375%, due 08/15/12                                           216,129
         146,000               Liberty Property LP, 6.950%, due 12/01/06                                           155,800
       1,192,000               Liberty Property LP, 7.750%, due 04/15/09                                         1,339,925
                                                                                                          ----------------
                                                                                                                 3,181,784
                                                                                                          ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                         VALUE
--------------------------------------------------------------------------------------------------------------------------
                               REAL ESTATE INVESTMENT TRUSTS: 0.4%
$      1,925,000               Rouse Co., 7.200%, due 09/15/12                                            $      2,084,466
         960,000               Rouse Co., 8.000%, due 04/30/09                                                   1,057,375
       1,014,000       S       Simon Property Group LP, 4.875%, due 03/18/10                                     1,034,234
       1,776,000               Simon Property Group LP, 6.375%, due 11/15/07                                     1,896,043
                                                                                                          ----------------
                                                                                                                 6,072,118
                                                                                                          ----------------
                               RETAIL: 0.1%
          40,000               Dollar General Corp., 8.625%, due 06/15/10                                           46,700
       1,399,000               May Department Stores Co., 3.950%, due 07/15/07                                   1,402,200
                                                                                                          ----------------
                                                                                                                 1,448,900
                                                                                                          ----------------
                               SAVINGS AND LOANS: 0.1%
         914,000               Great Western Financial, 8.206%, due 02/01/27                                       998,831
                                                                                                          ----------------
                                                                                                                   998,831
                                                                                                          ----------------
                               TELECOMMUNICATIONS: 0.3%
         930,000               AT&T Corp., 9.750%, due 11/15/31                                                  1,114,838
       1,236,000       S       BellSouth Corp., 4.200%, due 09/15/09                                             1,240,536
         800,000       +       Sprint Capital Corp., 4.780%, due 08/17/06                                          815,650
         264,000      L,S      Sprint Capital Corp., 8.375%, due 03/15/12                                          322,040
       1,014,000       L       Verizon Virginia, Inc., 4.625%, due 03/15/13                                        990,485
                                                                                                          ----------------
                                                                                                                 4,483,549
                                                                                                          ----------------
                               TRANSPORTATION: 0.1%
         830,000      #,L      MISC Capital Ltd., 5.000%, due 07/01/09                                             857,110
                                                                                                          ----------------
                                                                                                                   857,110
                                                                                                          ----------------
                               Total Corporate Bonds/Notes
                                  (Cost $137,692,953)                                                          139,709,292
                                                                                                          ----------------
U.S. GOVERNMENT AGENCY OBLIGATIONS: 11.5%
                               FEDERAL HOME LOAN BANK: 0.4%
       5,235,000       L          3.250%, due 12/17/07                                                           5,205,014
                                                                                                          ----------------
                                                                                                                 5,205,014
                                                                                                          ----------------
                               FEDERAL HOME LOAN MORTGAGE CORPORATION: 2.2%
      10,503,000                  2.700%, due 03/16/07                                                          10,376,406
       7,355,164                  3.053%, due 04/15/32                                                           7,411,299
             510                  5.500%, due 05/01/23                                                                 522
       1,977,000       L          5.875%, due 03/21/11                                                           2,137,256
       3,307,239                  6.000%, due 01/15/29                                                           3,460,638
       3,773,187                  6.000%, due 01/15/29                                                           3,941,480
       2,276,000                  6.000%, due 01/15/29                                                           2,383,101
         654,477                  6.500%, due 11/01/28                                                             688,267
                                                                                                          ----------------
                                                                                                                30,398,969
                                                                                                          ----------------
                               FEDERAL NATIONAL MORTGAGE ASSOCIATION: 8.4%
$        760,164                  2.490%, due 04/25/35                                                    $        759,480
       2,490,961                  2.668%, due 08/25/33                                                           2,502,537
         173,735                  2.859%, due 12/26/29                                                             173,597
       5,345,000                  2.875%, due 05/19/08                                                           5,223,567
       2,403,000                  4.750%, due 12/25/42                                                           2,421,870
      41,778,000                  5.000%, due 01/15/34                                                          41,451,631
       2,336,000                  5.000%, due 01/15/20                                                           2,373,231
       2,705,000                  5.250%, due 08/01/12                                                           2,811,163
      13,743,000                  5.500%, due 01/01/33                                                          13,953,434
       4,184,980                  5.500%, due 01/15/20                                                           4,324,917
       2,386,841                  6.000%, due 04/25/31                                                           2,502,169
       6,645,000                  6.000%, due 01/15/34                                                           6,871,343
         142,561                  6.000%, due 06/01/16                                                             149,524
         127,474                  6.000%, due 07/01/16                                                             133,700
         682,453                  6.000%, due 07/01/16                                                             715,786
         104,176                  6.000%, due 08/01/16                                                             109,265
         150,898                  6.000%, due 08/01/16                                                             158,268
         111,660                  6.000%, due 10/01/16                                                             117,114
         120,216                  6.000%, due 10/01/16                                                             126,088
           2,327                  6.000%, due 10/01/16                                                               2,441
       1,006,002                  6.000%, due 03/01/17                                                           1,055,080
         150,662                  6.000%, due 04/01/17                                                             158,012
          98,955                  6.000%, due 04/01/17                                                             103,783
         178,796                  6.000%, due 04/01/17                                                             187,519
         511,245                  6.000%, due 06/01/17                                                             536,186
         109,406                  6.000%, due 09/01/17                                                             114,743
         115,179                  6.000%, due 10/01/17                                                             120,798
         541,917                  6.000%, due 11/01/17                                                             568,386
         576,342                  6.000%, due 12/01/17                                                             604,459
         584,390                  6.000%, due 12/01/18                                                             612,871
       3,961,001                  6.000%, due 07/25/29                                                           4,142,791
       1,683,078                  6.000%, due 07/25/29                                                           1,760,810
       4,048,414                  6.500%, due 04/01/30                                                           4,253,868
       3,814,000                  6.500%, due 01/15/35                                                           3,999,933
       2,320,000                  6.625%, due 11/15/10                                                           2,625,085
         200,689                  7.000%, due 01/01/30                                                             212,982
           1,003                  7.000%, due 01/01/30                                                               1,063
         320,190                  7.000%, due 03/01/30                                                             339,804
         247,819                  7.000%, due 01/01/31                                                             262,869
       1,978,600                  7.000%, due 06/01/31                                                           2,101,023
         450,965                  7.000%, due 08/01/31                                                             478,208
          12,526                  7.000%, due 10/01/31                                                              13,283
          63,980                  7.000%, due 01/01/32                                                              67,845
          49,730                  7.000%, due 01/01/32                                                              52,734
          16,761                  7.000%, due 04/01/32                                                              17,773
          30,950                  7.000%, due 05/01/32                                                              32,819
          60,938                  7.000%, due 07/01/32                                                              64,618
          57,576                  7.000%, due 06/01/29                                                              61,177
          12,590                  7.000%, due 06/01/29                                                              13,361
         134,932                  7.000%, due 06/01/29                                                             143,197
           1,352                  7.000%, due 08/01/29                                                               1,435
          11,571                  7.000%, due 10/01/29                                                              12,280
         324,834                  7.000%, due 11/01/29                                                             344,733
          85,240                  7.500%, due 10/01/30                                                              91,361
         163,524                  7.500%, due 10/01/30                                                             175,266
          74,545                  7.500%, due 11/01/30                                                              79,898
         104,265                  7.500%, due 11/01/30                                                             111,752
       1,039,225                  7.500%, due 06/25/32                                                           1,113,474
       1,333,596                  7.500%, due 01/25/48                                                           1,425,615
                                                                                                          ----------------
                                                                                                               114,944,019
                                                                                                          ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                         VALUE
--------------------------------------------------------------------------------------------------------------------------
                               GOVERNMENT NATIONAL MORTGAGE ASSOCIATION: 0.5%
$        267,094                  3.375%, due 04/20/28                                                    $        272,244
          73,843                  4.000%, due 12/20/29                                                              74,689
         341,709                  6.500%, due 10/15/31                                                             360,129
         947,980                  7.000%, due 09/15/24                                                           1,013,101
         439,406                  7.000%, due 10/15/24                                                             469,542
         993,900                  7.000%, due 10/15/24                                                           1,062,066
         252,660                  7.000%, due 11/15/24                                                             270,024
       2,412,930                  7.500%, due 12/15/23                                                           2,610,525
                                                                                                          ----------------
                                                                                                                 6,132,320
                                                                                                          ----------------
                                  Total U.S. Government Agency Obligations
                                    (Cost $156,015,807)                                                        156,680,322
                                                                                                          ----------------
U.S. TREASURY OBLIGATIONS: 6.0%
                               U.S. TREASURY BONDS: 4.1%
      16,854,000      W,L         4.250%, due 11/15/14                                                          16,903,382
      24,786,000      L,S         5.375%, due 02/15/31                                                          26,809,554
       4,045,000       S          10.375%, due 11/15/12                                                          4,823,982
       4,860,000      L,S         13.250%, due 05/15/14                                                          6,754,642
                                                                                                          ----------------
                                                                                                                55,291,560
                                                                                                          ----------------
                               U.S. TREASURY NOTES: 1.6%
       1,292,000                  1.125%, due 06/30/05                                                           1,283,723
       7,048,000      L,S         3.000%, due 11/15/07                                                           7,024,493
      14,086,000      L,S         3.500%, due 12/15/09                                                          14,022,177
                                                                                                          ----------------
                                                                                                                22,330,393
                                                                                                          ----------------
                               U.S. TREASURY STRIP: 0.3%
       6,372,000       S          4.690%, due 05/15/16                                                           3,783,031
                                                                                                          ----------------
                                                                                                                 3,783,031
                                                                                                          ----------------
                                  Total U.S. Treasury Obligations
                                    (Cost $81,711,818)                                                          81,404,984
                                                                                                          ----------------
ASSET-BACKED SECURITIES: 2.8%
                               AUTOMOBILE ASSET-BACKED SECURITIES: 0.3%
         300,000               Capital Auto Receivables Asset Trust, 2.750%, due 04/16/07                          299,155
         500,000               Household Automotive Trust, 2.310%, due 04/17/08                                    496,703
       1,400,000               Nissan Auto Receivables Owner Trust, 2.050%, due 03/16/09                         1,365,966
       1,590,000               Nissan Auto Receivables Owner Trust, 2.610%, due 07/15/08                         1,575,196
                                                                                                          ----------------
                                                                                                                 3,737,020
                                                                                                          ----------------
                               CREDIT CARD ASSET-BACKED SECURITIES: 0.2%
         285,000               Citibank Credit Card Issuance Trust, 3.100%, due 03/10/10                           280,108
         775,000               Citibank Credit Card Issuance Trust, 5.650%, due 06/16/08                           801,361
$      1,270,000               Fleet Credit Card Master Trust II, 2.400%, due 07/15/08                    $      1,261,491
                                                                                                          ----------------
                                                                                                                 2,342,960
                                                                                                          ----------------
                               HOME EQUITY ASSET-BACKED SECURITIES: 1.6%
         658,844               Argent Securities, Inc., 2.740%, due 03/25/34                                       658,559
         773,718               Asset Backed Funding Certificates, 2.698%, due 11/25/33                             774,056
       2,475,732      XX       Bayview Financial Acquisition Trust, 2.918%, due 09/28/43                         2,481,147
         127,173               Equity One ABS, Inc., 2.976%, due 09/25/33                                          127,041
         642,588               GMAC Mortgage Corp Loan Trust, 2.360%, due 12/25/20                                 642,492
       4,664,000      XX       GSAA Trust, 5.242%, due 05/25/35                                                  4,674,731
       1,654,100               Merrill Lynch Mortgage Investors, Inc., 2.778%, due 07/25/34                      1,655,984
       2,474,107               New Century Home Equity Loan Trust, 2.668%, due 04/25/34                          2,475,699
         613,052               Residential Asset Mortgage Products, Inc., 2.728%, due 06/25/33                     613,036
       4,614,712               Residential Asset Securities Corp., 2.728%, due 12/25/33                          4,624,736
         940,000               Residential Funding Mortgage Securities II, 3.450%, due 01/25/16                    939,843
       2,625,000               Saxon Asset Securities Trust, 3.960%, due 06/25/33                                2,634,385
                                                                                                          ----------------
                                                                                                                22,301,709
                                                                                                          ----------------
                               OTHER ASSET-BACKED SECURITIES: 0.7%
         528,762      XX       Amortizing Residential Collateral Trust, 2.918%, due 05/25/32                       528,431
         799,407               Chase Funding Mortgage Loan Asset-Backed Certificates,
                                 2.718%, due 07/25/33                                                              800,400
       1,841,000               First Horizon Asset Back Trust, 2.420%, due 10/25/34                              1,842,151
       5,290,000               PP&L Transition Bond Co LLC, 7.050%, due 06/25/09                                 5,631,561
       1,190,000               Residential Asset Mortgage Products, Inc., 2.140%, due 02/25/30                   1,182,578
                                                                                                          ----------------
                                                                                                                 9,985,121
                                                                                                          ----------------
                               Total Asset-Backed Securities
                                 (Cost $42,767,771)                                                             38,366,810
                                                                                                          ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                         VALUE
--------------------------------------------------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS: 10.0%
                               COMMERCIAL MORTGAGE- BACKED SECURITIES: 2.2%
$      1,412,000       L       Bear Stearns Commercial Mortgage Securities, 4.170%, due 01/12/41          $      1,421,754
       2,060,000               Chase Manhattan Bank-First Union National Bank, 7.439%, due 08/15/31              2,331,238
       2,187,000               COMM, 3.600%, due 03/10/39                                                        2,155,314
       1,284,040               CS First Boston Mortgage Securities Corp, 3.727%, due 03/15/35                    1,264,685
       1,600,000       C       DLJ Commercial Mortgage Corp., 6.460%, due 03/10/32                               1,736,540
       1,633,876               Ge Capital Commercial Mortgage Corp, 3.752%, due 07/10/39                         1,631,209
       1,000,000               JP Morgan Chase Commercial Mortgage Securities Corp, 4.262%, due 08/12/40         1,010,001
       4,341,575               JP Morgan Chase Commercial Mortgage Securities Corp, 4.275%, due 01/12/37         4,363,930
       3,120,000               JP Morgan Chase Commercial Mortgage Securities Corp, 6.244%, due 04/15/35         3,339,374
       3,150,000               LB-UBS Commercial Mortgage Trust, 6.226%, due 03/15/26                            3,413,836
       3,000,000       L       LB-UBS Commercial Mortgage Trust, 7.370%, due 08/15/26                            3,429,634
       3,148,214               Mortgage Capital Funding Inc, 6.663%, due 03/18/30                                3,369,339
         188,966               Prudential Commercial Mortgage Trust, 3.669%, due 02/11/36                          186,032
         600,000               Prudential Securities Secured Financing Corp, 6.649%, due 07/15/08                  652,252
                                                                                                          ----------------
                                                                                                                30,305,138
                                                                                                          ----------------
                               WHOLE LOAN COLLATERAL PAC: 0.4%
       2,158,919               GSR Mortgage Loan Trust, 2.818%, due 10/25/32                                     2,159,625
         807,332               MASTR Alternative Loans Trust, 2.818%, due 11/25/33                                 807,617
       1,817,513               MASTR Alternative Loans Trust, 8.500%, due 05/25/33                               1,848,017
         714,144               Washington Mutual, 2.818%, due 03/25/34                                             715,740
                                                                                                          ----------------
                                                                                                                 5,530,999
                                                                                                          ----------------
                               WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS: 7.3%
$      3,935,286               Banc of America Funding Corp., 5.750%, due 09/20/34                        $      4,003,858
         290,316               Bank of America Alternative Loan Trust, 2.868%, due 12/25/33                        290,796
       4,775,304               Bank of America Mortgage Securities, 2.868%, due 12/25/33                         4,782,496
       2,121,095               Bank of America Mortgage Securities, 5.000%, due 06/25/33                         2,133,370
       2,164,759               Bank of America Mortgage Securities, 5.000%, due 12/25/18                         2,185,054
       1,286,042               Bank of America Mortgage Securities, 5.250%, due 11/25/19                         1,310,089
         759,742               Bear Stearns Alt-A Trust, 2.738%, due 07/25/34                                      759,612
       1,964,789               Citicorp Mortgage Securities, Inc., 2.918%, due 10/25/33                          1,961,677
       1,271,748               Countrywide Alternative Loan Trust, 2.530%, due 09/25/34                          1,272,146
         991,000               Countrywide Alternative Loan Trust, 2.720%, due 02/25/35                            991,000
       1,138,856               Countrywide Alternative Loan Trust, 2.818%, due 07/25/18                          1,141,169
       2,049,608               Countrywide Alternative Loan Trust, 5.000%, due 10/25/18                          2,068,823
         542,565               Countrywide Alternative Loan Trust, 5.000%, due 08/25/19                            547,494
       2,228,213               Countrywide Home Loan Mortgage Pass Through Trust, 5.000%, due 11/25/18           2,249,103
       1,990,000      XX       Countrywide Home Loan Mortgage Pass Through Trust, 6.000%, due 11/25/34           2,084,360
       5,530,000               CS First Boston Mortgage Securities Corp., 4.140%, due 10/25/33                   5,533,729
       5,913,387               First Horizon Alternative Mortgage Securities, 4.835%, due 06/25/34               5,927,719
         639,964       C       First Horizon Alternative Mortgage Securities, 5.362%, due 09/25/34                 648,871
       2,354,654               GMAC Mortgage Corp Loan Trust, 5.250%, due 04/25/34                               2,373,024
       4,000,000               GMAC Mortgage Corp. Loan Trust, 5.500%, due 01/25/34                              4,094,306

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS (CONTINUED)
$        528,143                 GSR Mortgage Loan Trust, 4.500%, due 08/25/19                                     $        532,237
         467,011                 GSR Mortgage Loan Trust, 6.500%, due 01/25/34                                              486,713
       1,016,000                 Harborview Mortgage Loan Trust, 2.770%, due 01/19/35                                     1,016,000
       1,947,299                 Homebanc Mortgage Trust, 2.848%, due 08/25/29                                            1,945,831
       4,169,051                 JP Morgan Mortgage Trust, 6.500%, due 11/25/34                                           4,357,416
       3,012,000                 MASTR Alternative Loans Trust, 5.500%, due 01/25/20                                      3,091,065
       2,184,000                 MASTR Alternative Loans Trust, 5.750%, due 09/25/34                                      2,252,904
       3,812,447                 MASTR Alternative Loans Trust, 6.000%, due 09/25/34                                      3,917,290
         964,864                 MASTR Alternative Loans Trust, 6.500%, due 05/25/33                                        986,591
       1,628,707                 MASTR Asset Securitization Trust, 2.868%, due 11/25/33                                   1,632,875
       1,979,000                 MASTR Asset Securitization Trust, 5.500%, due 09/25/34                                   1,987,927
         784,387                 MLCC Mortgage Investors, Inc., 2.738%, due 01/25/29                                        785,395
       2,204,421                 MLCC Mortgage Investors, Inc., 2.778%, due 04/25/29                                      2,206,761
       2,541,510                 Prime Mortgage Trust, 5.250%, due 11/25/19                                               2,594,578
       2,310,149                 Residential Accredit Loans, Inc., 2.868%, due 03/25/18                                   2,315,275
       1,819,000       XX        Residential Asset Securitization Trust, 5.500%, due 11/25/34                             1,826,815
         575,848                 Residential Funding Sec I, 2.918%, due 12/25/33                                            575,967
       2,887,000       XX        Residential Funding Sec I, 5.750%, due 09/25/34                                          2,951,573
         648,000                 Sequoia Mortgage Trust, 2.683%, due 01/20/35                                               648,000
       4,600,000                 Structured Asset Securities Corp., 6.000%, due 03/25/34                                  4,726,796
       1,414,014                 Thornburg Mortgage Securities Trust, 2.788%, due 09/25/34                                1,417,350
       1,081,000                 Washington Mutual, 0.000%, due 01/25/35                                                  1,081,000
$        324,014                 Washington Mutual, 2.838%, due 06/25/44                                           $        324,202
       3,248,692                 Washington Mutual, 5.000%, due 06/25/18                                                  3,281,179
       2,743,458                 Washington Mutual, 6.000%, due 06/25/34                                                  2,818,903
         533,699                 Wells Fargo Mortgage Backed Securities Trust, 2.918%, due 02/25/34                         533,270
       2,225,000                 Wells Fargo Mortgage Backed Securities Trust, 4.500%, due 08/25/18                       2,144,112
                                                                                                                   ----------------
                                                                                                                         98,796,721
                                                                                                                   ----------------
                                 WHOLE LOAN COLLATERALIZED SUPPORT CMO: 0.1%
       1,166,727                 Bank of America Mortgage Securities, 5.500%, due 11/25/33                                1,170,509
                                                                                                                   ----------------
                                                                                                                          1,170,509
                                                                                                                   ----------------
                                 Total Collateralized Mortgage Obligations
                                   (Cost $131,081,135)                                                                  135,803,367
                                                                                                                   ----------------
MUNICIPAL BONDS: 0.1%
                                 MUNICIPAL: 0.1%
         510,000                 City of New York, 5.000%, due 11/01/08                                                     551,346
         510,000                 City of New York, 5.000%, due 11/01/11                                                     562,881
         510,000                 City of New York, 5.000%, due 11/01/15                                                     559,751
                                                                                                                   ----------------
                                 Total Municipal Bonds
                                   (Cost $1,675,160)                                                                      1,673,978
                                                                                                                   ----------------
OTHER BONDS: 0.5%
                                 SOVEREIGN: 0.5%
         486,180       @@        Brazilian Government Intl. Bond, 3.125%, due 04/15/12                                      466,074
         431,000       @@        Brazilian Government Intl. Bond, 12.250%, due 03/06/30                                     571,075
         691,000       @@        Columbia Government Intl. Bond, 10.000%, due 01/23/12                                      801,560
         989,000       @@        Dominican Republic Intl. Bond, 9.040%, due 01/23/13                                        843,123
       1,309,000       @@        Russia Government Intl. Bond, 5.000%, due 03/31/30                                       1,355,338
         558,000       @@        Turkey Government Intl. Bond, 12.375%, due 06/15/09                                        703,080
         443,000       @@        Ukraine Government Intl. Bond, 5.330%, due 08/05/09                                        470,112
         464,000     @@,#,L      Ukraine Government Intl. Bond, 7.650%, due 06/11/13                                        496,480

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 SOVEREIGN (CONTINUED)
$        823,729     @@,XX,S     Uruguay Government Intl. Bond, 10.500%, due 10/20/06                              $        967,321
         296,000                 Venezuela Government Intl. Bond, 8.500%, due 10/08/14                                      314,500
                                                                                                                   ----------------
                                 Total Other Bonds
                                   (Cost $6,398,347)                                                                      6,988,663
                                                                                                                   ----------------
                                 Total Long-Term Investments
                                   (Cost $1,281,654,647)                                                              1,371,905,512
                                                                                                                   ----------------
SHORT-TERM INVESTMENTS: 15.5%
                                 COMMERCIAL PAPER: 3.0%
       4,200,000                 BellSouth Corp., 1.990%, due 01/05/05                                                    4,198,840
       8,000,000                 Concord Minuteman Cap B, 2.380%, due 01/11/06                                            8,000,000
       1,500,000                 Daimler Chrysler, 2.410%, due 01/07/05                                                   1,499,297
       2,500,000                 Daimler Chrysler, 2.450%, due 01/12/05                                                   2,497,958
       6,700,000        S        Daimler Chrysler, 2.490%, due 01/03/05                                                   6,698,610
       2,500,000                 Daimler Chrysler, 2.580%, due 01/31/05                                                   2,494,467
      10,200,000                 Guidant Corp., 2.400%, due 01/10/05                                                     10,193,201
       2,000,000        S        Kellogg Co., 2.420%, due 01/18/05                                                        1,997,580
       3,000,000                 Kraft Foods, Inc., 2.450%, due 01/24/05                                                  2,995,100
                                                                                                                   ----------------
                                 Total Commercial Paper
                                    (Cost $40,577,029)                                                                   40,575,053
                                                                                                                   ----------------
                                 REPURCHASE AGREEMENT: 1.3%
      17,688,000                    Goldman Sachs Repurchase Agreement dated
                                      12/31/04, 2.230%, due 01/03/05, $17,691,287
                                      to be received upon repurchase
                                      (Collateralized by $17,738,000 Federal Home
                                      Loan Mortgage Corporation, 5.125%, Market
                                      Value plus accrued
                                      interest $18,042,229, due 01/28/19)                                                17,688,000
                                                                                                                   ----------------
                                 Total Repurchase Agreement
                                    (Cost $17,688,000)                                                                   17,688,000
                                                                                                                   ----------------
                                 SECURITIES LENDING COLLATERAL++: 11.2%
$    153,224,000                 The Bank of New York Institutional Cash Reserve Fund                              $    153,224,000
                                                                                                                   ----------------
                                 Total Securities Lending Collateral
                                    (Cost $153,224,000)                                                                 153,224,000
                                                                                                                   ----------------
                                 Total Short-Term Investments
                                   (Cost $211,489,029)                                                                  211,487,053
                                                                                                                   ----------------
                                 TOTAL INVESTMENTS IN SECURITIES                                     116.3%        $  1,583,392,565
                                    (COST $1,493,143,676)*
                                 OTHER ASSETS AND LIABILITIES-NET                                    (16.3)            (222,422,414)
                                                                                                   -------         ----------------
                                 NET ASSETS                                                          100.0%        $  1,360,970,151
                                                                                                   =======         ================

@     Non-income producing security
@@    Foreign issuer
STRIP Separate Trading of Registered Interest and Principal of Securities
+ Step-up basis bonds. Interest rates shown reflect current and future coupon rates.
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
C     Bond may be called prior to maturity date.
++    Securities purchased with cash collateral for securities loaned.
W     When-issued or delayed delivery security.
S Segregated securities for futures, when-issued or delayed delivery securities held at December 31, 2004.
I     Illiquid security
L Loaned security, a portion or all of the security is on loan at December 31, 2004.
X Fair value determined by ING Funds Valuation Committee appointed by the Funds' Board of Directors/Trustees.
XX Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund's valuation procedures.
* Cost for federal income tax purposes is $1,513,899,647. Net unrealized appreciation consists of:

                                   Gross Unrealized Appreciation         $     84,697,385
                                   Gross Unrealized Depreciation              (15,204,467)
                                                                         ----------------
                                   Net Unrealized Appreciation           $     69,492,918
                                                                         ================

Information concerning open futures contracts at December 31, 2004 is shown below:

                                NO. OF             NOTIONAL          EXPIRATION        UNREALIZED
SHORT CONTRACTS                CONTRACTS         MARKET VALUE           DATE           GAIN (LOSS)
---------------                ---------        --------------          ----           -----------
U.S. 5 Year Treasury Note        209            $ (22,892,031)       03/31/2005        $  (32,068)
                                                =============                          ==========
LONG CONTRACTS

U.S. Long Bond                   120            $     998,025        03/31/2005             5,748
MIDCAP 400                        3                13,500,000        03/18/2005           104,400
                                                -------------                          ----------
                                                $  14,498,025                          $  110,148
                                                =============                          ==========

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP GROWTH AND INCOME PORTFOLIO                       AS OF DECEMBER 31, 2004

SHARES                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 97.1%
                               AEROSPACE/DEFENSE: 1.3%
         913,800               Boeing Co.                                                           $      47,307,426
                                                                                                    -----------------
                                                                                                           47,307,426
                                                                                                    -----------------
                               AGRICULTURE: 3.2%
       1,870,600               Altria Group, Inc.                                                         114,293,660
                                                                                                    -----------------
                                                                                                          114,293,660
                                                                                                    -----------------
                               AUTO PARTS AND EQUIPMENT: 1.1%
         596,000               Johnson Controls, Inc.                                                      37,810,240
                                                                                                    -----------------
                                                                                                           37,810,240
                                                                                                    -----------------
                               BANKS: 5.2%
         473,900               City National Corp.                                                         33,481,035
         638,333       L       Northern Trust Corp.                                                        31,010,217
       1,277,078               U.S. Bancorp                                                                39,998,083
       1,300,100               Wells Fargo & Co.                                                           80,801,215
                                                                                                    -----------------
                                                                                                          185,290,550
                                                                                                    -----------------
                               BEVERAGES: 1.7%
       1,176,800       L       PepsiCo, Inc.                                                               61,428,960
                                                                                                    -----------------
                                                                                                           61,428,960
                                                                                                    -----------------
                               BIOTECHNOLOGY: 1.0%
         550,900       @       Amgen, Inc.                                                                 35,340,235
                                                                                                    -----------------
                                                                                                           35,340,235
                                                                                                    -----------------
                               BUILDING MATERIALS: 0.9%
         760,100       @       American Standard Cos., Inc.                                                31,407,332
                                                                                                    -----------------
                                                                                                           31,407,332
                                                                                                    -----------------
                               COSMETICS/PERSONAL CARE: 1.4%
         904,000               Procter & Gamble Co.                                                        49,792,320
                                                                                                    -----------------
                                                                                                           49,792,320
                                                                                                    -----------------
                               DIVERSIFIED FINANCIAL SERVICES: 11.9%
         483,100       L       Capital One Financial Corp.                                                 40,681,851
       2,203,500               Citigroup, Inc.                                                            106,164,631
       1,410,206       L       Countrywide Financial Corp.                                                 52,191,724
       3,069,400       @       E*TRADE Financial Corp.                                                     45,887,530
         408,000               Fannie Mae                                                                  29,053,680
         321,936               Franklin Resources, Inc.                                                    22,422,842
         172,000               Freddie Mac                                                                 12,676,400
          97,500               Goldman Sachs Group, Inc.                                                   10,143,900
         622,500               Lehman Brothers Holdings, Inc.                                              54,456,300
         789,100               Morgan Stanley                                                              43,810,832
                                                                                                    -----------------
                                                                                                          417,489,690
                                                                                                    -----------------
                               ELECTRIC: 2.5%
       6,717,200      @,L      Calpine Corp.                                                               26,465,768
         700,000               Edison Intl.                                                                22,421,000
         401,900               Entergy Corp.                                                               27,164,421
         278,300       L       Exelon Corp.                                                                12,264,681
                                                                                                    -----------------
                                                                                                           88,315,870
                                                                                                    -----------------
                               ELECTRONICS: 2.5%
       1,311,200      @,L      Agilent Technologies, Inc.                                                  31,599,920
       2,212,100      @,L      Jabil Circuit, Inc.                                                         56,585,518
                                                                                                    -----------------
                                                                                                           88,185,438
                                                                                                    -----------------
                               ENGINEERING AND CONSTRUCTION: 1.2%
         861,500       @       Jacobs Engineering Group, Inc.                                       $      41,171,085
                                                                                                    -----------------
                                                                                                           41,171,085
                                                                                                    -----------------
                               ENTERTAINMENT: 1.0%
         648,600      @,L      DreamWorks Animation SKG, Inc.                                              24,328,986
         471,800       L       Regal Entertainment Group                                                    9,789,850
                                                                                                    -----------------
                                                                                                           34,118,836
                                                                                                    -----------------
                               ENVIRONMENTAL CONTROL: 0.9%
         713,700      @,L      Stericycle, Inc.                                                            32,794,515
                                                                                                    -----------------
                                                                                                           32,794,515
                                                                                                    -----------------
                               HAND/MACHINE TOOLS: 0.8%
         608,300       L       Stanley Works                                                               29,800,617
                                                                                                    -----------------
                                                                                                           29,800,617
                                                                                                    -----------------
                               HEALTHCARE-PRODUCTS: 4.7%
       1,093,700               Baxter Intl., Inc.                                                          37,776,398
         314,200               Guidant Corp.                                                               22,653,820
       1,650,100               Johnson & Johnson                                                          104,649,342
                                                                                                    -----------------
                                                                                                          165,079,560
                                                                                                    -----------------
                               HEALTHCARE-SERVICES: 0.6%
         159,600               Aetna, Inc.                                                                 19,910,100
                                                                                                    -----------------
                                                                                                           19,910,100
                                                                                                    -----------------
                               INSURANCE: 2.1%
         870,800               Allstate Corp.                                                              45,037,776
         436,100               Hartford Financial Services Group, Inc.                                     30,226,091
                                                                                                    -----------------
                                                                                                           75,263,867
                                                                                                    -----------------
                               INTERNET: 1.3%
         380,600      @,L      eBay, Inc.                                                                  44,256,168
                                                                                                    -----------------
                                                                                                           44,256,168
                                                                                                    -----------------
                               INVESTMENT COMPANIES: 2.6%
       1,550,000      @,L      Consumer Staples Select Sector SPDR Fund                                    35,774,000
       1,873,900      @,L      Materials Select Sector SPDR Fund                                           55,767,264
                                                                                                    -----------------
                                                                                                           91,541,264
                                                                                                    -----------------
                               LEISURE TIME: 1.5%
       1,002,100       L       Royal Caribbean Cruises Ltd.                                                54,554,324
                                                                                                    -----------------
                                                                                                           54,554,324
                                                                                                    -----------------
                               LODGING: 1.7%
       2,379,559               Hilton Hotels Corp.                                                         54,111,172
          78,000      @,L      MGM Mirage                                                                   5,673,720
                                                                                                    -----------------
                                                                                                           59,784,892
                                                                                                    -----------------
                               MEDIA: 3.2%
       2,798,300       @       Time Warner, Inc.                                                           54,398,952
       1,227,365               Viacom, Inc.                                                                44,663,812
         500,000               Walt Disney Co.                                                             13,900,000
                                                                                                    -----------------
                                                                                                          112,962,764
                                                                                                    -----------------
                               MINING: 0.4%
         491,740               Alcoa, Inc.                                                                 15,450,471
                                                                                                    -----------------
                                                                                                           15,450,471
                                                                                                    -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
                               MISCELLANEOUS MANUFACTURING: 8.0%
         537,800               Danaher Corp.                                                        $      30,875,098
       3,983,500               General Electric Co.                                                       145,397,750
       2,942,500      @@       Tyco Intl. Ltd.                                                            105,164,950
                                                                                                    -----------------
                                                                                                          281,437,798
                                                                                                    -----------------
                               OIL AND GAS: 6.6%
         168,619               Anadarko Petroleum Corp.                                                    10,928,197
         584,500       L       Ensco Intl., Inc.                                                           18,552,030
       1,336,300               Exxon Mobil Corp.                                                           68,498,739
         583,700       @       Houston Exploration Co.                                                     32,868,147
         944,100       @       Plains Exploration & Production Co                                          24,546,600
         794,696     @@,L      Royal Dutch Petroleum Co.                                                   45,599,656
         958,600               XTO Energy, Inc.                                                            33,915,268
                                                                                                    -----------------
                                                                                                          234,908,637
                                                                                                    -----------------
                               OIL AND GAS SERVICES: 2.3%
       1,268,000       L       Halliburton Co.                                                             49,756,320
         476,500       L       Schlumberger Ltd.                                                           31,901,675
                                                                                                    -----------------
                                                                                                           81,657,995
                                                                                                    -----------------
                               PHARMACEUTICALS: 3.9%
         739,500       @       Gilead Sciences, Inc.                                                       25,875,105
       1,615,300               Pfizer, Inc.                                                                43,435,417
         834,000       @       Watson Pharmaceuticals, Inc.                                                27,363,540
         982,500       L       Wyeth                                                                       41,844,675
                                                                                                    -----------------
                                                                                                          138,518,737
                                                                                                    -----------------
                               RETAIL: 3.9%
         354,378               CVS Corp.                                                                   15,971,816
       1,633,900       L       Gap, Inc.                                                                   34,507,968
         684,100               Home Depot, Inc.                                                            29,238,434
         305,000       L       Sears Roebuck and Co.                                                       15,564,150
         210,000               Target Corp.                                                                10,905,300
         588,300               Wal-Mart Stores, Inc.                                                       31,074,006
                                                                                                    -----------------
                                                                                                          137,261,674
                                                                                                    -----------------
                               SEMICONDUCTORS: 5.4%
       3,185,800               Intel Corp.                                                                 74,515,862
       1,123,200               Maxim Integrated Products, Inc.                                             47,612,448
       4,434,500      @@       Taiwan Semiconductor Manufacturing Co. Ltd. ADR                             37,648,905
       1,213,600               Texas Instruments, Inc.                                                     29,878,832
                                                                                                    -----------------
                                                                                                          189,656,047
                                                                                                    -----------------
                               SOFTWARE: 5.6%
         551,900       @       Cognos, Inc.                                                                24,316,714
       1,179,900       L       Computer Associates Intl., Inc.                                             36,647,694
         440,900      @,L      Electronic Arts, Inc.                                                       27,194,712
       4,110,900               Microsoft Corp.                                                            109,802,139
                                                                                                    -----------------
                                                                                                          197,961,259
                                                                                                    -----------------
                               TELECOMMUNICATIONS: 6.7%
       2,881,600       @       Cisco Systems, Inc.                                                         55,614,880
       1,278,400               Motorola, Inc.                                                              21,988,480
       1,016,200       @       Nextel Communications, Inc.                                                 30,486,000
         925,000               QUALCOMM, Inc.                                                              39,220,000
       1,145,500               SBC Communications, Inc.                                                    29,519,535
       1,780,800       L       Sprint Corp.                                                                44,252,880
         416,000               Verizon Communications, Inc.                                                16,852,160
                                                                                                    -----------------
                                                                                                          237,933,935
                                                                                                    -----------------
                               Total Common Stock
                                 (Cost $3,004,020,775)                                                  3,432,686,266
                                                                                                    -----------------
WARRANTS: 0.0%
                               TELECOMMUNICATIONS: 0.0%
         349,149       @       Lucent Technologies, Inc.                                            $         551,655
                                                                                                    -----------------
                               Total Warrants
                                  (Cost $-)                                                                   551,655
                                                                                                    -----------------
                               Total Long-Term Investments
                                  (Cost $3,004,020,775)                                                 3,433,237,921
                                                                                                    -----------------

PRINCIPAL
AMOUNT                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 9.4%
                               REPURCHASE AGREEMENT: 3.2%
$    111,321,000       S       Goldman Sachs Repurchase Agreement dated
                                  12/31/04, 2.230%, due 01/03/05, $111,341,687
                                  to be received upon repurchase (Collateralized
                                  by $114,168,000 Various U.S. Government Agency
                                  Obligations, 0.000%-4.750%, Market Value plus
                                  accrued interest $113,547,511,
                                  due 10/11/12-02/07/19)                                                  111,321,000
                                                                                                    -----------------
                               Total Repurchase Agreement
                                  (Cost $111,321,000)                                                     111,321,000
                                                                                                    -----------------
                               SECURITIES LENDING COLLATERAL++: 6.2%
     219,680,000               The Bank of New York
                                  Institutional Cash
                                  Reserve Fund                                                            219,680,000
                                                                                                    -----------------
                               Total Securities Lending Collateral
                                  (Cost $219,680,000)                                                     219,680,000
                                                                                                    -----------------
                               Total Short-Term Investments
                                  (Cost $331,001,000)                                                     331,001,000
                                                                                                    -----------------
                               TOTAL INVESTMENTS IN SECURITIES
                                  (COST $3,335,021,775)*                                    106.5%  $   3,764,238,921
                               OTHER ASSETS AND LIABILITIES-NET                              (6.5)       (231,039,806)
                                                                                         --------   -----------------
                               NET ASSETS                                                   100.0%  $   3,533,199,115
                                                                                         ========   =================

@    Non-income producing security
@@   Foreign issuer
ADR  American Depositary Receipt
++   Securities purchased with cash collateral for securities loaned.
S Segregated securities for futures, when-issued or delayed delivery securities held at December 31, 2004.
L Loaned security, a portion or all of the security is on loan at December 31, 2004.
* Cost for federal income tax purposes is $3,355,384,010. Net unrealized appreciation consists of:

                         Gross Unrealized Appreciation         $     424,447,649
                         Gross Unrealized Depreciation               (15,592,738)
                                                               -----------------
                         Net Unrealized Appreciation           $     408,854,911
                                                               =================

Information concerning open futures contracts at December 31, 2004 is shown below:

                                NO. OF             NOTIONAL          EXPIRATION        UNREALIZED
LONG CONTRACTS                 CONTRACTS         MARKET VALUE           DATE           GAIN (LOSS)
---------------                ---------        --------------          ----           -----------
S&P 500 Future                   180            $   54,616,500       03/21/2005        $    667,721
                                                ==============                         ============

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP GROWTH PORTFOLIO                                  AS OF DECEMBER 31, 2004

SHARES                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 97.4%
                               AEROSPACE/DEFENSE: 4.7%
          80,800               Boeing Co.                                                           $       4,183,016
          57,100               Goodrich Corp.                                                               1,863,744
          29,300               United Technologies Corp.                                                    3,028,155
                                                                                                    -----------------
                                                                                                            9,074,915
                                                                                                    -----------------
                               AGRICULTURE: 3.4%
         117,820               Monsanto Co.                                                                 6,544,901
                                                                                                    -----------------
                                                                                                            6,544,901
                                                                                                    -----------------
                               APPAREL: 3.0%
          29,100      @        Coach, Inc.                                                                  1,641,240
          45,000               Nike, Inc.                                                                   4,081,050
                                                                                                    -----------------
                                                                                                            5,722,290
                                                                                                    -----------------
                               BANKS: 1.3%
          47,906               Wachovia Corp.                                                               2,519,856
                                                                                                    -----------------
                                                                                                            2,519,856
                                                                                                    -----------------
                               BIOTECHNOLOGY: 1.5%
          42,400      @        Biogen Idec, Inc.                                                            2,824,264
                                                                                                    -----------------
                                                                                                            2,824,264
                                                                                                    -----------------
                               COMPUTERS: 7.4%
          40,300      @        Apple Computer, Inc.                                                         2,595,320
         130,500      @        Dell, Inc.                                                                   5,499,270
          65,600               International Business Machines Corp.                                        6,466,848
                                                                                                    -----------------
                                                                                                           14,561,438
                                                                                                    -----------------
                               COSMETICS/PERSONAL CARE: 4.3%
          71,500               Gillette Co.                                                                 3,201,770
          91,900               Procter & Gamble Co.                                                         5,061,852
                                                                                                    -----------------
                                                                                                            8,263,622
                                                                                                    -----------------
                               DIVERSIFIED FINANCIAL SERVICES: 4.1%
          46,200      L        Capital One Financial Corp.                                                  3,890,502
          38,800               Goldman Sachs Group, Inc.                                                    4,036,752
                                                                                                    -----------------
                                                                                                            7,927,254
                                                                                                    -----------------
                               HAND/MACHINE TOOLS: 1.4%
          54,500      L        Stanley Works                                                                2,669,955
                                                                                                    -----------------
                                                                                                            2,669,955
                                                                                                    -----------------
                               HEALTHCARE-PRODUCTS: 12.0%
          37,400     @@,L      Alcon, Inc.                                                                  3,014,440
         120,800               Johnson & Johnson                                                            7,661,135
          39,300      @        Kinetic Concepts, Inc.                                                       2,998,590
          91,500     @,L       St. Jude Medical, Inc.                                                       3,836,595
          75,918      @        Varian Medical Systems, Inc.                                                 3,282,694
          31,876      @        Zimmer Holdings, Inc.                                                        2,553,905
                                                                                                    -----------------
                                                                                                           23,347,359
                                                                                                    -----------------
                               HEALTHCARE-SERVICES: 3.8%
          33,900      @        Covance, Inc.                                                                1,313,625
          97,557      @        DaVita, Inc.                                                                 3,856,428
          25,900               UnitedHealth Group, Inc.                                                     2,279,977
                                                                                                    -----------------
                                                                                                            7,450,030
                                                                                                    -----------------
                               HOME FURNISHINGS: 0.5%
           7,800               Harman Intl. Industries, Inc.                                                  990,600
                                                                                                    -----------------
                                                                                                              990,600
                                                                                                    -----------------
                               INSURANCE: 1.7%
          50,200               American Intl. Group, Inc.                                           $       3,296,634
                                                                                                    -----------------
                                                                                                            3,296,634
                                                                                                    -----------------
                               INTERNET: 5.0%
          34,200      @        eBay, Inc.                                                                   3,976,776
          41,929      @        McAfee, Inc.                                                                 1,213,006
          80,500     @,L       Symantec Corp.                                                               2,073,680
          61,800      @        Yahoo!, Inc.                                                                 2,328,624
                                                                                                    -----------------
                                                                                                            9,592,086
                                                                                                    -----------------
                               LEISURE TIME: 1.1%
          37,400               Royal Caribbean Cruises Ltd.                                                 2,036,056
                                                                                                    -----------------
                                                                                                            2,036,056
                                                                                                    -----------------
                               LODGING: 1.5%
          47,000               Marriott Intl., Inc.                                                         2,960,060
                                                                                                    -----------------
                                                                                                            2,960,060
                                                                                                    -----------------
                               MACHINERY-DIVERSIFIED: 1.7%
          43,500               Deere & Co.                                                                  3,236,400
                                                                                                    -----------------
                                                                                                            3,236,400
                                                                                                    -----------------
                               MEDIA: 1.1%
          76,900               Walt Disney Co.                                                              2,137,820
                                                                                                    -----------------
                                                                                                            2,137,820
                                                                                                    -----------------
                               MISCELLANEOUS MANUFACTURING: 6.0%
          32,294               Danaher Corp.                                                                1,853,999
         135,360               General Electric Co.                                                         4,940,640
         133,300      @@       Tyco Intl., Ltd.                                                             4,764,142
                                                                                                    -----------------
                                                                                                           11,558,781
                                                                                                    -----------------
                               OIL AND GAS: 1.6%
          15,700      @        Houston Exploration Co.                                                        884,067
          50,600      @        Transocean, Inc.                                                             2,144,934
                                                                                                    -----------------
                                                                                                            3,029,001
                                                                                                    -----------------
                               OIL AND GAS SERVICES: 1.9%
          93,000               Halliburton Co.                                                              3,649,320
                                                                                                    -----------------
                                                                                                            3,649,320
                                                                                                    -----------------
                               PACKAGING AND CONTAINERS: 0.5%
          40,357      @        Owens-Illinois, Inc.                                                           914,086
                                                                                                    -----------------
                                                                                                              914,086
                                                                                                    -----------------
                               PHARMACEUTICALS: 4.8%
          34,200    @,@@,L     Elan Corp. PLC ADR                                                             931,950
          68,200      @        Endo Pharmaceuticals Holdings, Inc.                                          1,433,564
         152,700      @        Gilead Sciences, Inc.                                                        5,342,973
          58,710               Pfizer, Inc.                                                                 1,578,712
                                                                                                    -----------------
                                                                                                            9,287,199
                                                                                                    -----------------
                               RETAIL: 6.9%
          78,300               CVS Corp.                                                                    3,528,981
         108,400               Home Depot, Inc.                                                             4,633,016
          82,600               J.C. Penney Co., Inc. Holding Co.                                            3,419,640
          59,300               Staples, Inc.                                                                1,999,003
                                                                                                    -----------------
                                                                                                           13,580,640
                                                                                                    -----------------
                               SEMICONDUCTORS: 2.2%
          41,100      @        Advanced Micro Devices, Inc.                                                   905,022
         140,300               Intel Corp.                                                                  3,281,617
                                                                                                    -----------------
                                                                                                            4,186,639
                                                                                                    -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
                              SOFTWARE: 6.5%
         313,500       S      Microsoft Corp.                                                       $       8,373,585
         308,900       @      Oracle Corp.                                                                  4,238,108
                                                                                                    -----------------
                                                                                                           12,611,693
                                                                                                    -----------------
                              TELECOMMUNICATIONS: 6.4%
         134,100       @      Cisco Systems, Inc.                                                           2,588,130
         149,600      @@      Nokia Oyj ADR                                                                 2,344,232
         127,500              QUALCOMM, Inc.                                                                5,406,000
          85,400              Sprint Corp.                                                                  2,122,190
                                                                                                    -----------------
                                                                                                           12,460,552
                                                                                                    -----------------
                              TRANSPORTATION: 1.1%
          21,000              FedEx Corp.                                                                   2,068,290
                                                                                                    -----------------
                                                                                                            2,068,290
                                                                                                    -----------------
                              Total Common Stock
                                (Cost $163,018,875)                                                       188,501,741
                                                                                                    -----------------
WARRANTS: 0.0%
                              TELECOMMUNICATIONS: 0.0%
          12,991       @      Lucent Technologies, Inc.                                                        20,526
                                                                                                    -----------------
                              Total Warrants
                                 (Cost $21,565)                                                                20,526
                                                                                                    -----------------
                              Total Long-Term Investments
                                (Cost $163,040,440)                                                       188,522,267
                                                                                                    -----------------

PRINCIPAL
AMOUNT                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 8.5%

                              REPURCHASE AGREEMENT: 2.6%
$      4,960,000              Goldman Sachs Repurchase Agreement dated 12/31/04,
                                 2.230%, due 01/03/05, $4,960,922 to be received
                                 upon repurchase (Collateralized by $4,954,000
                                 Federal Home Loan Mortgage Corporation, 5.125%,
                                 Market Value plus accrued interest $5,059,438,
                                 due 02/04/19)                                                              4,960,000
                                                                                                    -----------------
                              Total Repurchase Agreement
                                 (Cost $4,960,000)                                                          4,960,000
                                                                                                    -----------------
                              SECURITIES LENDING COLLATERAL++: 5.9%
      11,536,000              The Bank of New York
                                 Institutional Cash
                                 Reserve Fund                                                              11,536,000
                                                                                                    -----------------
                              Total Securities Lending Collateral
                                 (Cost $11,536,000)                                                        11,536,000
                                                                                                    -----------------
                              Total Short-Term Investments
                                 (Cost $16,496,000)                                                        16,496,000
                              TOTAL INVESTMENTS IN SECURITIES                               105.9%
                                (COST $179,536,440)*                                                $     205,018,267
                              OTHER ASSETS AND LIABILITIES-NET                               (5.9)        (11,381,781)
                                                                                          --------  -----------------
                              NET ASSETS                                                    100.0%  $     193,636,486
                                                                                          ========  =================

@    Non-income producing security
@@   Foreign issuer
ADR  American Depositary Receipt
++   Securities purchased with cash collateral for securities loaned.
S Segregated securities for futures, when-issued or delayed delivery securities held at December 31, 2004.
L Loaned security, a portion or all of the security is on loan at December 31, 2004.
* Cost for federal income tax purposes is $184,024,724. Net unrealized appreciation consists of:

                  Gross Unrealized Appreciation            $   23,147,916
                  Gross Unrealized Depreciation                (2,154,373)
                                                           --------------
                  Net Unrealized Appreciation              $   20,993,543
                                                           ==============

Information concerning open futures contracts at December 31, 2004 is shown below:

                    NO. OF         NOTIONAL       EXPIRATION    UNREALIZED
LOGN CONTRACTS     CONTRACTS     MARKET VALUE        DATE       GAIN (LOSS)
---------------    ---------    --------------       ----       -----------
S&P 500 Future       14         $    4,247,950    03/21/2005    $    10,024
                                ==============                  ===========

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP SMALL COMPANY PORTFOLIO                           AS OF DECEMBER 31, 2004

SHARES                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 95.6%
                               AEROSPACE/DEFENSE: 4.4%
         127,500               Engineered Support Systems, Inc.                                     $       7,550,550
          57,850       @       Innovative Solutions & Support, Inc.                                         1,929,876
          61,200       @       MTC Technologies, Inc.                                                       2,054,484
         143,850       @       Teledyne Technologies, Inc.                                                  4,233,506
         162,200       @       United Defense Industries, Inc.                                              7,663,950
                                                                                                    -----------------
                                                                                                           23,432,366
                                                                                                    -----------------
                               AIRLINES: 0.7%
         351,300       @       Northwest Airlines Corp.                                                     3,839,709
                                                                                                    -----------------
                                                                                                            3,839,709
                                                                                                    -----------------
                               APPAREL: 2.2%
         233,700       @       Quiksilver, Inc.                                                             6,961,923
         227,600       @       Warnaco Group, Inc.                                                          4,916,160
                                                                                                    -----------------
                                                                                                           11,878,083
                                                                                                    -----------------
                               BANKS: 4.8%
          88,360               Banco Latinoamericano de Exportaciones SA                                    1,761,898
         137,850               Chittenden Corp.                                                             3,960,431
         206,250               Greater Bay BanCorp                                                          5,750,250
         210,400               Hudson United BanCorp                                                        8,285,552
          47,100               IBERIABANK Corp.                                                             3,125,556
          81,080               Texas Regional Bancshares, Inc.                                              2,649,694
                                                                                                    -----------------
                                                                                                           25,533,381
                                                                                                    -----------------
                               BIOTECHNOLOGY: 0.9%
          49,100       @       Martek Biosciences Corp.                                                     2,513,920
         107,500       @       Telik, Inc.                                                                  2,057,550
                                                                                                    -----------------
                                                                                                            4,571,470
                                                                                                    -----------------
                               COAL: 0.4%
          69,700       @       Westmoreland Coal Co.                                                        2,123,062
                                                                                                    -----------------
                                                                                                            2,123,062
                                                                                                    -----------------
                               COMMERCIAL SERVICES: 2.4%
          64,250       @       Advisory Board Co.                                                           2,369,540
          97,450       @       Exponent, Inc.                                                               2,678,901
          17,750               Gevity HR, Inc.                                                                364,940
         133,500       @       Resources Connection, Inc.                                                   7,250,385
                                                                                                    -----------------
                                                                                                           12,663,766
                                                                                                    -----------------
                               COMPUTERS: 4.1%
         204,700               Agilysys, Inc.                                                               3,508,558
          97,900       @       AMX Corp.                                                                    1,612,413
         158,900       @       Brooktrout, Inc.                                                             1,908,389
         255,600       @       Covansys Corp.                                                               3,910,680
         337,400       @       InterVoice, Inc.                                                             4,504,290
         185,850               MTS Systems Corp.                                                            6,283,589
                                                                                                    -----------------
                                                                                                           21,727,919
                                                                                                    -----------------
                               DISTRIBUTION/WHOLESALE: 1.5%
         163,350       @       Brightpoint, Inc.                                                            3,191,859
         136,400               Watsco, Inc.                                                                 4,804,008
                                                                                                    -----------------
                                                                                                            7,995,867
                                                                                                    -----------------
                               DIVERSIFIED FINANCIAL SERVICES: 1.1%
         554,900       @       Knight Trading Group, Inc.                                                   6,076,155
                                                                                                    -----------------
                                                                                                            6,076,155
                                                                                                    -----------------
                               ELECTRICAL COMPONENTS AND EQUIPMENT: 2.0%
         232,450               Ametek, Inc.                                                         $       8,291,492
         219,000       @       Artesyn Technologies, Inc.                                                   2,474,700
                                                                                                    -----------------
                                                                                                           10,766,192
                                                                                                    -----------------
                               ELECTRONICS: 4.2%
         167,100       @       Benchmark Electronics, Inc.                                                  5,698,110
         253,400       @       Checkpoint Systems, Inc.                                                     4,573,870
          48,050       @       NVE Corp.                                                                    1,338,193
         203,300       @       SBS Technologies, Inc.                                                       2,838,068
         232,300       @       Trimble Navigation Ltd.                                                      7,675,192
                                                                                                    -----------------
                                                                                                           22,123,433
                                                                                                    -----------------
                               ENERGY-ALTERNATE SOURCES: 0.8%
         145,950       @       Headwaters, Inc.                                                             4,159,575
                                                                                                    -----------------
                                                                                                            4,159,575
                                                                                                    -----------------
                               ENGINEERING AND CONSTRUCTION: 1.7%
         102,750       @       URS Corp.                                                                    3,298,275
         136,500       @       Washington Group Intl., Inc.                                                 5,630,625
                                                                                                    -----------------
                                                                                                            8,928,900
                                                                                                    -----------------
                               ENTERTAINMENT: 0.7%
         110,000       @       Macrovision Corp.                                                            2,829,200
         183,600       @       Youbet.com, Inc.                                                               929,016
                                                                                                    -----------------
                                                                                                            3,758,216
                                                                                                    -----------------
                               FOOD: 2.5%
         178,200               Corn Products Intl., Inc.                                                    9,544,392
          85,000               Sanderson Farms, Inc.                                                        3,678,800
                                                                                                    -----------------
                                                                                                           13,223,192
                                                                                                    -----------------
                               FOREST PRODUCTS AND PAPER: 2.2%
         147,500               Louisiana-Pacific Corp.                                                      3,944,150
         153,100               Potlatch Corp.                                                               7,743,798
                                                                                                    -----------------
                                                                                                           11,687,948
                                                                                                    -----------------
                               HEALTHCARE-PRODUCTS: 1.3%
          52,870       @       Biosite, Inc.                                                                3,253,620
          68,000       @       Epix Medical, Inc.                                                           1,217,880
          84,300       @       Wright Medical Group, Inc.                                                   2,402,550
                                                                                                    -----------------
                                                                                                            6,874,050
                                                                                                    -----------------
                               HEALTHCARE-SERVICES: 4.3%
         284,150       @       Kindred Healthcare, Inc.                                                     8,510,293
         496,950               Select Medical Corp.                                                         8,746,320
         102,900       @       Sierra Health Services, Inc.                                                 5,670,819
                                                                                                    -----------------
                                                                                                           22,927,432
                                                                                                    -----------------
                               HOUSEHOLD PRODUCTS/WARES: 0.9%
         114,150       @       Central Garden & Pet Co.                                                     4,764,621
                                                                                                    -----------------
                                                                                                            4,764,621
                                                                                                    -----------------
                               INSURANCE: 0.7%
          83,200               AmerUs Group Co.                                                             3,768,960
                                                                                                    -----------------
                                                                                                            3,768,960
                                                                                                    -----------------
                               INTERNET: 2.5%
          64,100       @       Equinix, Inc.                                                                2,739,634
         134,300       @       Imergent, Inc.                                                               2,034,645
         409,200       @       ValueClick, Inc.                                                             5,454,636
          59,000       @       Websense, Inc.                                                               2,992,480
                                                                                                    -----------------
                                                                                                           13,221,395
                                                                                                    -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
                               INVESTMENT COMPANIES: 0.5%
         186,550       @       Apollo Investment Corp.                                              $       2,816,905
                                                                                                    -----------------
                                                                                                            2,816,905
                                                                                                    -----------------
                               IRON/STEEL: 1.0%
          91,450               Carpenter Technology Corp.                                                   5,346,167
                                                                                                    -----------------
                                                                                                            5,346,167
                                                                                                    -----------------
                               LEISURE TIME: 0.6%
         206,900       @       K2, Inc.                                                                     3,285,572
                                                                                                    -----------------
                                                                                                            3,285,572
                                                                                                    -----------------
                               LODGING: 1.2%
         294,450       @       Interstate Hotels & Resorts, Inc.                                            1,578,252
         548,350       @       La Quinta Corp.                                                              4,984,502
                                                                                                    -----------------
                                                                                                            6,562,754
                                                                                                    -----------------
                               MACHINERY-CONSTRUCTION AND MINING: 1.8%
         205,900       @       Terex Corp.                                                                  9,811,135
                                                                                                    -----------------
                                                                                                            9,811,135
                                                                                                    -----------------
                               MACHINERY-DIVERSIFIED: 3.0%
         104,500               Briggs & Stratton Corp.                                                      4,345,110
         140,500               Cognex Corp.                                                                 3,919,950
          56,200       @       Middleby Corp.                                                               2,850,464
         236,000               Washington Air Break Technologies Corp.                                      5,031,520
                                                                                                    -----------------
                                                                                                           16,147,044
                                                                                                    -----------------
                               MEDIA: 2.4%
         273,300       @       4Kids Entertainment, Inc.                                                    5,744,766
         185,500       @       Cumulus Media, Inc.                                                          2,797,340
          94,150               Liberty Corp.                                                                4,138,834
                                                                                                    -----------------
                                                                                                           12,680,940
                                                                                                    -----------------
                               MINING: 0.3%
          76,500       @       Inmet Mining Corp.                                                           1,375,295
                                                                                                    -----------------
                                                                                                            1,375,295
                                                                                                    -----------------
                               MISCELLANEOUS MANUFACTURING: 0.9%
          81,423       @       Ceradyne, Inc.                                                               4,658,210
                                                                                                    -----------------
                                                                                                            4,658,210
                                                                                                    -----------------
                               OIL AND GAS: 5.1%
         292,900       @       Denbury Resources, Inc.                                                      8,040,105
         145,000       @       KCS Energy, Inc.                                                             2,143,100
         123,700               Patina Oil & Gas Corp.                                                       4,638,750
         134,700       @       Plains Exploration & Production Co.                                          3,502,200
         171,100       @       Southwestern Energy Co.                                                      8,673,058
                                                                                                    -----------------
                                                                                                           26,997,213
                                                                                                    -----------------
                               OIL AND GAS SERVICES: 1.9%
         112,250     @, @@     Core Laboratories NV                                                         2,621,038
         109,100       @       Hydril Co.                                                                   4,965,141
         144,900       @       Oil States Intl., Inc.                                                       2,795,121
                                                                                                    -----------------
                                                                                                           10,381,300
                                                                                                    -----------------
                               PHARMACEUTICALS: 3.6%
         241,700       @       Alkermes, Inc.                                                               3,405,553
         180,950       @       Amylin Pharmaceuticals, Inc.                                                 4,226,992
         100,000       @       Atherogenics, Inc.                                                           2,356,000
         202,200       @       Critical Therapeutics, Inc.                                                  1,617,600
          60,400       @       MGI Pharma, Inc.                                                     $       1,691,804
         120,100       @       Nabi Biopharmaceuticals                                                      1,759,465
          33,300       @       OSI Pharmaceuticals, Inc.                                                    2,492,505
          61,700       @       Rigel Pharmaceuticals, Inc.                                                  1,506,714
                                                                                                    -----------------
                                                                                                           19,056,633
                                                                                                    -----------------
                               REAL ESTATE: 0.7%
         114,100       @       CB Richard Ellis Group, Inc.                                                 3,828,055
                                                                                                    -----------------
                                                                                                            3,828,055
                                                                                                    -----------------
                               REAL ESTATE INVESTMENT TRUSTS: 8.6%
         218,500               Acadia Realty Trust                                                          3,561,550
          80,100               Alexandria Real Estate Equities, Inc.                                        5,961,041
         131,800               Corporate Office Properties Trust                                            3,868,330
         175,100       @       Felcor Lodging Trust, Inc.                                                   2,565,215
         139,817               Gramercy Capital Corp.                                                       2,880,230
         206,400               Innkeepers USA Trust                                                         2,930,880
         144,600               LaSalle Hotel Properties                                                     4,602,618
         243,550       @       Meristar Hospitality Corp.                                                   2,033,643
         238,700               Newcastle Investment Corp.                                                   7,585,885
         164,700               Reckson Associates Realty Corp.                                              5,403,807
          46,450               SL Green Realty Corp.                                                        2,812,548
          54,900               Washington Real Estate Investment Trust                                      1,859,463
                                                                                                    -----------------
                                                                                                           46,065,210
                                                                                                    -----------------
                               RETAIL: 2.9%
         193,500       @       Aeropostale, Inc.                                                            5,694,705
         201,100               Claire's Stores, Inc.                                                        4,273,375
         122,500       @       Electronics Boutique Holdings Corp.                                          5,260,150
           6,783       @       Syms Corp.                                                                      82,413
                                                                                                    -----------------
                                                                                                           15,310,643
                                                                                                    -----------------
                               SAVINGS AND LOANS: 1.5%
         416,150               First Niagara Financial Group, Inc.                                          5,805,293
          33,800               WSFS Financial Corp.                                                         2,038,816
                                                                                                    -----------------
                                                                                                            7,844,109
                                                                                                    -----------------
                               SEMICONDUCTORS: 2.4%
         103,400       @       ADE Corp.                                                                    1,935,648
         181,300       @       Cypress Semiconductor Corp.                                                  2,126,649
         273,100       @       Pericom Semiconductor Corp.                                                  2,575,333
          91,958       @       Photronics, Inc.                                                             1,517,307
         132,300       @       Varian Semiconductor Equipment Associates, Inc.                              4,875,255
                                                                                                    -----------------
                                                                                                           13,030,192
                                                                                                    -----------------
                               SOFTWARE: 5.6%
         169,230       @       Activision, Inc.                                                             3,415,061
         193,550       @       Avid Technology, Inc.                                                       11,951,712
         617,500       @       Informatica Corp.                                                            5,014,099
         141,800       @       Progress Software Corp.                                                      3,311,030
          99,050       @       Take-Two Interactive Software, Inc.                                          3,445,950
         128,825       @       THQ, Inc.                                                                    2,955,246
                                                                                                    -----------------
                                                                                                           30,093,098
                                                                                                    -----------------
                               TELECOMMUNICATIONS: 2.5%
         214,900       @       Aspect Communications Corp.                                                  2,393,986
         102,956       @       Comtech Telecommunications                                                   3,872,175
         146,900       @       Intrado, Inc.                                                                1,777,490

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
                               TELECOMMUNICATIONS (CONTINUED)
         231,900      @        Netgear, Inc.                                                        $       4,218,261
          80,500      @        Otelco, Inc.                                                                 1,279,950
                                                                                                    -----------------
                                                                                                           13,541,862
                                                                                                    -----------------
                               TRANSPORTATION: 2.8%
          85,100      @        Landstar System, Inc.                                                        6,266,764
         108,600               Overseas Shipholding Group, Inc.                                             5,994,720
         137,800      @        Sirva, Inc.                                                                  2,648,516
                                                                                                    -----------------
                                                                                                           14,910,000
                                                                                                    -----------------
                               Total Common Stock
                                 (Cost $411,668,653)                                                      509,788,029
                                                                                                    -----------------

PRINCIPAL
AMOUNT                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 3.8%
                               REPURCHASE AGREEMENT: 3.8%
$     20,380,000      S        Goldman Sachs Repurchase Agreement dated
                                  12/31/04, 2.230%, due 01/03/05, $20,383,787 to
                                  be received upon repurchase (Collateralized by
                                  $20,541,000 Federal Home Loan Mortgage
                                  Corporation, 5.080%, Market Value plus accrued
                                  interest $20,787,697, due 02/25/19)                               $      20,380,000
                                                                                                    -----------------
                               Total Short-Term Investments
                                  (Cost $20,380,000)                                                       20,380,000
                                                                                                    -----------------
                               TOTAL INVESTMENTS IN SECURITIES                               99.4%  $     530,168,029
                                  (COST $432,048,653)*
                               OTHER ASSETS AND LIABILITIES-NET                               0.6           3,063,237
                                                                                          -------   -----------------
                               NET ASSETS                                                   100.0%  $     533,231,266
                                                                                          =======   =================

@    Non-income producing security
@@   Foreign issuer
S Segregated securities for futures, when-issued or delayed delivery securities held at December 31, 2004.
* Cost for federal income tax purposes is $432,231,564. Net unrealized appreciation consists of:

                       Gross Unrealized Appreciation               $     106,911,077
                       Gross Unrealized Depreciation                      (8,974,612)
                                                                   -----------------
                       Net Unrealized Appreciation                 $      97,936,465
                                                                   =================

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP VALUE OPPORTUNITY PORTFOLIO                       AS OF DECEMBER 31, 2004

SHARES                                                                                                   VALUE
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 99.5%
                               AEROSPACE/DEFENSE: 3.1%
          66,600               General Dynamics Corp.                                               $      6,966,360
                                                                                                    ----------------
                                                                                                           6,966,360
                                                                                                    ----------------
                               AGRICULTURE: 3.1%
         112,000               Altria Group, Inc.                                                          6,843,200
                                                                                                    ----------------
                                                                                                           6,843,200
                                                                                                    ----------------
                               APPAREL: 2.3%
          56,800               Nike, Inc.                                                                  5,151,192
                                                                                                    ----------------
                                                                                                           5,151,192
                                                                                                    ----------------
                               BANKS: 6.9%
         180,700               Bank of America Corp.                                                       8,491,093
         111,200               Wells Fargo & Co.                                                           6,911,080
                                                                                                    ----------------
                                                                                                          15,402,173
                                                                                                    ----------------
                               BUILDING MATERIALS: 1.6%
          96,900               Masco Corp.                                                                 3,539,757
                                                                                                    ----------------
                                                                                                           3,539,757
                                                                                                    ----------------
                               CHEMICALS: 4.6%
         113,500               Dow Chemical Co.                                                            5,619,385
         106,500               Praxair, Inc.                                                               4,701,975
                                                                                                    ----------------
                                                                                                          10,321,360
                                                                                                    ----------------
                               COMPUTERS: 2.1%
          47,200               International Business Machines Corp.                                       4,652,976
                                                                                                    ----------------
                                                                                                           4,652,976
                                                                                                    ----------------
                               COSMETICS/PERSONAL CARE: 2.5%
          84,400               Kimberly-Clark Corp.                                                        5,554,364
                                                                                                    ----------------
                                                                                                           5,554,364
                                                                                                    ----------------
                               DIVERSIFIED FINANCIAL SERVICES: 13.0%
         118,500               Citigroup, Inc.                                                             5,709,330
          96,500               Fannie Mae                                                                  6,871,766
          64,800               Freddie Mac                                                                 4,775,760
         108,000               Merrill Lynch & Co., Inc.                                                   6,455,160
          99,200               Morgan Stanley                                                              5,507,584
                                                                                                    ----------------
                                                                                                          29,319,600
                                                                                                    ----------------
                               ELECTRICAL COMPONENTS AND EQUIPMENT: 3.4%
         107,300               Emerson Electric Co.                                                        7,521,730
                                                                                                    ----------------
                                                                                                           7,521,730
                                                                                                    ----------------
                               ELECTRONICS: 3.1%
         258,800      @@       Koninklijke Philips Electronics NV                                          6,858,200
                                                                                                    ----------------
                                                                                                           6,858,200
                                                                                                    ----------------
                               FOOD: 4.7%
         107,300      @@       Nestle SA ADR                                                               7,018,235
          51,500      @@       Unilever NV                                                                 3,435,565
                                                                                                    ----------------
                                                                                                          10,453,800
                                                                                                    ----------------
                               FOREST PRODUCTS AND PAPER: 2.3%
         120,500               International Paper Co.                                                     5,061,000
           2,557      @,L      Neenah Paper, Inc.                                                             83,358
                                                                                                    ----------------
                                                                                                           5,144,358
                                                                                                    ----------------
                               HEALTHCARE-PRODUCTS: 2.3%
          77,900               Beckman Coulter, Inc.                                                $      5,218,521
                                                                                                    ----------------
                                                                                                           5,218,521
                                                                                                    ----------------
                               HEALTHCARE-SERVICES: 2.2%
          52,300               Quest Diagnostics, Inc.                                                     4,997,265
                                                                                                    ----------------
                                                                                                           4,997,265
                                                                                                    ----------------
                               INSURANCE: 8.3%
         111,400               Allstate Corp.                                                              5,761,608
         104,700               American Intl. Group, Inc.                                                  6,875,649
         147,200               MetLife, Inc.                                                               5,963,072
                                                                                                    ----------------
                                                                                                          18,600,329
                                                                                                    ----------------
                               MEDIA: 2.4%
          65,400               Gannett Co., Inc.                                                           5,343,180
                                                                                                    ----------------
                                                                                                           5,343,180
                                                                                                    ----------------
                               MISCELLANEOUS MANUFACTURING: 2.9%
         180,600               Honeywell Intl., Inc.                                                       6,395,046
                                                                                                    ----------------
                                                                                                           6,395,046
                                                                                                    ----------------
                               OIL AND GAS: 12.2%
          91,000               Apache Corp.                                                                4,601,870
         135,800      @@       BP PLC ADR                                                                  7,930,720
         147,100               ChevronTexaco Corp.                                                         7,724,221
         135,900               Exxon Mobil Corp.                                                           6,966,234
                                                                                                    ----------------
                                                                                                          27,223,045
                                                                                                    ----------------
                               OIL AND GAS SERVICES: 2.0%
         112,630               Halliburton Co.                                                             4,419,601
                                                                                                    ----------------
                                                                                                           4,419,601
                                                                                                    ----------------
                               PHARMACEUTICALS: 1.8%
         146,500               Pfizer, Inc.                                                                3,939,385
                                                                                                    ----------------
                                                                                                           3,939,385
                                                                                                    ----------------
                               RETAIL: 2.3%
         159,200               McDonald's Corp.                                                            5,103,952
                                                                                                    ----------------
                                                                                                           5,103,952
                                                                                                    ----------------
                               SAVINGS AND LOANS: 6.4%
         297,100               Sovereign Bancorp, Inc.                                                     6,699,605
         178,400               Washington Mutual, Inc.                                                     7,542,752
                                                                                                    ----------------
                                                                                                          14,242,357
                                                                                                    ----------------
                               TELECOMMUNICATIONS: 4.0%
         177,400               SBC Communications, Inc.                                                    4,571,598
         108,900               Verizon Communications, Inc.                                                4,411,539
                                                                                                    ----------------
                                                                                                           8,983,137
                                                                                                    ----------------
                               Total Common Stock
                                 (Cost $199,026,732)                                                     222,194,888
                                                                                                    ----------------
WARRANTS: 0.0%
                               TELECOMMUNICATIONS: 0.0%
           2,459       @       Lucent Technologies, Inc.                                                       3,885
                                                                                                    ----------------
                               Total Warrants (Cost $-)                                                        3,885
                                                                                                    ----------------
                               Total Long-Term Investments
                                 (Cost $199,026,732)                                                     222,198,773
                                                                                                    ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                   VALUE
--------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 0.5%

                  REPURCHASE AGREEMENT: 0.5%
$      1,152,000  Goldman Sachs Repurchase Agreement dated
                     12/31/04, 2.230%, due 01/03/05, $1,152,214 to be received
                     upon repurchase (Collateralized by $1,162,000 Federal Home
                     Loan Mortgage Corporation, 4.300%, Market Value plus accrued
                     interest $1,175,116, due 02/03/11)                                             $     1,152,000
                                                                                                    ---------------
                  Total Repurchase Agreement                                                              1,152,000
                     (Cost $1,152,000)
                                                                                                    ---------------
                  SECURITIES LENDING COLLATERAL++: 0.0%
          86,000  The Bank of New York Institutional Cash Reserve Fund                                       86,000
                                                                                                    ---------------
                  Total Securities Lending Collateral
                     (Cost $86,000)                                                                          86,000
                                                                                                    ---------------
                  Total Short-Term Investments
                     (Cost $1,238,000)                                                                    1,238,000
                                                                                                    ---------------
                  TOTAL INVESTMENTS IN SECURITIES (COST $200,264,732)*                    100.0%    $   223,436,773
                  OTHER ASSETS AND LIABILITIES-NET                                         (0.0)            (42,479)
                                                                                     ----------     ---------------
                  NET ASSETS                                                              100.0%    $   223,394,294
                                                                                     ==========     ===============

@    Non-income producing security
@@   Foreign issuer
ADR  American Depositary Receipt
++   Securities purchased with cash collateral for securities loaned.
L Loaned security, a portion or all of the security is on loan at December 31, 2004.
* Cost for federal income tax purposes is $201,228,815. Net unrealized appreciation consists of:

                  Gross Unrealized Appreciation           $      24,878,588
                  Gross Unrealized Depreciation                  (2,670,630)
                                                          -----------------
                  Net Unrealized Appreciation             $      22,207,958
                                                          =================

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP INTERMEDIATE BOND PORTFOLIO                       AS OF DECEMBER 31, 2004

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
CORPORATE BONDS/NOTES: 25.2%

                               AIRLINES: 0.3%
$     1,065,000                American Airlines, Inc., 7.250%, due 02/05/09                                   $      1,043,700
      4,120,000                American Airlines, Inc., 7.324%, due 10/15/09                                          3,502,867
                                                                                                               ----------------
                                                                                                                      4,546,567
                                                                                                               ----------------
                               AUTO MANUFACTURERS: 0.6%
      1,040,000                Ford Motor Co., 6.625%, due 10/01/28                                                     972,847
      3,543,000                Ford Motor Co., 7.450%, due 07/16/31                                                   3,573,629
      3,711,000                General Motors Corp., 8.375%, due 07/15/33                                             3,855,551
                                                                                                               ----------------
                                                                                                                      8,402,027
                                                                                                               ----------------
                               BANKS: 6.2%
      1,430,000        @@      Australia & New Zealand Banking Group Ltd., 2.405%, due                                1,249,124
      2,340,000                Banco Bradesco SA/Cayman Islands, 8.750%, due 10/24/13                                 2,562,300
      2,377,000       @@,#     Banco Santander Chile/Pre-merger with Banco Santiago SA, 2.800%, due 12/09/09          2,382,776
      3,510,000        @@      Banco Santander Santiago Chile SA, 7.375%, due 07/18/12                                4,038,234
      2,120,000        @@      Bank of Ireland, 2.770%, due 12/29/49                                                  1,844,415
      1,060,000        @@      Bank of Nova Scotia, 2.115%, due 08/31/85                                                885,929
      2,469,000                BankAmerica Capital II, 8.000%, due 12/15/26                                           2,714,396
      2,134,000       @@,#     Danske Bank A/S, 5.914%, due 12/29/49                                                  2,263,681
      2,660,000        @@      Den Norske Bank ASA, 2.115%, due 08/29/49                                              2,217,775
      1,423,000         #      Dresdner Funding Trust I, 8.151%, due 06/30/31                                         1,764,274
          2,000                Fleet Capital Trust II, 7.920%, due 12/11/26                                               2,169
      2,237,000       @@,#     HBOS Capital Funding LP, 6.071%, due 06/30/49                                          2,401,871
      7,150,000       @@, C    HSBC Bank PLC, 2.839%, due 06/29/49                                                    6,216,274
      3,580,000        @@      Lloyds TSB Bank PLC, 2.090%, due 08/29/49                                              3,070,985
      3,400,000        @@      Lloyds TSB Bank PLC, 2.938%, due 06/29/49                                              3,032,358
      3,519,000         #      M&T Bank Corp., 3.850%, due 04/01/13                                                   3,484,827
      2,480,000                Mellon Capital I, 7.720%, due 12/01/26                                                 2,693,290
      2,550,000        @@      National Australia Bank Ltd., 2.361%, due 10/29/49                                     2,227,670
      3,960,000        @@      National Westminster Bank PLC, 2.563%, due 11/29/49                                    3,380,149
      2,856,000         #      Rabobank Capital Funding II, 5.260%, due 12/29/49                                      2,911,124
$     5,528,000       #,C,+    Rabobank Capital Funding Trust, 5.254%, due 12/29/49                            $      5,509,923
      3,560,000        @@      Royal Bank of Canada, 2.750%, due 06/29/85                                             3,043,633
      1,510,000        @@      Royal Bank of Scotland Group PLC, 2.938%, due 12/29/49                                 1,333,679
        950,000       @@,C     Societe Generale, 2.705%, due 11/29/49                                                   817,888
      7,540,000       @@,C     Standard Chartered PLC, 2.813%, due 11/29/49                                           6,011,386
      5,330,000       @@,C     Standard Chartered PLC, 2.838%, due 12/29/49                                           4,290,650
      2,599,000                U.S. Bancorp, 8.090%, due 11/15/26                                                     2,836,577
      2,406,000                Wells Fargo Capital I, 7.960%, due 12/15/26                                            2,620,346
      1,290,000        @@      Westpac Banking Corp., 2.338%, due 09/29/49                                            1,119,013
      7,614,000         #      Westpac Capital Trust IV, 5.256%, due 12/29/49                                         7,556,660
                                                                                                               ----------------
                                                                                                                     86,483,376
                                                                                                               ----------------
                               BEVERAGES: 0.9%
      7,122,000        @@      Cia Brasileira de Bebidas, 8.750%, due 09/15/13                                        8,332,740
        482,000        @@      Cia Brasileira de Bebidas, 10.500%, due 12/15/11                                         607,320
          2,000        @@      Coca-Cola HBC Finance BV, 5.125%, due 09/17/13                                             2,055
      3,956,000         #      Miller Brewing Co., 4.250%, due 08/15/08                                               3,995,279
                                                                                                               ----------------
                                                                                                                     12,937,394
                                                                                                               ----------------
                               CHEMICALS: 0.1%
        948,000                Dow Chemical Co., 5.750%, due 11/15/09                                                 1,015,140
        874,000      @@,#,S    Sociedad Quimica y Minera de Chile SA, 7.700%, due 09/15/06                              926,926
                                                                                                               ----------------
                                                                                                                      1,942,066
                                                                                                               ----------------
                               DIVERSIFIED FINANCIAL SERVICES: 4.6%
         26,410       @@,#     Canwest Media, Inc., 8.000%, due 09/15/12                                                 28,457
        948,000     @@,#,I,XX  Alpine III, 2.840%, due 08/16/14                                                         949,698
        948,000     @@,#,I,XX  Alpine III, 3.240%, due 08/16/14                                                         949,460
        502,000     @@,#,I,XX  Alpine III, 5.040%, due 08/16/14                                                         502,647
      1,460,000     @@,#,I,XX  Alpine III, 8.290%, due 08/16/14                                                       1,462,340
      1,090,872       @@,#     Arcel Finance Ltd., 5.984%, due 02/01/09                                               1,127,683
      1,959,000       @@,#     Arcel Finance Ltd., 6.361%, due 05/01/12                                               1,986,040
      2,174,000       @@,#     Arcel Finance Ltd., 7.048%, due 09/01/11                                               2,232,613
      4,840,000       @@,#     Brazilian Merchant Voucher Receivables Ltd., 5.911%, due 06/15/11                      4,815,800
      2,516,000                Citigroup Capital II, 7.750%, due 12/01/36                                             2,738,510

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
                               DIVERSIFIED FINANCIAL SERVICES (CONTINUED)
$     2,713,000         #      Corestates Capital Trust I, 8.000%, due 12/15/26                                $      2,966,625
      3,331,000         #      Farmers Exchange Capital, 7.200%, due 07/15/48                                         3,400,235
      1,225,000        @@      Financiere CSFB NV, 2.125%, due 03/29/49                                               1,021,652
      3,560,000                Ford Motor Credit Co., 5.700%, due 01/15/10                                            3,596,294
      1,210,000                Ford Motor Credit Co., 7.000%, due 10/01/13                                            1,284,863
      5,317,000         #      HVB Funding Trust III, 9.000%, due 10/22/31                                            7,043,840
        600,000                JPM Capital Trust I, 7.540%, due 01/15/27                                                646,781
      2,850,000                JPM Capital Trust II, 7.950%, due 02/01/27                                             3,118,139
      6,367,000         #      Mangrove Bay Pass-Through Trust, 6.102%, due 07/15/33                                  6,338,909
      3,978,000        @@      Mantis Reef Ltd., 4.799%, due 11/03/09                                                 3,973,843
      2,715,796       @@,#     PF Export Receivables Master Trust, 3.748%, due 06/01/13                               2,636,970
      4,723,545       @@,#     PF Export Receivables Master Trust, 6.436%, due 06/01/15                               4,697,731
      2,900,000         #      Twin Reefs Pass-Through Trust, 3.370%, due 12/10/49                                    2,916,501
      3,290,000        @@      UFJ Finance Aruba AEC, 8.750%, due 11/29/49                                            3,676,371
         50,000                Universal City Development Partners, 11.750%, due 04/01/10                                59,313
                                                                                                               ----------------
                                                                                                                     64,171,315
                                                                                                               ----------------
                               ELECTRIC: 3.3%
      7,441,000       @@,#     AES Gener SA, 7.500%, due 03/25/14                                                     7,850,256
      3,315,670         #      Allegheny Energy Supply Statutory Trust, 10.250%, due 11/15/07                         3,779,864
        349,441         #      Allegheny Energy Supply Statutory Trust, 13.000%, due 11/15/07                           382,638
      3,942,265                CE Generation LLC, 7.416%, due 12/15/18                                                4,258,880
      3,989,000                Consumers Energy Co., 4.250%, due 04/15/08                                             4,031,124
      1,077,000        @@      Empresa Nacional de Electricidad SA, 7.750%, due 07/15/08                              1,189,726
      2,407,000                FirstEnergy Corp., 6.450%, due 11/15/11                                                2,618,780
      2,407,000                FirstEnergy Corp., 7.375%, due 11/15/31                                                2,757,385
      1,982,000         #      Juniper Generation LLC, 6.790%, due 12/31/14                                           1,985,516
      3,470,000                Monongahela Power Co., 7.360%, due 01/15/10                                            3,840,103
      5,242,000                Ohio Power Co., 6.375%, due 07/15/33                                                   5,527,369
        807,962        #,S     Power Contract Financing LLC, 5.200%, due 02/01/06                                       815,679
$     2,331,000         #      Power Contract Financing LLC, 6.256%, due 02/01/10                              $      2,442,291
        704,032                PPL Montana LLC, 8.903%, due 07/02/20                                                    795,996
      1,359,865         #      Tenaska Virginia Partners LP, 6.119%, due 03/30/24                                     1,431,264
      2,836,000         S      TXU Corp., 4.446%, due 11/16/06                                                        2,865,764
          3,000        #,S     TXU Energy Co. LLC, 2.838%, due 01/17/06                                                   3,009
                                                                                                               ----------------
                                                                                                                     46,575,644
                                                                                                               ----------------
                               FOOD: 0.9%
      1,750,000                Kroger Co., 7.250%, due 06/01/09                                                       1,962,049
      3,241,000         S      Safeway, Inc., 4.800%, due 07/16/07                                                    3,319,724
      2,163,000                SUPERVALU, Inc., 7.875%, due 08/01/09                                                  2,482,860
      4,318,000         S      Tyson Foods, Inc., 7.250%, due 10/01/06                                                4,579,878
                                                                                                               ----------------
                                                                                                                     12,344,511
                                                                                                               ----------------
                               GAS: 0.2%
      2,895,000        #,S     Williams Gas Pipelines Central, Inc., 7.375%, due 11/15/06                             3,083,175
                                                                                                               ----------------
                                                                                                                      3,083,175
                                                                                                               ----------------
                               HEALTHCARE-SERVICES: 0.2%
      2,514,000                HCA, Inc., 5.500%, due 12/01/09                                                        2,517,494
                                                                                                               ----------------
                                                                                                                      2,517,494
                                                                                                               ----------------
                               HOME BUILDERS: 0.0%
        117,000                Technical Olympic USA, Inc., 9.000%, due 07/01/10                                        125,775
                                                                                                               ----------------
                                                                                                                        125,775
                                                                                                               ----------------
                               INSURANCE: 1.2%
        875,000         #      Farmers Insurance Exchange, 6.000%, due 08/01/14                                         888,962
      1,193,000         #      Farmers Insurance Exchange, 8.625%, due 05/01/24                                       1,410,780
      2,637,000         #      Monumental Global Funding II, 3.850%, due 03/03/08                                     2,645,821
      4,082,000                North Front Pass-Through Trust, 5.810%, due 12/15/24                                   4,163,318
      2,361,000         S      Prudential Financial, Inc., 4.104%, due 11/15/06                                       2,387,922
      4,283,000         #      Zurich Capital Trust I, 8.376%, due 06/01/37                                           4,823,317
                                                                                                               ----------------
                                                                                                                     16,320,120
                                                                                                               ----------------
                               MEDIA: 0.5%
      3,829,000         S      Clear Channel Communications, Inc., 3.125%, due 02/01/07                               3,773,468
      2,398,000                COX Communications, Inc., 6.850%, due 01/15/18                                         2,559,093
        504,000       @@,#     Rogers Cable, Inc., 6.750%, due 03/15/15                                                 517,860
                                                                                                               ----------------
                                                                                                                      6,850,421
                                                                                                               ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
                               MINING: 0.4%
$     2,341,000       @@,#     Corp Nacional del Cobre de Chile, 5.500%, due 10/15/13                          $      2,442,248
        987,000                Vale Overseas Ltd., 8.250%, due 01/17/34                                               1,043,753
      2,339,000                WMC Finance USA, 5.125%, due 05/15/13                                                  2,336,172
                                                                                                               ----------------
                                                                                                                      5,822,173
                                                                                                               ----------------
                               MULTI-NATIONAL: 0.5%
      5,601,000        @@      Corp Andina de Fomento, 6.875%, due 03/15/12                                           6,305,214
                                                                                                               ----------------
                                                                                                                      6,305,214
                                                                                                               ----------------
                               OIL AND GAS: 2.0%
      2,386,000                Amerada Hess Corp., 6.650%, due 08/15/11                                               2,627,361
      3,317,000       @@,#     Empresa Nacional de Petroleo, 4.875%, due 03/15/14                                     3,246,573
         50,000                Energy Partners Ltd., 8.750%, due 08/01/10                                                54,750
      4,063,000       @@,#     Gazprom Intl. SA, 7.201%, due 02/01/20                                                 4,306,780
      2,523,000                Husky Energy, Inc., 6.150%, due 06/15/19                                               2,700,001
      4,943,000         #      Pemex Project Funding Master Trust, 3.790%, due 06/15/10                               5,083,875
        812,000                Pemex Project Funding Master Trust, 7.375%, due 12/15/14                                 904,568
      1,755,000        @@      Petroleos Mexicanos, 9.250%, due 03/30/18                                              2,180,588
      3,497,000       @@,#     Tengizchevroil Finance Co S.ar.1, 6.124%, due 11/15/14                                 3,523,228
          1,000         S      Valero Energy Corp., 6.125%, due 04/15/07                                                  1,054
      2,016,000                Valero Energy Corp., 8.750%, due 06/15/30                                              2,706,659
                                                                                                               ----------------
                                                                                                                     27,335,437
                                                                                                               ----------------
                               PACKAGING AND CONTAINERS: 0.1%
      1,444,000         #      Sealed Air Corp., 5.375%, due 04/15/08                                                 1,501,455
                                                                                                               ----------------
                                                                                                                      1,501,455
                                                                                                               ----------------
                               REAL ESTATE: 0.6%
      3,513,000                EOP Operating LP, 7.750%, due 11/15/07                                                 3,879,686
        501,000                Liberty Property LP, 6.375%, due 08/15/12                                                544,125
        385,000         S      Liberty Property LP, 6.950%, due 12/01/06                                                410,842
      3,026,000                Liberty Property LP, 7.750%, due 04/15/09                                              3,401,521
                                                                                                               ----------------
                                                                                                                      8,236,174
                                                                                                               ----------------
                               REAL ESTATE INVESTMENT TRUSTS: 1.1%
      5,005,000                Rouse Co., 7.200%, due 09/15/12                                                        5,419,609
$     2,515,000                Rouse Co., 8.000%, due 04/30/09                                                 $      2,770,101
      2,663,000                Simon Property Group LP, 4.875%, due 03/18/10                                          2,716,140
      4,636,000                Simon Property Group LP, 6.375%, due 11/15/07                                          4,949,357
                                                                                                               ----------------
                                                                                                                     15,855,207
                                                                                                               ----------------
                               RETAIL: 0.3%
        115,000                Dollar General Corp., 8.625%, due 06/15/10                                               134,263
      3,730,000                May Department Stores Co., 3.950%, due 07/15/07                                        3,738,530
                                                                                                               ----------------
                                                                                                                      3,872,793
                                                                                                               ----------------
                               SAVINGS AND LOANS: 0.2%
      2,398,000                Great Western Financial, 8.206%, due 02/01/27                                          2,620,566
                                                                                                               ----------------
                                                                                                                      2,620,566
                                                                                                               ----------------
                               TELECOMMUNICATIONS: 0.8%
      2,460,000                AT&T Corp., 9.750%, due 11/15/31                                                       2,948,925
      3,206,000         S      BellSouth Corp., 4.200%, due 09/15/09                                                  3,217,769
      1,808,000        +,S     Sprint Capital Corp., 4.780%, due 08/17/06                                             1,843,368
        714,000                Sprint Capital Corp., 8.375%, due 03/15/12                                               870,971
      2,571,000                Verizon Virginia, Inc., 4.625%, due 03/15/13                                           2,511,379
                                                                                                               ----------------
                                                                                                                     11,392,412
                                                                                                               ----------------
                               TRANSPORTATION: 0.2%
      1,910,000       @@,#     MISC Capital Ltd., 5.000%, due 07/01/09                                                1,972,386
                                                                                                               ----------------
                                                                                                                      1,972,386
                                                                                                               ----------------
                               Total Corporate Bonds/Notes
                                 (Cost $346,143,234)                                                                351,213,702
                                                                                                               ----------------

U.S. GOVERNMENT AGENCY OBLIGATIONS: 30.0%

                               FEDERAL HOME LOAN BANK: 1.0%
     13,620,000                   3.250%, due 12/17/07                                                               13,541,985
                                                                                                               ----------------
                                                                                                                     13,541,985
                                                                                                               ----------------
                               FEDERAL HOME LOAN MORTGAGE CORPORATION: 5.7%
     27,620,000                   2.700%, due 03/16/07                                                               27,287,096
     16,836,917                   3.053%, due 04/15/32                                                               16,965,416
      4,072,290                   4.500%, due 04/01/14                                                                4,073,338
      5,018,000                   5.875%, due 03/21/11                                                                5,424,759
      7,801,435                   6.000%, due 01/15/29                                                                8,163,288
      5,136,000                   6.000%, due 01/15/29                                                                5,377,683
      8,649,262                   6.000%, due 01/15/29                                                                9,035,039
      1,750,000                   6.500%, due 01/15/34                                                                1,836,406
        853,500                   7.500%, due 11/01/28                                                                  916,536
                                                                                                               ----------------
                                                                                                                     79,079,561
                                                                                                               ----------------
                               FEDERAL NATIONAL MORTGAGE ASSOCIATION: 22.3%
      3,703,000                   2.490%, due 04/25/35                                                                3,699,667
      5,639,426                   2.668%, due 08/25/33                                                                5,665,633
        503,109                   2.859%, due 12/26/29                                                                  502,709

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
                               FEDERAL NATIONAL MORTGAGE ASSOCIATION (CONTINUED)
$    13,144,000                   2.875%, due 05/19/08                                                         $     12,845,381
      6,474,000                   4.750%, due 12/25/42                                                                6,524,839
    103,354,000                   5.000%, due 01/15/34                                                              102,546,598
     19,471,000                   5.000%, due 01/15/20                                                               19,781,328
      7,140,000                   5.250%, due 08/01/12                                                                7,420,224
     36,194,000                   5.500%, due 01/01/33                                                               36,748,202
         39,505                   5.500%, due 11/01/16                                                                   40,906
        214,958                   5.500%, due 12/01/16                                                                  222,581
         25,349                   5.500%, due 04/01/17                                                                   26,234
         73,300                   5.500%, due 02/01/18                                                                   75,859
         20,266                   5.500%, due 06/01/18                                                                   20,969
        118,342                   5.500%, due 10/01/18                                                                  122,473
      9,836,270                   5.500%, due 01/15/20                                                               10,165,175
      5,422,021                   6.000%, due 04/25/31                                                                5,684,004
     30,669,000                   6.000%, due 01/15/34                                                               31,713,646
        255,166                   6.000%, due 06/01/16                                                                  267,629
          9,481                   6.000%, due 08/01/16                                                                    9,944
         26,712                   6.000%, due 08/01/16                                                                   28,017
        182,553                   6.000%, due 10/01/16                                                                  191,469
        337,841                   6.000%, due 10/01/16                                                                  354,342
        209,075                   6.000%, due 01/01/17                                                                  219,286
        346,979                   6.000%, due 01/01/17                                                                  363,906
          5,306                   6.000%, due 02/01/17                                                                    5,565
         14,734                   6.000%, due 02/01/17                                                                   15,453
        186,849                   6.000%, due 02/01/17                                                                  195,964
        211,907                   6.000%, due 04/01/17                                                                  222,245
        386,902                   6.000%, due 04/01/17                                                                  405,778
        385,143                   6.000%, due 04/01/17                                                                  403,932
        326,461                   6.000%, due 04/01/17                                                                  342,388
        290,441                   6.000%, due 05/01/17                                                                  304,610
        236,601                   6.000%, due 05/01/17                                                                  248,144
        208,849                   6.000%, due 05/01/17                                                                  219,038
        228,071                   6.000%, due 05/01/17                                                                  239,198
        106,412                   6.000%, due 06/01/17                                                                  111,603
        273,538                   6.000%, due 06/01/17                                                                  286,882
        378,363                   6.000%, due 07/01/17                                                                  396,822
        371,734                   6.000%, due 07/01/17                                                                  389,869
        238,016                   6.000%, due 08/01/17                                                                  249,628
        194,294                   6.000%, due 08/01/17                                                                  203,846
        302,180                   6.000%, due 08/01/17                                                                  316,922
        217,408                   6.000%, due 08/01/17                                                                  228,014
        785,214                   6.000%, due 09/01/17                                                                  823,521
      2,642,692                   6.000%, due 09/01/17                                                                2,771,617
         15,672                   6.000%, due 10/01/17                                                                   16,437
        831,256                   6.000%, due 11/01/17                                                                  871,856
         17,147                   6.000%, due 02/01/18                                                                   17,983
        761,929                   6.000%, due 04/01/18                                                                  799,143
        232,850                   6.000%, due 09/01/18                                                                  244,198
        228,509                   6.000%, due 11/01/18                                                                  239,645
        328,682                   6.000%, due 12/01/18                                                                  344,736
      3,870,662                   6.000%, due 07/25/29                                                                4,049,427
      9,104,743                   6.000%, due 07/25/29                                                                9,522,605
        421,657                   6.500%, due 01/01/32                                                                  442,777
        341,982                   6.500%, due 09/01/32                                                                  359,058
        687,843                   6.500%, due 10/01/32                                                                  722,189
        225,496                   6.500%, due 10/01/32                                                                  236,756
     15,313,000                   6.500%, due 01/15/35                                                               16,059,509
      4,771,798                   6.500%, due 08/01/29                                                                5,013,964
      6,035,000                   6.625%, due 11/15/10                                                                6,828,615
        361,770                   7.000%, due 01/01/30                                                                  383,932
      4,377,187                   7.000%, due 06/01/31                                                                4,648,019
         38,192                   7.000%, due 08/01/25                                                                   40,687
$        35,738                   7.000%, due 10/01/25                                                         $         38,073
          7,195                   7.000%, due 11/01/25                                                                    7,665
         71,866                   7.000%, due 12/01/25                                                                   76,560
         36,248                   7.000%, due 12/01/25                                                                   38,616
         32,138                   7.000%, due 12/01/25                                                                   34,237
         46,029                   7.000%, due 02/01/26                                                                   49,036
         85,541                   7.000%, due 02/01/26                                                                   91,129
         43,753                   7.000%, due 03/01/26                                                                   46,586
         58,116                   7.000%, due 03/01/26                                                                   61,912
         41,369                   7.000%, due 03/01/26                                                                   44,047
        122,966                   7.000%, due 03/01/26                                                                  130,927
         56,408                   7.000%, due 03/01/26                                                                   60,093
        203,507                   7.500%, due 10/01/30                                                                  218,120
        183,815                   7.500%, due 11/01/30                                                                  197,014
        126,305                   7.500%, due 11/01/30                                                                  135,374
      2,572,922                   7.500%, due 06/25/32                                                                2,756,751
      3,301,563                   7.500%, due 01/25/48                                                                3,529,373
        493,094                   10.000%, due 02/25/19                                                                 551,015
                                                                                                               ----------------
                                                                                                                    312,530,124
                                                                                                               ----------------
                               GOVERNMENT NATIONAL MORTGAGE ASSOCIATION: 1.0%
        285,009                   3.375%, due 04/20/28                                                                  290,505
        207,521                   4.000%, due 12/20/29                                                                  209,898
      5,998,480                   6.500%, due 10/15/31                                                                6,321,825
        432,026                   7.000%, due 05/15/32                                                                  459,292
        270,810                   7.000%, due 04/15/26                                                                  288,838
        199,328                   7.000%, due 04/15/26                                                                  212,597
        192,682                   7.000%, due 04/15/26                                                                  205,508
        188,704                   7.000%, due 04/15/26                                                                  201,266
         78,883                   7.500%, due 01/15/30                                                                   84,754
        171,791                   7.500%, due 02/15/30                                                                  184,577
            738                   7.500%, due 02/15/30                                                                      793
        155,545                   7.500%, due 05/15/30                                                                  167,122
         11,021                   7.500%, due 06/15/30                                                                   11,841
         30,994                   7.500%, due 06/15/30                                                                   33,301
          1,477                   7.500%, due 07/15/30                                                                    1,587
         48,002                   7.500%, due 07/15/30                                                                   51,575
          2,189                   7.500%, due 07/15/30                                                                    2,352
          1,801                   7.500%, due 08/15/30                                                                    1,935
          1,482                   7.500%, due 08/15/30                                                                    1,592
         43,958                   7.500%, due 08/15/30                                                                   47,230
         66,101                   7.500%, due 10/15/30                                                                   71,021
          1,441                   7.500%, due 11/15/30                                                                    1,549
          1,829                   7.500%, due 11/15/30                                                                    1,965
          2,006                   7.500%, due 11/15/30                                                                    2,155
          2,568                   7.500%, due 11/15/30                                                                    2,759
         39,838                   7.500%, due 12/15/30                                                                   42,803
          1,596                   7.500%, due 01/15/31                                                                    1,715
          1,549                   7.500%, due 01/15/31                                                                    1,664
            641                   7.500%, due 02/15/31                                                                      689
          3,889                   7.500%, due 02/15/31                                                                    4,178
          1,461                   7.500%, due 02/15/31                                                                    1,570
          1,659                   7.500%, due 02/15/31                                                                    1,783
         37,011                   7.500%, due 02/15/31                                                                   39,762
         51,321                   7.500%, due 03/15/31                                                                   55,136
          4,839                   7.500%, due 03/15/31                                                                    5,199
         35,824                   7.500%, due 04/15/31                                                                   38,487
          8,416                   7.500%, due 09/15/31                                                                    9,042
      1,086,943                   7.500%, due 12/15/31                                                                1,167,824
        167,902                   7.500%, due 01/15/32                                                                  180,403
         72,314                   7.500%, due 02/15/32                                                                   77,684
         44,583                   7.500%, due 03/15/32                                                                   47,894
        140,584                   7.500%, due 03/15/32                                                                  151,051

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
                               GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (CONTINUED)
$         5,607                   7.500%, due 04/15/32                                                         $          6,024
         76,685                   7.500%, due 05/15/32                                                                   82,380
         27,745                   7.500%, due 06/15/32                                                                   29,806
        169,711                   7.500%, due 06/15/32                                                                  182,316
        109,957                   7.500%, due 07/15/32                                                                  118,124
        369,964                   7.500%, due 08/15/32                                                                  397,442
      1,031,600                   7.500%, due 09/15/32                                                                1,108,218
         61,111                   7.500%, due 04/15/22                                                                   66,125
         12,009                   7.500%, due 05/15/22                                                                   12,994
          5,567                   7.500%, due 06/15/22                                                                    6,024
          6,638                   7.500%, due 06/15/22                                                                    7,183
          8,557                   7.500%, due 08/15/22                                                                    9,259
          7,657                   7.500%, due 06/15/24                                                                    8,263
          7,022                   7.500%, due 06/15/24                                                                    7,578
         37,730                   7.500%, due 01/15/26                                                                   40,647
          3,163                   7.500%, due 07/15/26                                                                    3,408
         56,875                   7.500%, due 03/15/29                                                                   61,116
        108,899                   7.500%, due 04/15/29                                                                  117,019
        183,565                   7.500%, due 08/15/29                                                                  197,253
         54,186                   7.500%, due 09/15/29                                                                   58,226
         53,968                   7.500%, due 10/15/29                                                                   57,992
         87,821                   7.500%, due 12/15/29                                                                   94,376
                                                                                                               ----------------
                                                                                                                     13,356,494
                                                                                                               ----------------
                                  Total U.S. Government Agency Obligations
                                    (Cost $417,046,862)                                                             418,508,164
                                                                                                               ----------------

U.S. TREASURY OBLIGATIONS: 18.3%

                               U.S. TREASURY BONDS: 11.4%
     50,334,000       W,S         4.250%, due 11/15/14                                                               50,481,479
     68,111,000        S          5.375%, due 02/15/31                                                               73,671,649
      2,321,000        S          6.250%, due 08/15/23                                                                2,718,019
     10,340,000        S          10.375%, due 11/15/12                                                              12,331,267
     13,481,000        S          13.250%, due 05/15/14                                                              18,736,487
                                                                                                               ----------------
                                                                                                                    157,938,901
                                                                                                               ----------------
                               U.S. TREASURY NOTES: 6.3%
     15,827,000        S          1.125%, due 06/30/05                                                               15,725,612
      8,837,000        S          3.000%, due 11/15/07                                                                8,785,224
     23,025,000        S          3.000%, due 11/15/07                                                               23,001,630
     40,791,000        S          3.500%, due 12/15/09                                                               40,606,176
                                                                                                               ----------------
                                                                                                                     88,118,642
                                                                                                               ----------------
                               U.S. TREASURY STRIP: 0.6%
     14,659,000        S          4.690%, due 05/15/16                                                                8,702,990
                                                                                                               ----------------
                                                                                                                      8,702,990
                                                                                                               ----------------
                                  Total U.S. Treasury Obligations
                                    (Cost $255,808,981)                                                             254,760,533
                                                                                                               ----------------

ASSET-BACKED SECURITIES: 6.7%

                               AUTOMOBILE ASSET-BACKED SECURITIES: 1.0%
      9,200,000                Capital Auto Receivables Asset Trust, 2.750%, due 04/16/07                             9,174,076
      4,320,000                Nissan Auto Receivables Owner Trust, 2.610%, due 07/15/08                              4,279,781
                                                                                                               ----------------
                                                                                                                     13,453,857
                                                                                                               ----------------
                               CREDIT CARD ASSET-BACKED SECURITIES: 0.9%
$     8,800,000                Citibank Credit Card Issuance Trust, 5.650%, due 06/16/08                       $      9,099,329
      3,460,000                Fleet Credit Card Master Trust II, 2.400%, due 07/15/08                                3,436,817
                                                                                                               ----------------
                                                                                                                     12,536,146
                                                                                                               ----------------
                               HOME EQUITY ASSET-BACKED SECURITIES: 3.8%
      1,976,532                Argent Securities, Inc., 2.740%, due 03/25/34                                          1,975,677
      1,749,277                Asset Backed Funding Certificates, 2.698%, due 11/25/33                                1,750,042
      5,714,635       XX       Bayview Financial Acquisition Trust, 2.918%, due 09/28/43                              5,727,136
      2,190,488                Centex Home Equity, 2.698%, due 01/25/34                                               2,192,544
        368,272                Equity One ABS, Inc., 2.976%, due 09/25/33                                               367,891
      3,656,363                GMAC Mortgage Corp Loan Trust, 2.360%, due 12/25/20                                    3,655,817
     10,569,000       XX       GSAA Trust, 5.242%, due 05/25/35                                                      10,593,316
      3,785,601                Merrill Lynch Mortgage Investors, Inc., 2.778%, due 07/25/34                           3,789,913
      3,015,584                New Century Home Equity Loan Trust, 2.668%, due 04/25/34                               3,017,524
      1,403,482                Residential Asset Mortgage Products, Inc., 2.728%, due 06/25/33                        1,403,445
      2,871,000                Residential Asset Securities Corp., 2.540%, due 01/25/35                               2,871,000
      5,027,728        +       Residential Asset Securities Corp., 2.728%, due 12/25/33                               5,038,650
      2,602,000                Residential Funding Mortgage Securities II, 3.450%, due 01/25/16                       2,601,566
      7,465,000                Saxon Asset Securities Trust, 3.960%, due 06/25/33                                     7,491,688
                                                                                                               ----------------
                                                                                                                     52,476,209
                                                                                                               ----------------
                               OTHER ASSET-BACKED SECURITIES: 1.0%
        540,900                Ameriquest Mortgage Securities, Inc., 2.720%, due 02/25/34                               541,494
      1,210,441       XX       Amortizing Residential Collateral Trust, 2.918%, due 05/25/32                          1,209,684
      4,627,385                Chase Funding Mortgage Loan Asset-Backed Certificates, 2.718%, due 07/25/33            4,633,136
      4,788,000                First Horizon Asset Back Trust, 2.420%, due 10/25/34                                   4,790,993

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
                               OTHER ASSET-BACKED SECURITIES (CONTINUED)
$     3,256,000                Residential Asset Mortgage Products, Inc., 2.140%, due 02/25/30                 $      3,235,691
                                                                                                               ----------------
                                                                                                                     14,410,998
                                                                                                               ----------------
                               Total Asset-Backed Securities (Cost $93,055,359)                                      92,877,210
                                                                                                               ----------------

COLLATERALIZED MORTGAGE OBLIGATIONS: 26.3%

                               COMMERCIAL MORTGAGE-BACKED SECURITIES: 5.2%
        195,000                Bear Stearns Commercial Mortgage Securities, 4.030%, due 02/13/46                        193,572
      3,372,000                Bear Stearns Commercial Mortgage Securities, 4.170%, due 01/12/41                      3,395,294
        777,000                Capco America Securitization Corp., 6.260%, due 10/15/30                                 837,663
        279,000                Capco America Securitization Corp., 6.460%, due 10/15/30                                 303,560
      6,167,579                Chase Manhattan Bank-First Union National Bank, 7.439%, due 08/15/31                   6,979,658
      3,111,000                COMM, 3.600%, due 03/10/39                                                             3,065,926
      3,562,628                CS First Boston Mortgage Securities Corp., 3.727%, due 03/15/35                        3,508,925
      3,500,000                DLJ Commercial Mortgage Corp., 6.460%, due 03/10/32                                    3,798,681
      3,771,872                GE Capital Commercial Mortgage Corp., 3.752%, due 07/10/39                             3,765,713
        421,000                GE Capital Commercial Mortgage Corp., 3.915%, due 11/10/38                               416,560
        301,000                GE Capital Commercial Mortgage Corp., 4.865%, due 07/10/39                               307,435
      3,880,000                JP Morgan Chase Commercial Mortgage Securities Corp., 4.223%, due 01/15/42             3,883,919
      7,385,994                JP Morgan Chase Commercial Mortgage Securities Corp., 4.275%, due 01/12/37             7,424,026
      9,380,000                JP Morgan Chase Commercial Mortgage Securities Corp., 6.244%, due 04/15/35            10,039,529
        176,000                LB-UBS Commercial Mortgage Trust, 4.567%, due 06/15/29                                   179,458
      5,220,000                LB-UBS Commercial Mortgage Trust, 6.226%, due 03/15/26                                 5,657,214
      4,500,000                LB-UBS Commercial Mortgage Trust, 7.370%, due 08/15/26                                 5,144,451
$     9,271,662                Mortgage Capital Funding, Inc., 6.663%, due 03/18/30                            $      9,922,889
      4,121,250                Prudential Commercial Mortgage Trust, 3.669%, due 02/11/36                             4,057,280
                                                                                                               ----------------
                                                                                                                     72,881,753
                                                                                                               ----------------
                               WHOLE LOAN COLLATERAL PAC: 1.0%
      4,983,864                GSR Mortgage Loan Trust, 2.818%, due 10/25/32                                          4,985,495
      3,027,495                MASTR Alternative Loans Trust, 2.818%, due 11/25/33                                    3,028,562
      4,664,104                MASTR Alternative Loans Trust, 8.500%, due 05/25/33                                    4,742,384
      1,428,288                Washington Mutual, 2.818%, due 03/25/34                                                1,431,480
                                                                                                               ----------------
                                                                                                                     14,187,921
                                                                                                               ----------------
                               WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS: 19.9%
      8,869,934                Banc of America Funding Corp., 5.750%, due 09/20/34                                    9,024,493
      3,197,401                Bank of America Alternative Loan Trust, 2.868%, due 12/25/33                           3,202,681
      1,007,706                Bank of America Alternative Loan Trust, 5.500%, due 02/25/33                           1,024,595
      4,997,355                Bank of America Mortgage Securities, 2.868%, due 12/25/33                              5,004,882
      4,819,585                Bank of America Mortgage Securities, 5.000%, due 06/25/33                              4,847,477
      4,861,947                Bank of America Mortgage Securities, 5.000%, due 12/25/18                              4,907,528
      3,270,220                Bank of America Mortgage Securities, 5.250%, due 11/25/19                              3,331,368
      4,399,053                Bear Stearns Alt-A Trust, 2.738%, due 07/25/34                                         4,398,302
        545,084                Bear Stearns Asset Backed Securities, Inc., 5.625%, due 11/25/32                         544,021
      4,541,951                Citicorp Mortgage Securities, Inc., 2.918%, due 10/25/33                               4,534,757
      5,272,682                Countrywide Alternative Loan Trust, 2.530%, due 09/25/34                               5,274,330
      3,858,000                Countrywide Alternative Loan Trust, 2.720%, due 02/25/35                               3,858,000
      2,596,058                Countrywide Alternative Loan Trust, 2.818%, due 07/25/18                               2,601,331
      4,603,321                Countrywide Alternative Loan Trust, 5.000%, due 10/25/18                               4,646,477
      3,793,237                Countrywide Alternative Loan Trust, 5.000%, due 08/25/19                               3,827,698

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
                               WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS (CONTINUED)
$     5,053,197                Countrywide Home Loan Mortgage Pass Through Trust, 5.000%, due 11/25/18         $      5,100,571
      4,715,000       XX       Countrywide Home Loan Mortgage Pass Through Trust, 6.000%, due 11/25/34                4,938,573
      7,810,000                CS First Boston Mortgage Securities Corp., 4.140%, due 10/25/33                        7,815,267
      8,683,511                First Horizon Alternative Mortgage Securities, 4.835%, due 06/25/34                    8,704,556
      5,672,905                GMAC Mortgage Corp. Loan Trust, 5.250%, due 04/25/34                                   5,717,163
      9,269,000                GMAC Mortgage Corp. Loan Trust, 5.500%, due 01/25/34                                   9,487,530
      2,408,103                GSR Mortgage Loan Trust, 4.500%, due 08/25/19                                          2,426,771
      5,654,169                GSR Mortgage Loan Trust, 6.500%, due 01/25/34                                          5,892,707
      4,658,000                Harborview Mortgage Loan Trust, 2.770%, due 01/19/35                                   4,658,000
      4,369,548                Homebanc Mortgage Trust, 2.848%, due 08/25/29                                          4,366,256
     10,999,782                JP Morgan Mortgage Trust, 6.500%, due 11/25/34                                        11,496,772
      7,833,000                MASTR Alternative Loans Trust, 5.500%, due 01/25/20                                    8,038,616
      5,196,000                MASTR Alternative Loans Trust, 5.750%, due 09/25/34                                    5,359,930
      8,593,044                MASTR Alternative Loans Trust, 6.000%, due 09/25/34                                    8,829,353
      2,842,287                MASTR Alternative Loans Trust, 6.500%, due 05/25/33                                    2,906,291
      3,763,779                MASTR Asset Securitization Trust, 2.868%, due 11/25/33                                 3,773,410
      4,689,000                MASTR Asset Securitization Trust, 5.500%, due 09/25/34                                 4,710,151
      6,531,059                MLCC Mortgage Investors, Inc., 2.648%, due 04/25/29                                    6,511,489
      3,203,420                MLCC Mortgage Investors, Inc., 2.738%, due 01/25/29                                    3,207,537
      4,707,387                MLCC Mortgage Investors, Inc., 2.778%, due 04/25/29                                    4,712,383
      6,459,313                Prime Mortgage Trust, 5.250%, due 11/25/19                                             6,594,188
      5,338,520                Residential Accredit Loans, Inc., 2.868%, due 03/25/18                                 5,350,368
      4,611,000       XX       Residential Asset Securitization Trust, 5.500%, due 11/25/34                           4,630,810
      2,118,833                Residential Funding Mtg. Sec. I, 2.868%, due 05/25/33                                  2,123,226
      1,439,620                Residential Funding Mtg. Sec. I, 2.918%, due 12/25/33                                  1,439,918
      6,837,000       XX       Residential Funding Mtg. Sec. I, 5.750%, due 09/25/34                                  6,989,921
      3,434,000                Sequoia Mortgage Trust, 2.683%, due 01/20/35                                           3,434,000
$     3,536,299                Structured Asset Securities Corp., 5.500%, due 07/25/33                         $      3,567,242
     11,900,000                Structured Asset Securities Corp., 6.000%, due 03/25/34                               12,228,015
      5,882,832                Thornburg Mortgage Securities Trust, 2.768%, due 12/25/33                              5,882,317
      5,558,139                Thornburg Mortgage Securities Trust, 2.788%, due 09/25/34                              5,571,254
      5,718,000                Washington Mutual, 2.510%, due 01/25/35                                                5,718,000
      4,693,414                Washington Mutual, 2.838%, due 06/25/44                                                4,696,127
      2,898,049                Washington Mutual, 5.000%, due 06/25/18                                                2,927,029
      6,268,979                Washington Mutual, 6.000%, due 06/25/34                                                6,441,376
      1,067,398                Wells Fargo Mortgage Backed Securities Trust, 2.918%, due 02/25/34                     1,066,539
      4,154,000                Wells Fargo Mortgage Backed Securities Trust, 3.989%, due 01/25/35                     4,131,121
      5,950,000                Wells Fargo Mortgage Backed Securities Trust, 4.500%, due 08/25/18                     5,733,694
      8,550,735                Wells Fargo Mortgage Backed Securities Trust, 5.000%, due 12/25/33                     8,430,494
                                                                                                               ----------------
                                                                                                                    276,636,905
                                                                                                               ----------------
                               WHOLE LOAN COLLATERALIZED SUPPORT CMO: 0.2%
      3,057,953                Bank of America Mortgage Securities, 5.500%, due 11/25/33                              3,067,866
                                                                                                               ----------------
                                                                                                                      3,067,866
                                                                                                               ----------------
                               Total Collateralized Mortgage Obligations (Cost $367,477,941)                        366,774,445
                                                                                                               ----------------

MUNICIPAL BONDS: 0.3%

                               MUNICIPAL: 0.3%
      1,325,000                City of New York NY, 5.000%, due 11/01/08                                              1,432,418
      1,325,000                City of New York NY, 5.000%, due 11/01/11                                              1,462,389
      1,315,000                City of New York NY, 5.000%, due 11/01/15                                              1,443,278
                                                                                                               ----------------
                               Total Municipal Bonds (Cost $4,341,178)                                                4,338,085
                                                                                                               ----------------

OTHER BONDS: 1.1%

                               SOVEREIGN: 1.1%
      1,108,240       @@       Brazilian Government Intl. Bond, 3.125%, due 04/15/12                                  1,062,407
        977,000       @@       Brazilian Government Intl. Bond, 12.250%, due 03/06/30                                 1,294,525
      1,558,000       @@       Columbia Government Intl. Bond, 10.000%, due 01/23/12                                  1,807,280

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
                               SOVEREIGN (CONTINUED)
$     2,322,000       @@       Dominican Republic Intl. Bond, 9.040%, due 01/23/13                             $      1,979,505
      2,961,000      @@,+      Russia Government Intl. Bond, 5.000%, due 03/31/30                                     3,065,819
      1,270,000       @@       Turkey Government Intl. Bond, 12.375%, due 06/15/09                                    1,600,200
        999,000       @@       Ukraine Government Intl. Bond, 5.330%, due 08/05/09                                    1,060,139
      1,107,000      @@,#      Ukraine Government Intl. Bond, 7.650%, due 06/11/13                                    1,184,490
      1,918,644     @@,XX,S    Uruguay Government Intl. Bond, 10.500%, due 10/20/06                                   2,253,102
        753,000       @@       Venezuela Government Intl. Bond, 8.500%, due 10/08/14                                    800,063
                                                                                                               ----------------
                               Total Other Bonds
                                  (Cost $14,842,849)                                                                 16,107,530
                                                                                                               ----------------

SHARES                                                                                                              VALUE
-------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK: 0.5%

                               BANKS: 0.4%
            511     @,#,XX     DG Funding Trust                                                                       5,482,074
                                                                                                               ----------------
                                                                                                                      5,482,074
                                                                                                               ----------------
                               ELECTRIC: 0.1%
         49,875       @,S      TECO Energy, Inc.                                                                      1,288,957
                                                                                                               ----------------
                                                                                                                      1,288,957
                                                                                                               ----------------
                               Total Preferred Stock
                                  (Cost $6,816,254)                                                                   6,771,031
                                                                                                               ----------------
                               Total Long-Term Investments (Cost $1,505,532,659)                                  1,511,350,700
                                                                                                               ----------------

PRINCIPAL
AMOUNT                                                                                                               VALUE
-------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 6.1%

                               COMMERCIAL PAPER: 5.0%
$     5,000,000                BellSouth Corp., 1.990%, due 01/05/05                                                 4,998,619
     13,400,000       S        Concord Minuteman Cap B, 2.380%, due 01/11/06                                        13,400,000
     10,000,000       S        Concord Minuteman, 2.390%, due 01/13/06                                               9,999,500
      1,500,000                Daimler Chrysler, 0.000%, due 01/07/05                                               1,499,297
      8,000,000       S        Daimler Chrysler, 0.000%, due 01/31/05                                                7,982,296
      2,500,000                Daimler Chrysler, 2.450%, due 01/12/05                                                2,497,958
      2,500,000                Daimler Chrysler, 2.580%, due 01/03/05                                                2,499,481
     14,000,000       S        Guidant Corp., 2.400%, due 01/10/05                                                  13,990,667
      4,500,000       S        Kellogg Co., 2.420%, due 01/18/05                                                     4,494,555
$     8,808,000       S        Kraft Foods, Inc., 2.450%, due 01/24/05                                         $     8,793,614
                                                                                                               ---------------
                               Total Commercial Paper
                                  (Cost $70,158,867)                                                                70,155,987
                                                                                                               ---------------

REPURCHASE AGREEMENT: 1.1%

     15,302,000       Goldman Sachs Repurchase Agreement dated 12/31/04, 2.230%, due 01/03/05, $15,304,844 to be received upon repurchase
                         (Collateralized by $15,345,000 Federal Home Loan Mortgage
                         Corporation, 5.125%, Market Value plus accrued interest
                         $15,608,186, due 01/28/19)                                                                 15,302,000
                                                                                                               ---------------
                      Total Repurchase Agreement
                         (Cost $15,302,000)                                                                         15,302,000
                                                                                                               ---------------
                      Total Short-Term Investments
                         (Cost $85,460,867)                                                                         85,457,987
                                                                                                               ---------------
                      TOTAL INVESTMENTS IN SECURITIES
                         (COST $1,590,993,526)*                                                     114.5%     $ 1,596,808,687

                      OTHER ASSETS AND LIABILITIES-NET                                              (14.5)        (202,524,658)
                                                                                                 ---------     ---------------
                      NET ASSETS                                                                    100.0%     $ 1,394,284,029
                                                                                                 =========     ===============

@     Non-income producing security
@@    Foreign issuer
STRIP Separate Trading of Registered Interest and Principal of Securities
+ Step-up basis bonds. Interest rates shown reflect current and future coupon rates.
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
C     Bond may be called prior to maturity date.
W     When-issued or delayed delivery security.
S Segregated securities for futures, when issued on delayed delivery securities held at December 31, 2004.
I     Illiquid security
XX Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund's valuation procedures.
* Cost for federal income tax purposes is $1,591,691,158. Net unrealized appreciation consists of:

                  Gross Unrealized Appreciation             $     11,823,234
                  Gross Unrealized Depreciation                   (6,705,705)
                                                            ----------------
                  Net Unrealized Appreciation               $      5,117,529
                                                            ================

Information concerning open futures contracts at December 31, 2004 is shown below:

                                NO. OF             NOTIONAL          EXPIRATION        UNREALIZED
SHORT CONTRACTS                CONTRACTS         MARKET VALUE           DATE           GAIN (LOSS)
---------------                ---------        --------------          ----           -----------
U.S. Long Bond                   250            $   28,125,000       03/31/2005        $   217,500
                                                ==============                         ===========

SHORT CONTRACTS
U.S. 5 Year Note                 380            $   41,621,875       03/31/2005        $  (58,306)
                                                ==============                         ===========

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP MONEY MARKET PORTFOLIO(1)                         AS OF DECEMBER 31, 2004

PRINCIPAL
AMOUNT                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
CORPORATE BONDS/NOTES: 36.5%

$     9,000,000                   ABN AMRO Bank NV, 1.170%, due 01/03/05                                           $      8,999,177
      9,000,000                   American General Financial, 2.403%, due 01/06/06                                        9,000,000
      5,150,000                   American Honda Finance, 2.140%, due 04/11/05                                            5,150,000
      6,300,000                   American Honda Finance, 2.370%, due 05/16/05                                            6,300,000
     13,200,000                   Associates Corp. NA, 2.649%, due 06/27/05                                              13,216,500
     15,800,000                   Bank One Corp., 7.625%, due 08/01/05                                                   16,234,500
     13,500,000                   Bank One NA, 2.558%, due 07/26/05                                                      13,516,875
     12,300,000                   Bear Stearns Cos., Inc., 2.351%, due 01/05/06                                          12,300,000
     12,750,000                   Bear Stearns Cos., Inc., 2.428%, due 01/28/06                                          12,750,000
     13,500,000                   Bear Stearns Cos., Inc., 2.460%, due 11/28/05                                          13,516,875
     12,500,000                   Credit Suisse First Boston USA, Inc., 2.508%, due 01/14/05                             12,500,000
      8,600,000                   Credit Suisse First Boston USA, Inc., 2.510%, due 02/08/05                              8,600,000
     16,000,000                   General Electric Capital Corp., 2.460%, due 01/09/06                                   16,020,000
     16,007,000                   General Electric Capital Corp., 2.615%, due 03/15/05                                   16,007,000
     12,050,000         #         Goldman Sachs Group LP, 2.393%, due 01/13/06                                           12,050,000
      7,800,000       @@,#        HBOS Treasury Services PLC, 2.270%, due 12/30/05                                        7,808,315
     19,500,000       @@,#        HBOS Treasury Services PLC, 2.550%, due 01/24/06                                       19,503,120
      6,500,000                   JPMorgan Chase & Co., 2.769%, due 03/29/05                                              6,508,125
     11,400,000                   Merrill Lynch & Co., Inc., 1.978%, due 01/05/05                                        11,400,000
     13,500,000        #,I        Money Market Trust LLY, 2.356%, due 06/03/05                                           13,499,460
     31,400,000        #,I        Money Market Trust Series A, 2.478%, due 01/09/06                                      31,406,907
     12,200,000                   Morgan Stanley, 2.523%, due 08/15/05                                                   12,212,993
      3,800,000                   PNC Bank NA, 2.510%, due 05/18/05                                                       3,804,750
      9,500,000         #         The Bank of New York Co., Inc., 2.438%, due 01/27/06                                    9,500,000
      9,900,000                   Toyota Motor Credit Corp., 2.200%, due 02/07/05                                         9,900,000
     20,475,000                   Verizon Global Funding Corp., 6.750%, due 12/01/05                                     21,140,438
      9,500,000                   Wachovia Corp., 2.840%, due 03/31/05                                                    9,508,645
     31,200,000                   Wal-Mart Stores, Inc., 2.296%, due 02/22/05                                            31,200,000
      5,400,000                   Washington Mutual Bank, 2.060%, due 07/18/05                                            5,400,000
     10,800,000                   Wells Fargo & Co., 2.310%, due 02/02/06                                                10,800,000
$    14,300,000                   Wells Fargo & Co., 2.579%, due 09/29/05                                          $     14,317,875
      7,800,000                   Westpac Banking Corp., 2.450%, due 01/11/06                                             7,799,493
                                                                                                                   ----------------
                                  Total Corporate Bonds/Notes
                                     (Cost $401,887,509)                                                                401,871,048
                                                                                                                   ----------------

COMMERCIAL PAPER: 33.1%

      7,220,000                   ASB Bank Ltd., 2.360%, due 02/02/05                                                     7,204,447
     29,550,000                   BellSouth Corp., 1.990%, due 01/05/05                                                  29,541,837
     19,000,000                   Concord Minutemen Cap, 2.350%, due 01/09/06                                            19,000,000
     18,200,000                   Concord Minuteman Cap B, 2.380%, due 01/11/06                                          18,200,000
     12,800,000                   Concord Minutemen Cap, 2.390%, due 01/13/05                                            12,788,953
     11,000,000                   Credit Suisse First Boston Corp., 2.050%, due 01/10/05                                 10,993,725
     11,400,000                   Credit Suisse First Boston Corp., 2.070%, due 01/12/05                                 11,392,151
     22,200,000                   Corporate Asset Funding Corp., 2.150%, due 01/06/05                                    22,192,045
     36,300,000                   Crown Point Capital Co., 2.370%, due 03/08/05                                          36,140,280
     11,400,000                   Galaxy Funding, 2.140%, due 01/13/05                                                   11,391,181
     11,400,000         #         Goldman Sachs Group, 2.388%, due 07/29/05                                              11,404,321
     11,400,000        @@         Greenwich Capital Holdings, Inc., 2.358%, due 01/14/05                                 11,400,000
     16,000,000                   Houshold Financial Corp., 2.200%, due 01/11/05                                         15,989,244
     11,000,000                   Monument Gardens, 2.250%, due 01/18/05                                                 10,987,625
      9,000,000                   Monument Gardens, 2.390%, due 01/24/05                                                  8,985,660
     15,400,000                   Monument Gardens, 2.400%, due 01/24/05                                                 15,375,361
      7,700,000                   St. Germain Holdings Ltd., 2.310%, due 01/28/05                                         7,686,166
     11,200,000                   St. Germain Holdings Ltd., 2.360%, due 01/18/05                                        11,186,784
      5,900,000                   St. Germain Holdings Ltd., 2.460%, due 02/14/05                                         5,881,931
     11,000,000                   Thunder Bay Funding, 2.240%, due 01/10/05                                              10,993,155
     14,400,000                   Thunder Bay Funding, 2.350%, due 01/25/05                                              14,376,501
      9,000,000                   Thunder Bay Funding, 2.350%, due 01/26/05                                               8,984,725
     10,900,000                   Tulip Funding Corp., 2.290%, due 01/10/05                                              10,893,078
     11,000,000                   Tulip Funding Corp., 2.290%, due 01/19/05                                              10,986,702
      5,443,000                   Tulip Funding Corp., 2.380%, due 01/07/05                                               5,440,481
     24,600,000                   Verizon Global Funding, 2.600%, due 01/13/06                                           24,630,750
                                                                                                                   ----------------
                                  Total Commercial Paper
                                     (Cost $364,050,293)                                                                364,047,103
                                                                                                                   ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS: 9.8%

                             FEDERAL HOME LOAN BANK: 5.3%
$    12,100,000                 1.400%, due 02/25/05                                                               $     12,080,760
     11,700,000                 1.425%, due 04/04/05                                                                     11,670,096
      7,900,000                 1.470%, due 02/28/05                                                                      7,887,858
      7,900,000                 1.500%, due 03/01/05                                                                      7,887,676
     11,600,000                 1.600%, due 03/01/05                                                                     11,585,738
      7,200,000                 1.600%, due 05/16/05                                                                      7,173,000
                                                                                                                   ----------------
                                                                                                                         58,285,128
                                                                                                                   ----------------
                             FEDERAL HOME LOAN MORTGAGE CORPORATION: 1.1%
     11,900,000                 1.500%, due 02/14/05                                                                     11,889,026
                                                                                                                   ----------------
                                                                                                                         11,889,026
                                                                                                                   ----------------
                             FEDERAL NATIONAL MORTGAGE ASSOCIATION: 3.4%
     13,300,000                 1.400%, due 02/25/05                                                                     13,278,852
     11,500,000                 1.550%, due 05/04/05                                                                     11,465,144
      5,400,000                 1.610%, due 05/13/05                                                                      5,386,500
      8,000,000                 1.630%, due 01/03/05                                                                      7,999,508
                                                                                                                   ----------------
                                                                                                                         38,130,004
                                                                                                                   ----------------
                                Total U.S. Government Agency Obligations
                                  (Cost $108,500,000)                                                                   108,304,158
                                                                                                                   ----------------

CERTIFICATE OF DEPOSIT: 5.8%

    11,400,000               ABN Amro Bank NV, 2.335%, due 03/18/05                                                      11,400,000
    16,800,000      @@       Barclays Bank PLC, 1.913%, due 02/03/05                                                     16,800,079
     5,700,000               HSBC Bank, 1.555%, due 04/22/05                                                              5,683,071
    11,500,000               Royal Bank of Canada, 2.350%, due 03/30/05                                                  11,500,000
     8,000,000               Wells Fargo Bank, 2.350%, due 01/27/05                                                       8,000,000
    11,000,000               Wells Fargo Bank, 2.420%, due 01/07/05                                                      11,000,000
                                                                                                                   ----------------
                             Total Certificate of Deposit
                                (Cost $64,399,170)                                                                       64,383,150
                                                                                                                   ----------------

COLLATERALIZED MORTGAGE OBLIGATIONS: 7.4%

    11,000,000     #,XX      Blue Heron Funding Ltd., 2.443%, due 05/18/05                                               11,000,000
    11,500,000     #,XX      Blue Heron Funding Ltd., 2.443%, due 03/18/05                                               11,500,000
    11,600,000     #,XX      Blue Heron Funding Ltd., 2.448%, due 02/23/05                                               11,599,487
    11,400,000               CHEYNE 2004-1A, 2.280%, due 11/10/05                                                        11,400,000
    13,900,000    #,I,XX     Newcastle CDO I Ltd., 2.447%, due 10/24/05                                                  13,900,000
    13,700,000     #,XX      Putnam Structured Product CDO, 2.423%, due 02/15/05                                         13,700,000
     8,500,000       #       Whitehawk CDO Funding Ltd., 2.520%, due 03/15/05                                             8,500,000
                                                                                                                   ----------------
                             Total Collateralized Mortgage Obligations
                                (Cost $81,600,000)                                                                       81,599,487
                                                                                                                   ----------------

REPURCHASE AGREEMENT: 7.2%
$   79,545,000    Goldman Sachs Repurchase Agreement dated 12/31/04, 2.230%, due 01/03/05, $79,559,782 to be received upon repurchase
                     (Collateralized by $81,499,000 various U.S. Government Agency
                     Obligations, 2.600% - 4.750%, Market Value plus accrued interest
                     $81,135,908, due 08/07/06 - 03/29/19)                                                         $     79,545,000
                                                                                                                   ----------------
                  Total Repurchase Agreement
                     (Cost $79,545,000)                                                                                  79,545,000
                                                                                                                   ----------------
                  TOTAL INVESTMENTS IN SECURITIES
                     (COST $1,099,981,972)*                                                             99.8%      $  1,099,749,946
                                                                                                                   ----------------
                  OTHER ASSETS AND LIABILITIES-NET                                                       0.2              1,721,268
                                                                                                    --------       ----------------
                  NET ASSETS                                                                           100.0%      $  1,101,471,214
                                                                                                    ========       ================

(1) All securities with a maturity date greater than 13 months have either a variable rate, demand feature, prerefunded, optional or mandatory put resulting in an effective maturity of one year or less. Rate shown reflects current rate.
@@   Foreign issuer
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
I    Illiquid security
XX Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund's valuation procedures.
* Cost for federal income tax purposes is the same as for financial statement purposes. Net unrealized depreciation consists of:

                  Gross Unrealized Appreciation       $      112,530
                  Gross Unrealized Depreciation             (344,556)
                                                      --------------
                  Net Unrealized Depreciation         $     (232,026)
                                                      ==============

                                                                                             PERCENTAGE OF
INDUSTRY                                                                                       NET ASSETS
----------------------------------------------------------------------------------------------------------
Commercial Banks - Central U.S.                                                                   6.1%
Commercial Banks - Eastern U.S.                                                                   2.3
Commercial Banks - Non-U.S.                                                                       2.6
Diversified Financial Services                                                                    4.1
Federal Home Loan Bank                                                                            5.3
Federal Home Loan Mortgage Corporation                                                            1.1
Federal National Mortgage Association                                                             3.5
Fiduciary Banks                                                                                   0.9
Finance - Auto Loans                                                                              1.9
Finance - Investment Banker/Broker                                                                7.1
Insurance                                                                                         0.8
Investment Companies                                                                              1.9
Money Center Banks                                                                                2.5
Retail                                                                                            2.8
Retail Nurseries And Garden Stores                                                                1.2
S&L/Thrifts - Western U.S.                                                                        0.5
Special Purpose Entity                                                                           34.7
Super-Regional Banks - U.S.                                                                       6.4
Telecom Services                                                                                  4.2
Telephone - Integrated                                                                            2.7
Repurchase Agreement                                                                              7.2
Other Assets and Liabilities, Net                                                                 0.2
                                                                                               -------
NET ASSETS                                                                                       100.0%
                                                                                               =======

                 See Accompanying Notes to Financial Statements

ING VP GLOBAL SCIENCE AND                               PORTFOLIO OF INVESTMENTS
TECHNOLOGY PORTFOLIO                                     AS OF DECEMBER 31, 2004

SHARES                                                                                                                VALUE
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 97.4%

                             BIOTECHNOLOGY: 7.7%
        77,242       @       Arqule, Inc.                                                                        $        447,231
        15,400       @       Celgene Corp.                                                                                408,562
        20,500       @       Chiron Corp.                                                                                 683,265
        23,500       @       Genentech, Inc.                                                                            1,279,340
        46,000       @       Incyte Corp.                                                                                 459,540
         6,500       @       Invitrogen Corp.                                                                             436,345
        21,800       @       MedImmune, Inc.                                                                              590,998
        38,000       @       Millennium Pharmaceuticals, Inc.                                                             460,560
        31,600       @       Protein Design Labs, Inc.                                                                    652,856
        29,500       @       Telik, Inc.                                                                                  564,630
        26,000       @       Transkaryotic Therapies, Inc.                                                                660,140
                                                                                                                 ----------------
                                                                                                                        6,643,467
                                                                                                                 ----------------
                             COMMERCIAL SERVICES: 1.3%
        41,900     @,@@      Accenture Ltd. - Class A                                                                   1,131,300
                                                                                                                 ----------------
                                                                                                                        1,131,300
                                                                                                                 ----------------
                             COMPUTERS: 8.3%
        41,900       @       Cadence Design Systems, Inc.                                                                 578,639
        26,650       @       Dell, Inc.                                                                                 1,123,031
        80,300       @       EMC Corp.                                                                                  1,194,061
        42,100               Hewlett-Packard Co.                                                                          882,837
       160,000      @@       Hon Hai Precision Industry Co. Ltd.                                                          743,138
        14,100               International Business Machines Corp.                                                      1,389,979
       582,000      @@       Lite-On Technology Corp.                                                                     623,439
       364,000      @@       Quanta Computer, Inc.                                                                        655,016
                                                                                                                 ----------------
                                                                                                                        7,190,140
                                                                                                                 ----------------
                             ELECTRICAL COMPONENTS AND EQUIPMENT: 2.1%
        38,400       @       General Cable Corp.                                                                          531,840
         3,000      @@       Samsung Electronics Co. Ltd.                                                               1,303,503
                                                                                                                 ----------------
                                                                                                                        1,835,343
                                                                                                                 ----------------
                             ELECTRONICS: 3.1%
        50,200       @       Agilent Technologies, Inc.                                                                 1,209,820
        28,300       @       Thermo Electron Corp.                                                                        854,377
        52,300       @       TTM Technologies, Inc.                                                                       617,140
                                                                                                                 ----------------
                                                                                                                        2,681,337
                                                                                                                 ----------------
                             HEALTHCARE-PRODUCTS: 6.2%
        11,300               Alcon, Inc.                                                                                  910,780
        19,300               Biomet, Inc.                                                                                 837,427
        36,800       @       Boston Scientific Corp.                                                                    1,308,240
        80,200       @       Caliper Life Sciences, Inc.                                                                  603,906
         9,300               Guidant Corp.                                                                                670,530
        25,100       @       St. Jude Medical, Inc.                                                                     1,052,443
                                                                                                                 ----------------
                                                                                                                        5,383,326
                                                                                                                 ----------------
                             INTERNET: 7.3%
        59,800       @       aQuantive, Inc.                                                                              534,612
        17,000       @       Ask Jeeves, Inc.                                                                             454,750
         5,400       @       eBay, Inc.                                                                                   627,912
        89,300       @       iVillage, Inc.                                                                               551,874
        32,600       @       McAfee, Inc.                                                                                 943,118
        35,000       @       Symantec Corp.                                                                               901,600
        47,700       @       TIBCO Software, Inc.                                                                         636,318
        14,200       @       VeriSign, Inc.                                                                               475,984
        32,000       @       Yahoo!, Inc.                                                                               1,205,760
                                                                                                                 ----------------
                                                                                                                        6,331,928
                                                                                                                 ----------------
                             LEISURE TIME: 0.7%
        17,000       @       WMS Industries, Inc.                                                                $        570,180
                                                                                                                 ----------------
                                                                                                                          570,180
                                                                                                                 ----------------
                             PHARMACEUTICALS: 8.8%
        44,900       @       Auxilium Pharmaceuticals, Inc.                                                               392,875
        82,000       @       Dyax Corp.                                                                                   592,040
         7,500       @       Eyetech Pharmaceuticals, Inc.                                                                341,250
        43,400       @       First Horizon Pharmaceutical Corp.                                                           993,426
        13,200       @       Forest Laboratories, Inc.                                                                    592,152
        17,400       @       Gilead Sciences, Inc.                                                                        608,826
        12,600       @       Medco Health Solutions, Inc.                                                                 524,160
        12,800       @       Neurocrine Biosciences, Inc.                                                                 631,040
        20,710       @       NitroMed, Inc.                                                                               551,922
        21,200       @       Noven Pharmaceuticals, Inc.                                                                  361,672
        27,700       @       NPS Pharmaceuticals, Inc.                                                                    506,356
        42,200       @       Nuvelo, Inc.                                                                                 415,670
        32,900       @       Salix Pharmaceuticals Ltd.                                                                   578,711
        30,600       @       Vicuron Pharmaceuticals, Inc.                                                                532,746
                                                                                                                 ----------------
                                                                                                                        7,622,846
                                                                                                                 ----------------
                             SEMICONDUCTORS: 19.4%
        23,750               Analog Devices, Inc.                                                                         876,850
        63,400       @       Applied Materials, Inc.                                                                    1,084,140
        39,620       @       Bookham, Inc.                                                                                191,761
        30,000       @       Broadcom Corp.                                                                               968,400
        43,800       @       Emulex Corp.                                                                                 737,592
        38,500       @       Fairchild Semiconductor Intl., Inc.                                                          626,010
        34,300       @       Integrated Circuit Systems, Inc.                                                             717,556
        51,350               Intel Corp.                                                                                1,201,076
         9,900       @       International Rectifier Corp.                                                                441,243
        36,700               Intersil Corp.                                                                               614,358
        18,300       @       KLA-Tencor Corp.                                                                             852,414
        21,750       @       Lam Research Corp.                                                                           628,793
        16,800               Linear Technology Corp.                                                                      651,168
        15,200               Maxim Integrated Products, Inc.                                                              644,328
        48,100       @       MEMC Electronic Materials, Inc.                                                              637,325
        29,000               National Semiconductor Corp.                                                                 520,550
       540,000     @,@@      Powerchip Semiconductor Corp.                                                                450,137
        65,100       @       Skyworks Solutions, Inc.                                                                     613,893
       112,878      @@       Taiwan Semiconductor Manufacturing Co. Ltd. ADR                                              958,334
        37,100       @       Teradyne, Inc.                                                                               633,297
        43,350               Texas Instruments, Inc.                                                                    1,067,277
        17,400       @       Varian Semiconductor Equipment Associates, Inc.                                              641,190
        29,800               Xilinx, Inc.                                                                                 883,570
                                                                                                                 ----------------
                                                                                                                       16,641,262
                                                                                                                 ----------------
                             SOFTWARE: 18.1%
        17,000               Adobe Systems, Inc.                                                                        1,066,580
        28,300       @       Ascential Software Corp.                                                                     461,573
        37,800       @       BMC Software, Inc.                                                                           703,080
        24,200       @       Citrix Systems, Inc.                                                                         593,626
        31,000               Computer Associates Intl., Inc.                                                              962,860
       104,300       @       Compuware Corp.                                                                              674,821
        27,300       @       Digi Intl., Inc.                                                                             469,287
        21,500       @       Electronic Arts, Inc.                                                                      1,326,120
        77,600       @       Informatica Corp.                                                                            630,112
         8,750       @       Intuit, Inc.                                                                                 385,088
        67,800       @       Lawson Software, Inc.                                                                        465,786
        64,300               Microsoft Corp.                                                                            1,717,452
       146,400       @       OpenTV Corp.                                                                                 562,176
       106,000       @       Oracle Corp.                                                                               1,454,320

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                VALUE
---------------------------------------------------------------------------------------------------------------------------------
                             SOFTWARE (CONTINUED)
        30,400      @@       SAP AG ADR                                                                          $      1,343,984
        35,600      @@       Satyam Computer Services Ltd. ADR                                                            859,028
        59,500       @       Siebel Systems, Inc.                                                                         624,750
        80,100               Travelsky Technology LTD                                                                      64,984
        41,700       @       Veritas Software Corp.                                                                     1,190,535
                                                                                                                 ----------------
                                                                                                                       15,556,162
                                                                                                                 ----------------
                             TELECOMMUNICATIONS: 14.4%
       228,800       @       ADC Telecommunications, Inc.                                                                 613,184
        29,400               Adtran, Inc.                                                                                 562,716
        52,200       @       Alamosa Holdings, Inc.                                                                       650,934
        26,500       @       Andrew Corp.                                                                                 361,195
        37,800       @       Avaya, Inc.                                                                                  650,160
        67,300       @       Cisco Systems, Inc.                                                                        1,298,889
        13,800               Harris Corp.                                                                                 852,702
        32,500       @       Juniper Networks, Inc.                                                                       883,675
         4,100      @@       Mobile TeleSystems SP ADR                                                                    567,891
        38,000       @       Netgear, Inc.                                                                                691,220
        19,900       @       Nextel Communications, Inc.                                                                  597,000
        69,500       @       Powerwave Technologies, Inc.                                                                 589,360
        19,700               QUALCOMM, Inc.                                                                               835,280
        31,300               Scientific-Atlanta, Inc.                                                                   1,033,213
        20,178      @@       Telekomunikasi Indonesia Tbk PT ADR                                                          424,142
        87,786       @       Telesp Celular Participacoes SA ADR                                                   $      596,945
        29,132     @,@@      Telesystem Intl. Wireless, Inc.                                                              325,987
        24,717      @@       Turkcell Iletisim Hizmet AS ADR                                                              447,378
        15,400       @       Western Wireless Corp.                                                                       451,220
                                                                                                                 ----------------
                                                                                                                       12,433,091
                                                                                                                 ----------------
                             Total Common Stock
                                (Cost $76,214,396)                                                                     84,020,382
                                                                                                                 ----------------
                             TOTAL INVESTMENTS IN SECURITIES
                                (COST $76,214,396)*                                                     97.4%    $     84,020,382
                             OTHER ASSETS AND LIABILITIES-NET                                            2.6            2,270,899
                                                                                                       -----     ----------------
                             NET ASSETS                                                                100.0%    $     86,291,281
                                                                                                       =====     ================

@    Non-income producing security
@@   Foreign issuer
ADR  American Depositary Receipt
* Cost for federal income tax purposes is $76,821,774. Net unrealized appreciation consists of:

                       Gross Unrealized Appreciation         $    10,520,363
                       Gross Unrealized Depreciation              (3,321,755)
                                                             ---------------
                       Net Unrealized Depreciation           $     7,198,608
                                                             ===============

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP INTERNATIONAL EQUITY PORTFOLIO                    AS OF DECEMBER 31, 2004

SHARES                                                                                                                 VALUE
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 95.8%
                             AUSTRALIA: 3.1%
        39,700       @       BHP Billiton Ltd.                                                                   $        476,431
        63,700               Boral Ltd.                                                                                   344,342
        42,900       @       QBE Insurance Group Ltd.                                                                     517,574
        14,100               St. George Bank Ltd.                                                                         279,310
                                                                                                                 ----------------
                                                                                                                        1,617,657
                                                                                                                 ----------------
                             AUSTRIA: 0.9%
        24,100               Telekom Austria AG                                                                           456,917
                                                                                                                 ----------------
                                                                                                                          456,917
                                                                                                                 ----------------
                             BELGIUM: 1.9%
        18,000               Fortis                                                                                       497,303
         9,600               UCB SA                                                                                       488,025
                                                                                                                 ----------------
                                                                                                                          985,328
                                                                                                                 ----------------
                             BRAZIL: 0.4%
         3,100               Banco Itau Holding Financeira SA ADR                                                         233,027
                                                                                                                 ----------------
                                                                                                                          233,027
                                                                                                                 ----------------
                             DENMARK: 1.3%
        15,700               TDC A/S                                                                                      665,208
                                                                                                                 ----------------
                                                                                                                          665,208
                                                                                                                 ----------------
                             FINLAND: 1.2%
        38,900               Nokia Oyj                                                                                    609,171
                                                                                                                 ----------------
                                                                                                                          609,171
                                                                                                                 ----------------
                             FRANCE: 7.0%
        18,100               Credit Agricole SA                                                                           546,366
        21,700       @       France Telecom SA                                                                            716,960
         6,000               Peugeot SA                                                                                   380,634
        12,420               Sanofi-Aventis                                                                               992,996
         4,800               Total SA                                                                                   1,051,261
                                                                                                                 ----------------
                                                                                                                        3,688,217
                                                                                                                 ----------------
                             GERMANY: 9.6%
        49,200               Deutsche Telekom AG                                                                        1,111,850
         8,800               E.ON AG                                                                                      801,332
         6,500               Fresenius Medical Care AG                                                                    523,449
         7,700               Metro AG                                                                                     424,441
         9,300               RWE AG                                                                                       513,536
         3,300               SAP AG                                                                                       584,325
         7,900               Siemens AG                                                                                   668,761
        20,900               ThyssenKrupp AG                                                                              460,350
                                                                                                                 ----------------
                                                                                                                        5,088,044
                                                                                                                 ----------------
                             GREECE: 1.4%
         9,600               Alpha Bank AE                                                                                334,870
        22,010               Hellenic Telecommunications Organization SA                                                  396,009
                                                                                                                 ----------------
                                                                                                                          730,879
                                                                                                                 ----------------
                             HONG KONG: 1.6%
        48,000       @       Cheung Kong Holdings Ltd.                                                                    478,953
       127,000               Citic Pacific Ltd.                                                                           361,736
                                                                                                                 ----------------
                                                                                                                          840,689
                                                                                                                 ----------------
                             INDIA: 0.3%
         6,200       #       Reliance Industries Ltd. GDR                                                                 159,712
                                                                                                                 ----------------
                                                                                                                          159,712
                                                                                                                 ----------------
                             INDONESIA: 0.4%
        11,000               Telekomunikasi Indonesia Tbk PT ADR                                                 $        231,220
                                                                                                                 ----------------
                                                                                                                          231,220
                                                                                                                 ----------------
                             IRELAND: 1.8%
        30,000               Bank of Ireland                                                                              495,677
        26,600               Depfa Bank PLC                                                                               448,058
                                                                                                                 ----------------
                                                                                                                          943,735
                                                                                                                 ----------------
                             ITALY: 5.1%
        69,500       @       Enel S.p.A.                                                                                  683,196
        30,600               Mediaset S.p.A.                                                                              387,412
       252,900               Telecom Italia S.p.A.                                                                      1,032,436
        98,400               UniCredito Italiano S.p.A.                                                                   565,989
                                                                                                                 ----------------
                                                                                                                        2,669,033
                                                                                                                 ----------------
                             JAPAN: 22.1%
        17,800               Chubu Electric Power Co., Inc.                                                               427,325
        19,000               Dai Nippon Printing Co., Ltd.                                                                305,889
            76               East Japan Railway Co.                                                                       423,357
       140,000       @       Isuzu Motors Ltd.                                                                            413,917
        19,800               JFE Holdings, Inc.                                                                           565,730
        17,500               Kyushu Electric Power Co., Inc.                                                              353,518
        10,600               Lawson, Inc.                                                                                 391,635
        29,600               Marui Co. Ltd.                                                                               397,851
        43,000               Matsushita Electric Industrial Co., Ltd.                                                     688,997
        59,000               Meiji Dairies Corp.                                                                          351,220
       177,000               Mitsubishi Chemical Corp.                                                                    538,596
        54,000               Mitsui OSK Lines Ltd.                                                                        324,221
        45,000       @       Mitsui Sumitomo Insurance Co., Ltd.                                                          392,376
        70,000               Mitsui Trust Holdings, Inc.                                                                  704,190
           168               Mizuho Financial Group, Inc.                                                                 851,463
           106               Nippon Telegraph & Telephone Corp.                                                           479,763
        79,000       @       Oki Electric Industry Co. Ltd.                                                               340,717
        22,000               Onward Kashiyama Co. Ltd.                                                                    319,999
        17,600       @       Sankyo Co., Ltd.                                                                             398,503
         8,400               Seiko Epson Corp.                                                                            374,527
        38,000               Sumitomo Electric Industries Ltd.                                                            415,778
        68,000               Sumitomo Trust & Banking Co., Ltd.                                                           492,978
         9,700       @       Takeda Pharmaceutical Co., Ltd.                                                              489,767
         5,630               Takefuji Corp.                                                                               380,746
       109,000               Toshiba Corp.                                                                                469,365
        28,200               Yamaha Corp.                                                                                 432,110
                                                                                                                 ----------------
                                                                                                                       11,724,538
                                                                                                                 ----------------
                             NETHERLANDS: 3.5%
        35,600       @       Aegon NV                                                                                     484,578
         5,400               DSM NV                                                                                       349,214
        52,400       @       Koninklijke Ahold NV                                                                         406,052
        22,500               Koninklijke Philips Electronics NV                                                           596,272
                                                                                                                 ----------------
                                                                                                                        1,836,116
                                                                                                                 ----------------
                             NORWAY: 0.6%
         4,000               Norsk Hydro ASA                                                                              314,562
                                                                                                                 ----------------
                                                                                                                          314,562
                                                                                                                 ----------------
                             RUSSIA: 0.5%
         2,200               LUKOIL ADR                                                                                   269,500
                                                                                                                 ----------------
                                                                                                                          269,500
                                                                                                                 ----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                 VALUE
---------------------------------------------------------------------------------------------------------------------------------
                             SINGAPORE: 0.7%
        39,000               DBS Group Holdings Ltd.                                                             $        384,468
                                                                                                                 ----------------
                                                                                                                          384,468
                                                                                                                 ----------------
                             SOUTH KOREA: 0.8%
         5,400       @       Kookmin Bank ADR                                                                             211,032
         1,000       @       Samsung Electronics Co. Ltd. GDR                                                             219,436
                                                                                                                 ----------------
                                                                                                                          430,468
                                                                                                                 ----------------
                             SPAIN: 3.7%
         7,700               Banco Popular Espanol SA                                                                     506,995
        53,800       @       Banco Santander Central Hispano SA                                                           667,136
        29,200       @       Repsol YPF SA                                                                                759,555
                                                                                                                 ----------------
                                                                                                                        1,933,686
                                                                                                                 ----------------
                             SWEDEN: 3.2%
        14,500               Electrolux AB                                                                                332,199
        57,900               Nordea Bank AB                                                                               583,680
        80,600               Skandia Forsakrings AB                                                                       401,029
        33,500               Swedish Match AB                                                                             387,516
                                                                                                                 ----------------
                                                                                                                        1,704,424
                                                                                                                 ----------------
                             SWITZERLAND: 5.5%
         9,960               Roche Holding AG                                                                           1,143,242
         4,610               Swiss Reinsurance Co.                                                                        328,011
        11,490               UBS AG                                                                                       963,167
         2,792       @       Zurich Financial Services AG                                                                 464,900
                                                                                                                 ----------------
                                                                                                                        2,899,320
                                                                                                                 ----------------
                             TAIWAN: 0.4%
        26,600               Taiwan Semiconductor Manufacturing Co. Ltd. ADR                                              225,834
                                                                                                                 ----------------
                                                                                                                          225,834
                                                                                                                 ----------------
                             UNITED KINGDOM: 18.8%
        18,400               Anglo American PLC                                                                           434,166
       107,500               BAE Systems PLC                                                                              474,903
       130,533               BP PLC                                                                                     1,270,148
        85,500       @       British Airways PLC                                                                          385,285
        38,800               Enterprise Inns PLC                                                                          590,425
        83,200       @       HSBC Holdings PLC                                                                          1,401,748
       266,900               Legal & General Group PLC                                                                    562,363
        47,900       @       Reed Elsevier PLC                                                                            441,519
       127,900               Rentokil Initial PLC                                                                         361,806
        33,903       @       Royal Bank of Scotland Group PLC                                                           1,138,625
        28,000               Severn Trent PLC                                                                             519,062
       164,400               Shell Transport & Trading Co. PLC                                                          1,406,605
        32,000               Smith and Nephew PLC                                                                         327,431
        61,700       @       Unilever PLC                                                                                 605,301
                                                                                                                 ----------------
                                                                                                                        9,919,387
                                                                                                                 ----------------
                             Total Common Stock
                               (Cost $42,326,896)                                                                      50,561,140
                                                                                                                 ----------------

PRINCIPAL
AMOUNT                                                                                                                VALUE
---------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 4.2%

                REPURCHASE AGREEMENT: 4.2%
$    2,203,000  Goldman Sachs Repurchase Agreement dated 12/31/04, 2.230%, due 01/03/05,
                   $2,203,409 to be received upon repurchase (Collateralized by $2,071,000
                   Various U.S. Government Agency Obligations, 1.625%-5.750%, Market Value
                   plus accrued interest $2,247,837, due 04/15/05-12/15/09)                                      $      2,203,000
                                                                                                                 ----------------
                Total Short-Term Investments
                   (Cost $2,203,000)                                                                                    2,203,000
                                                                                                                 ----------------
                TOTAL INVESTMENTS IN SECURITIES                                                        100.0%    $     52,764,140
                   (COST $44,529,896)*
                OTHER ASSETS AND LIABILITIES-NET                                                         0.0                5,708
                                                                                                       -----     ----------------
                NET ASSETS                                                                             100.0%    $     52,769,848
                                                                                                       =====     ================

@    Non-income producing security
ADR  American Depositary Receipt
GDR  Global Depositary Receipt
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
* Cost for federal income tax purposes is $44,686,078. Net unrealized appreciation consists of:

                  Gross Unrealized Appreciation           $    8,176,231
                  Gross Unrealized Depreciation                  (98,169)
                                                          --------------
                  Net Unrealized Appreciation             $    8,078,062
                                                          ==============

                 See Accompanying Notes to Financial Statements

                                                                       PERCENTAGE OF
INDUSTRY                                                                 NET ASSETS
-------------------------------------------------------------------------------------
Aerospace/Defense                                                           0.9%
Agriculture                                                                 0.7
Airlines                                                                    0.7
Apparel                                                                     0.6
Auto Manufacturers                                                          1.5
Banks                                                                      21.4
Building Materials                                                          0.7
Chemicals                                                                   2.0
Commercial Services                                                         1.3
Diversified Financial Services                                              0.7
Electric                                                                    5.3
Electrical Components and Equipment                                         2.1
Electronics                                                                 1.1
Food                                                                        3.4
Healthcare-Products                                                         1.6
Holding Companies-Diversified                                               0.7
Home Furnishings                                                            2.8
Insurance                                                                   6.0
Iron/Steel                                                                  1.9
Media                                                                       1.6
Mining                                                                      1.7
Miscellaneous Manufacturing                                                 1.3
Office/Business Equipment                                                   0.7
Oil and Gas                                                                 9.6
Pharmaceuticals                                                             6.7
Real Estate                                                                 0.9
Retail                                                                      2.6
Semiconductors                                                              0.4
Software                                                                    1.1
Telecommunications                                                         11.4
Transportation                                                              1.4
Water                                                                       1.0
Repurchase Agreement                                                        4.2
Other Assets and Liabilities, Net                                           0.0
                                                                           -----
NET ASSETS                                                                 100.0%
                                                                           =====

                 See Accompanying Notes to Financial Statements

                           TAX INFORMATION (Unaudited)

Dividends paid during the year ended December 31, 2004 were as follows:

FUND NAME                                      TYPE          PER SHARE AMOUNT
---------                                      ----          ----------------
ING VP Balanced Portfolio
     Class I                                    NII          $        0.2583
     Class S                                    NII          $        0.2536

ING VP Growth and Income Portfolio
     Class I                                    NII          $        0.4487
     Class S                                    NII          $        0.3855

ING VP Growth Portfolio
     Class I                                    NII          $        0.0113
     Class S                                    NII          $            --

ING VP Small Company Portfolio
     Class I                                    NII          $        0.0494
     Class S                                    NII          $        0.0478

ING VP Value Opportunity Portfolio
     Class I                                    NII          $        0.1070
     Class S                                    NII          $        0.0915

ING VP Intermediate Bond Portfolio
     Class I                                    NII          $        1.1120
     Class S                                    NII          $        1.1016
     Class I                                   STCG          $        0.5100
     Class S                                   STCG          $        0.5100
     Class I                                   LTCG          $        0.0529
     Class S                                   LTCG          $        0.0529

ING VP Money Market Portfolio
     Class I                                    NII          $        0.1358

ING VP International Equity Portfolio
     Class I                                    NII          $        0.0940
     Class S                                    NII          $        0.0883

----------
NII - Net investment income
STCG - Short-term capital gain
LTCG - Long-term capital gain

Of the ordinary distributions made during the year ended December 31, 2004, the following percentages qualify for the dividends received deduction available to corporate shareholders:

ING VP Balanced Portfolio:                          36.11%
ING VP Growth and Income Portfolio:                100.00%
ING VP Growth Portfolio:                           100.00%
ING VP Small Company Portfolio:                    100.00%
ING VP Value Opportunity Portfolio:                100.00%

For the year ended December 31, 2004, the following are percentages of net investment income dividends paid by the Funds that are designated as qualifying dividend income subject to reduced income tax rates for individuals:

ING VP Growth and Income Portfolio:                100.00%

During the year ended December 31, 2004, the foreign taxes paid or withheld were $110,399 in total and $0.02 per share for the VP International Equity Portfolio.

Above figures may differ from those cited elsewhere in this report due to differences in the calculation of income and gains under accounting principles generally accepted in the United States of America (book) purposes and Internal Revenue Service (tax) purposes.

Shareholders are strongly advised to consult their own tax advisers with respect to the tax consequences of their investments in the Funds. In January, shareholders, excluding corporate shareholders, receive an IRS 1099-DIV regarding the federal tax status of the dividends and distributions they received in the calendar year.

                  DIRECTOR AND OFFICER INFORMATION (UNAUDITED)

The business and affairs of the Funds are managed under the direction of the Fund's Board of Directors. A director who is not an interested person of the Funds, as defined in the 1940 Act, is an independent director ("Non-Interested Director"). The Directors of the Funds are listed below. The Statement of Additional Information includes additional information about directors of the Registrant and is available, without charge, upon request at 1-800-992-0180.

                                                                                              NUMBER OF
                                                 TERM OF               PRINCIPAL            PORTFOLIOS IN            OTHER
                               POSITION(S)     OFFICE AND            OCCUPATION(S)           FUND COMPLEX        DIRECTORSHIPS
        NAME, ADDRESS           HELD WITH       LENGTH OF              DURING THE              OVERSEEN             HELD BY
           AND AGE             THE COMPANY   TIME SERVED(1)         PAST FIVE YEARS          BY DIRECTOR            DIRECTOR
-----------------------------  -----------  ---------------  -----------------------------  -------------  -------------------------
NON-INTERESTED DIRECTORS:

Albert E. DePrince, Jr.          Director   June 1998 -      Professor of Economics and           48       Director, International
7337 E. Doubletree Ranch Rd.                present          Finance, Middle Tennessee                     Atlantic Economic
Scottsdale, Arizona 85258                                    State University (August 1991                 Society (October 2002 -
Born: 1941                                                   to Present). Formerly,                        Present); Academy of
                                                             Director, Business and                        Economics and Finance
                                                             Economic Research Center                      (February 2001 -
                                                             (August 1999 - August 2002).                  Present).

Maria T. Fighetti                Director   April 1994 -     Retired. Formerly, Attorney,         48       None
7337 E. Doubletree Ranch Rd.                present          New York City Department of
Scottsdale, Arizona 85258                                    Mental Health (June 1973 -
Born: 1943                                                   October 2002) and Associate
                                                             Commissioner (1995 - 2002).

Sidney Koch                      Director   April 1994 -     Financial Adviser,                   48       Director, Northwest
7337 E. Doubletree Ranch Rd.                present          Self-Employed (January 1993 -                 Center for the Arts,
Scottsdale, Arizona 85258                                    present).                                     Torrington, CT.
Born: 1935

Corine T. Norgaard               Director   June 1991 -      Retired. Formerly, Dean,             48       Director/Trustee, Mass
7337 E. Doubletree Ranch Rd.                present          Barney School of Business,                    Mutual Corporate and
Scottsdale, Arizona 85258                                    University of Hartford                        Participation Investors
Born: 1937                                                   (August 1996 - May 2004).                     (April 1997 - Present)
                                                                                                           Director, Advest Trust
                                                                                                           Company (1998 -
                                                                                                           Present); Director,
                                                                                                           Connecticut Health
                                                                                                           Foundation (2002 -
                                                                                                           Present).

Edward T. O'Dell                 Director   June 2002 -      Retired. Formerly,                   48       None
7337 E. Doubletree Ranch Rd.                present          Partner/Chairman of Financial
Scottsdale, Arizona 85258                                    Service Group, Goodwin
Born: 1935                                                   Procter LLP (June 1966 -
                                                             September 2000);

Joseph E. Obermeyer(2)           Director   January 2003 -   President, Obermeyer &               48       None
7337 E. Doubletree Ranch Rd.                present          Associates, Inc. (Consulting
Scottsdale, Arizona 85258                                    firm) (November 1999 -
Born: 1957                                                   Present). Formerly, Senior
                                                             Manager, Arthur Andersen LLP
                                                             (1995 - October 1999).

                                                                                              NUMBER OF
                                                 TERM OF               PRINCIPAL            PORTFOLIOS IN            OTHER
                               POSITION(S)     OFFICE AND            OCCUPATION(S)           FUND COMPLEX        DIRECTORSHIPS
        NAME, ADDRESS           HELD WITH       LENGTH OF              DURING THE              OVERSEEN             HELD BY
           AND AGE             THE COMPANY   TIME SERVED(1)         PAST FIVE YEARS          BY DIRECTOR            DIRECTOR
-----------------------------  -----------  ---------------  -----------------------------  -------------  -------------------------
DIRECTORS WHO ARE "INTERESTED PERSONS"
J. Scott Fox(3)                Director     December 1997    Vice Chairman and Chief            48         Director of IPC
ING Investment                              - present        Operating Officer, ING                        Financial Network,
Management Co.                                               Investment Management                         Inc. (January 2001 -
10 State House Square                                        (September 2002 -                             Present); Director,
Hartford, Connecticut                                        Present); President and                       Metro Hartford
Born: 1955                                                   Chief Executive Officer                       Chamber of Commerce
                                                             (April 2001 - Present).                       and The Greater
                                                             Formerly, Managing                            Hartford Arts Council.
                                                             Director and Chief
                                                             Operating Officer
                                                             (April 1994 -
                                                             April 2001), ING
                                                             Investment Management Co.

Thomas J. McInerney(4)         Director     April 2002 -     Chief Executive Officer,          161         Director, Equitable
7337 E. Doubletree Ranch Rd.                present          ING U.S. Financial                            Life Insurance Co.,
Scottsdale, Arizona 85258                                    Services (September 2001                      Golden American Life
Born: 1956                                                   - Present); Member, ING                       Insurance Co., Life
                                                             Americas Executive                            Insurance Company of
                                                             Committee (2001 -                             Georgia, Midwestern
                                                             Present); ING Aeltus                          United Life Insurance
                                                             Holding Company, Inc.                         Co., ReliaStar Life
                                                             (2000 - Present), ING                         Insurance Co.,
                                                             Retail Holding Company                        Security Life of
                                                             (1998 - Present), and ING                     Denver, Security
                                                             Retirement Holdings, Inc.                     Connecticut Life
                                                             (1997 - Present).                             Insurance Co.,
                                                             Formerly, President, ING                      Southland Life
                                                             Life Insurance Annuity                        Insurance Co., USG
                                                             Company (September 1997 -                     Annuity and Life
                                                             November 2002);                               Company, and United
                                                             President, Chief                              Life and Annuity
                                                             Executive Officer and                         Insurance Co., Inc.
                                                             Director of Northern Life                     (March 2001 -
                                                             Insurance Company (March                      Present); Member of
                                                             2001 - October 2002);                         the Board, Bushnell
                                                             General Manager and Chief                     Performing Arts
                                                             Executive Officer, ING                        Center; St. Francis
                                                             Worksite Division                             Hospital; National
                                                             (December 2000 -                              Conference for
                                                             October 2001), President,                     Community Justice;
                                                             ING-SCI, Inc.                                 and Metro Atlanta
                                                             (August 1997 -                                Chamber of Commerce.
                                                             December 2000);
                                                             President, Aetna
                                                             Financial Services
                                                             (August 1997 -
                                                             December 2000).

----------
(1) Directors serve until their successors are duly elected and qualified, subject to the Board's retirement policy.
(2)  Mr. Obermeyer was elected to the Board on January 1, 2003.
(3) Mr. Fox is an "interested person," as defined under the 1940 Act, because of his relationship with ING Investment Management Co., an affiliate of ING Investments.
(4) Mr. McInerney is an "interested person," as defined under the 1940 Act, because of his affiliation with ING Groep N.V., the parent corporation of the Investment Manager, ING Investments, LLC and the Distributor, ING Funds Distributor, LLC.

       NAME, ADDRESS                   POSITION(S)             TERM OF OFFICE AND            PRINCIPAL OCCUPATION(S) DURING THE
          AND AGE                 HELD WITH THE COMPANY      LENGTH OF TIME SERVED(1)                    PAST FIVE YEARS
----------------------------   ---------------------------  -------------------------   --------------------------------------------
James M. Hennessy              President, Chief Executive   March 2002 - present        President and Chief Executive Officer, ING
7337 E. Doubletree Ranch Rd.   Officer and Chief                                        Investments, LLC (December 2000 -
Scottsdale, Arizona 85258      Operating Officer                                        Present). Formerly, Senior Executive Vice
Born: 1949                                                                              President and Chief Operating Officer, ING
                                                                                        Investments, LLC (April 1995 - December
                                                                                        2000); and Executive Vice President, ING
                                                                                        Investments, LLC (May 1998 - June 2000).

Michael J. Roland              Executive Vice President     April 2002 - present        Executive Vice President, Chief Financial
7337 E. Doubletree Ranch Rd.   and Assistant Secretary                                  Officer and Treasurer, (December 2001 -
Scottsdale, Arizona 85258                                                               Present) and Chief Compliance Officer
Born: 1958                     Principal Financial Officer  March 2002 - present        (October 2004 - Present), ING Investments,
                                                                                        LLC. Formerly, Senior Vice President, ING
                                                                                        Investments, LLC (June 1998 - December
                                                                                        2001).

Stanley D. Vyner               Executive Vice President     March 2002 - present        Executive Vice President, ING Investments,
7337 E. Doubletree Ranch Rd.                                                            LLC (July 2000 - Present) and Chief
Scottsdale, Arizona 85258                                                               Investment Risk Officer (January 2003 -
Born: 1950                                                                              Present); Formerly, Chief Investment Officer
                                                                                        of the International Portfolios, ING
                                                                                        Investments, LLC (August 2000 - January
                                                                                        2003); and Chief Executive Officer, ING
                                                                                        Investments, LLC (August 1996 - August
                                                                                        2000).

Joseph M. O'Donnell            Chief Compliance Officer     November 2004 - present     Chief Compliance Officer of the ING Funds
7337 E. Doubletree Ranch Rd.                                                            (November 2004 - Present). Formerly, Vice
Scottsdale, Arizona 85258                                                               President, Chief Legal Counsel, Chief
Born: 1954                                                                              Compliance Officer and Secretary of Atlas
                                                                                        Securities, Inc., Atlas Advisers, Inc. and
                                                                                        Atlas Funds (October 2001 - October 1004);
                                                                                        and Chief Operating Officer and General
                                                                                        Counsel of Matthews International Capital
                                                                                        Management LLC and Vice President and
                                                                                        Secretary of Matthews International Funds
                                                                                        (August 1999 - May 2001).

Robert S. Naka                 Senior Vice President and    March 2002 - present        Senior Vice President and Assistant
7337 E. Doubletree Ranch Rd.   Assistant Secretary                                      Secretary, ING Funds Services, LLC (October
Scottsdale, Arizona 85258                                                               2001 - Present). Formerly, Senior Vice
Born: 1963                                                                              President, ING Funds Services, LLC (August
                                                                                        1999 - October 2001).

Kimberly A. Anderson           Senior Vice President        December 2003 - present     Senior Vice President, ING Investments, LLC
7337 E. Doubletree Ranch Rd.                                                            (October 2003 - Present). Formerly, Vice
Scottsdale, Arizona 85258                                                               President and Assistant Secretary, ING
Born: 1964                                                                              Investments, LLC (October 2001 - October
                                                                                        2003); Assistant Vice President, ING Funds
                                                                                        Services, LLC (November 1999 - January
                                                                                        2001).

Robyn L. Ichilov               Vice President and           March 2002 - present        Vice President, ING Funds Services, LLC
7337 E. Doubletree Ranch Rd.   Treasurer                                                (October 2001 - Present) and ING
Scottsdale, Arizona 85258                                                               Investments, LLC (August 1997 - Present).
Born: 1967

Lauren D. Bensinger            Vice President               March 2003 - present        Vice President and Chief Compliance
7337 E. Doubletree Ranch Rd.                                                            Officer, ING Funds Distributor, LLC (July
Scottsdale, Arizona 85258                                                               1995 - Present) and Vice President ING
Born: 1954                                                                              Investments, LLC (February 1996 - Present).
                                                                                        Formerly, Chief Compliance Officer
                                                                                        (October 2001 - October 2004), ING
                                                                                        Investments, LLC.

Todd Modic                     Vice President               September 2003 - present    Vice President, Financial Reporting, Fund
7337 E. Doubletree Ranch Rd.                                                            Accounting, ING Funds Services, LLC
Scottsdale, Arizona 85258                                                               (September 2002 - Present). Formerly,
Born: 1967                                                                              Director of Financial Reporting, ING
                                                                                        Investments, LLC (March 2001 - September
                                                                                        2002); Director of Financial Reporting,
                                                                                        Axient Communications, Inc. (May 2000 -
                                                                                        January 2001); and Director of Finance,
                                                                                        Rural/Metro Corporation (March 1995 -
                                                                                        May 2000).

       NAME, ADDRESS                   POSITION(S)             TERM OF OFFICE AND           PRINCIPAL OCCUPATION(S) DURING THE
          AND AGE                 HELD WITH THE COMPANY      LENGTH OF TIME SERVED(1)                   PAST FIVE YEARS
----------------------------   ---------------------------  -------------------------  ---------------------------------------------
Maria M. Anderson              Vice President               September 2004 - present   Vice President, Compliance, ING Funds
7337 E. Doubletree Ranch Rd.                                                           Services, LLC (September 2004 - Present).
Scottsdale, Arizona 85258                                                              Formerly, Assistant Vice President, ING
Born: 1958                                                                             Funds Services, LLC (October 2001 -
                                                                                       September 2004); Manager of Fund
                                                                                       Accounting and Fund Compliance, ING
                                                                                       Investments, LLC (September 1999 -
                                                                                       October 2001).

Theresa K. Kelety              Secretary                    September 2003 - present   Counsel, ING U.S. Legal Services (April 2003
7337 E. Doubletree Ranch Rd.                                                           - Present). Formerly, Senior Associate with
Scottsdale, Arizona 85258                                                              Shearman & Sterling (February 2000 -
Born: 1963                                                                             April 2003); and Associate with Sutherland
                                                                                       Asbill & Brennan (1996 - February 2000).

Susan P. Kinens                Assistant Vice President     March 2003 - present       Assistant Vice President, ING Funds Services,
7337 E. Doubletree Ranch Rd.                                                           LLC (December 2002 - Present); and has
Scottsdale, Arizona 85258                                                              held various other positions with ING Funds
Born: 1976                                                                             Services, LLC for more than the last five
                                                                                       years.

Kimberly K. Palmer             Assistant Vice President     September 2004 - present   Assistant Vice President, ING Funds Services,
7337 E. Doubletree Ranch Rd.                                                           LLC (August 2004 - Present). Formerly,
Scottsdale, Arizona 85258                                                              Manager, Registration Statements, ING
Born: 1957                                                                             Funds Services, LLC (May 2003 - August
                                                                                       2004); Associate Partner, AMVESCAP PL
                                                                                       (October 2000 - May 2003); Director of
                                                                                       Federal Filings and Blue Sky Filings,
                                                                                       INVESCO Funds Group, Inc. (March 1994 -
                                                                                       May 2003).

Huey P. Falgout, Jr.           Assistant Secretary          September 2003 - present   Chief Counsel, ING U.S. Legal Services
7337 E. Doubletree Ranch Rd.                                                           (September 2003 - Present). Formerly,
Scottsdale, Arizona 85258                                                              Counsel, ING U.S. Legal Services (November
Born: 1963                                                                             2002 - September 2003); and Associate
                                                                                       General Counsel of AIG American General
                                                                                       (January 1999 - November 2002).

Robin R. Nesbitt               Assistant Secretary          September 2004 - present   Supervisor, Board Operations, ING Funds
7337 E. Doubletree Ranch Rd.                                                           Services, LLC (August 2003 - Present).
Scottsdale, Arizona 85258                                                              Formerly, Senior Legal Analyst, ING Funds
Born: 1973                                                                             Services, LLC (August 2002 - August 2003);
                                                                                       Associate, PricewaterhouseCoopers
                                                                                       (January 2001 - August 2001); and
                                                                                       Paralegal, McManis, Faulkner & Morgan
                                                                                       (May 2000 - December 2000).

----------
(1) The officers hold office until the next annual meeting of the Directors and until their successors have been elected and qualified.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

INVESTMENT MANAGER
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

ADMINISTRATOR
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

DISTRIBUTOR
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258
1-800-334-3444

TRANSFER AGENT
DST Systems, Inc.
P.O. Box 419368
Kansas City, Missouri 64141

CUSTODIAN
The Bank of New York
100 Colonial Center Parkway, Suite 300
Lake Mary, Florida 32746

LEGAL COUNSEL
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP
99 High Street
Boston, Massachusetts 02110

BEFORE INVESTING, CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE VARIABLE ANNUITY CONTRACT AND THE UNDERLYING VARIABLE INVESTMENT OPTIONS. THIS AND OTHER INFORMATION IS CONTAINED IN THE PROSPECTUS FOR THE VARIABLE ANNUITY CONTRACT AND THE UNDERLYING VARIABLE INVESTMENT OPTIONS. OBTAIN THESE PROSPECTUSES FROM YOUR AGENT/REGISTERED REPRESENTATIVE AND READ THEM CAREFULLY BEFORE INVESTING. INFORMATION REGARDING HOW THE PORTFOLIOS VOTED PROXIES RELATED TO PORTFOLIO SECURITIES DURING THE MOST RECENT 12-MONTH PERIOD ENDED JUNE 30 IS AVAILABLE WITHOUT CHARGE ON THE PORTFOLIOS' WEBSITE AT www.ingfunds.com AND ON THE SEC'S WEBSITE AT www.sec.gov.

[ING FUNDS LOGO]                  VPAR-AFCAPAPPIS                  (1204-021805)